          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. One)

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          CARL KARCHER ENTERPRISES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 DONALD E. DOYLE
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
      Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        $89,457.02

     2) Form, Schedule or Registration Statement No.:

        Form S-4          Registration No. 33-52523

     3) Filing Party:

        CKE Restaurants Inc.

     4) Date Filed:

        4-11-94

                         CARL KARCHER ENTERPRISES, INC.
                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                 APRIL 25, 1994


To the Shareholders of Carl Karcher Enterprises, Inc.


     A Special Meeting of Shareholders of Carl Karcher Enterprises, Inc. ("Enterprises") will be held at Enterprises' principal executive offices, 1200 North Harbor Boulevard, Anaheim, California, on Monday, April 25, 1994 at 9:30 a.m. for the following purposes:


     1. To vote upon a proposal to approve a Plan of Reorganization and Agreement of Merger pursuant to which Enterprises will become a wholly-owned subsidiary of a new Delaware holding company called CKE Restaurants, Inc. (the "Company"), Enterprises' shares will be converted into shares of the Company and certain other changes affecting shareholders' rights will be made (the "Reincorporation Proposal").

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


     Shareholders of record at the close of business on April 13, 1994 will be entitled to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be maintained at the corporate headquarters in the city of Anaheim (at the address shown above) for at least twenty days prior to the meeting.


                                          By Order of the Board of Directors,

                                          Daniel W. Holden
                                          Secretary
Anaheim, California

April 14, 1994


     To assure that your shares will be voted at the meeting, you are requested to sign the attached proxy and return it promptly in the enclosed postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting you may vote in person even though you have sent in your proxy.

PRELIMINARY COPY

                         CARL KARCHER ENTERPRISES, INC.

                             CKE RESTAURANTS, INC.

                            ------------------------

                         PROXY STATEMENT AND PROSPECTUS

                        SPECIAL MEETING OF SHAREHOLDERS


                                 APRIL 25, 1994



     This Proxy Statement and Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Carl Karcher Enterprises, Inc., a California corporation ("Enterprises"), for use at a Special Meeting of Shareholders to be held on April 25, 1994 (the "Meeting"). This Proxy Statement and Prospectus also serves as the Prospectus of CKE Restaurants, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933 with respect to the issuance of up to 20,053,942 shares of Common Stock, $.01 par value, of the Company ("Company Common Stock"), to the shareholders of Enterprises in connection with the proposed formation of the Company as a Delaware holding company for Enterprises as described herein.


     This Proxy Statement and Prospectus does not cover any resales of Company Common Stock received by Enterprises shareholders upon the implementation of the holding company structure as described herein. No person is authorized to make any use of this Proxy Statement and Prospectus in connection with any such resale or in connection with the offer of any other securities.


     It is anticipated that the mailing of this Proxy Statement and Prospectus and accompanying form of Proxy to shareholders will begin on or about April 14, 1994.


                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


       THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS IS APRIL 14, 1994.

                             AVAILABLE INFORMATION

     Attached to this Proxy Statement and Prospectus are the following materials previously filed by Enterprises with the Securities and Exchange Commission:

          (1) Enterprises' Annual Report on Form 10-K for the fiscal year ended January 25, 1993, attached as Appendix I hereto;

          (2) Enterprises' Proxy Statement for its Annual Meeting of Shareholders held on June 16, 1993, attached as Appendix II hereto;

          (3) Certain selected portions of Enterprises' Fiscal 1993 Annual Report to its Shareholders, attached as Appendix III hereto;

          (4) Enterprises' Quarterly Reports on Form 10-Q for the quarters ended May 17, August 9 and November 1, 1993, attached as Appendices IV, V and VI hereto; and

          (5) Enterprises' Current Report on Form 8-K dated September 7, 1993 attached as Appendix VII hereto.

     Each of the foregoing appendices is hereby expressly made part of this Proxy Statement and Prospectus except to the extent that a statement contained in the body of this Proxy Statement and Prospectus modifies or supercedes a statement in any such appendix. Any such statement in any such appendix shall not be deemed, except as so modified or superceded, to constitute a part of this Proxy Statement and Prospectus.

     This Proxy Statement does not contain all of the information set forth in the Registration Statement that the Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 in connection with the proposal to establish a holding company structure described herein. The Registration Statement, including exhibits, may be inspected or copied at prescribed rates at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's Regional Offices in New York, 7 World Trade Center, New York, New York 10048, and Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Enterprises is subject to the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning Enterprises can be inspected at the SEC's office at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and the SEC's Regional Offices in New York, 7 World Trade Center, New York, New York 10048, and Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material, can be obtained from such facilities and the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.


     In connection with the reincorporation described herein, the Company will become subject to the same information, reporting and proxy statement requirements under the Exchange Act as currently apply to Enterprises, and copies of materials will be available for inspection and copying at the offices of the SEC set forth above. In addition, the Company's shares of Common Stock have been authorized for listing on the New York Stock Exchange, and copies of such material that are available for inspection and copying at the offices of the SEC set forth above can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL A SECURITY, OR A SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ENTERPRISES OR OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS.

                            SOLICITATION OF PROXIES

     At the Meeting, the shareholders of Enterprises will be asked (1) to approve the principal terms of a Plan of Reorganization and Agreement of Merger substantially in the form of Appendix A hereto (the "Merger Agreement") pursuant to which Enterprises will become a wholly-owned subsidiary of the Company and the outstanding shares of Common Stock of Enterprises, without par value ("Enterprises Common Stock"), will be converted into shares of Company Common Stock (the "Reincorporation Proposal"), and (2) to transact such other business as may properly come before the Meeting. Your Board of Directors is asking for your proxy for use at the Meeting. A shareholder giving a proxy may revoke it at any time before it is exercised. Any proxy that is not revoked will be voted at the Meeting in accordance with the shareholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares represented thereby will be voted in favor of the Reincorporation Proposal. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting.


     The cost of preparing, assembling and mailing the Notice of Special Meeting, this Proxy Statement and the enclosed proxy card (estimated to be $350,000, of which $136,000 had been incurred by Enterprises through April 7,
1994) will be paid by Enterprises. Enterprises has retained D.F. King to solicit proxies, by mail, in person, or by telephone, at an estimated cost of $10,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of Enterprises may solicit proxies by mail, telephone, telegraph or personal interview; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Enterprises Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by Enterprises for their charges and expenses in connection therewith. It is anticipated that the mailing of proxy materials will begin on or about April 14, 1994.


                             RECORD DATE AND VOTING


     Holders of Enterprises Common Stock of record at the close of business on April 13, 1994, are entitled to notice of, and to vote at, the Meeting. There
were           shares of Enterprises Common Stock outstanding at the record date. A shareholder giving a proxy may revoke it at any time before it is voted by filing with Enterprises' Secretary either a written notice of revocation or a duly executed proxy bearing a later date or by appearing at the Meeting and voting in person. Unless a proxy is revoked, shares represented by a proxy will be voted. On matters for which no contrary voting instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors as shown on the proxy. On a matter for which the "ABSTAIN" or "WITHHOLD VOTE" instruction is given, shares will be voted neither "FOR" nor "AGAINST." Each shareholder will be entitled to one vote per share on the Reincorporation Proposal. Approval of the Reincorporation Proposal requires the affirmative vote of the holders of a majority of the number of shares of Enterprises Common Stock outstanding on the Record Date.

                        PRINCIPAL HOLDERS OF SECURITIES

     The following table lists the shareholders known to Enterprises to be the beneficial owners of more than 5% of the shares of Enterprises Common Stock outstanding as of January 31, 1994.

                                                       AMOUNT AND NATURE OF       PERCENT OF
               NAME AND ADDRESS OF SHAREHOLDER         BENEFICIAL OWNERSHIP        CLASS(1)
        ---------------------------------------------  --------------------       ----------
        Cannae Limited Partnership(2)................        4,343,752(3)            23.3%(3)
          3811 W. Charleston, Suite 210
          Las Vegas, Nevada 89102
        Carl N. Karcher..............................        2,075,073(4)            11.1(4)
          700 North Clementine
          Anaheim, California 92805
        Brinson Partners, Inc........................        1,625,200(5)             8.7(5)
        Brinson Trust Company
        Brinson Holdings, Inc.
        c/o Brinson Partners, Inc.
          209 South LaSalle
          Chicago, Illinois 60604-1295
        Dito-Devcar, Inc.............................        1,199,072(6)             6.4(6)
        Dito-Devcar, LP
        Pickup Charitable Unitrust #1
        Pickup TMP Charitable Trust
        Pickup DRP Charitable Trust
        c/o Mr. Richard H. Pickup
          500 Newport Center Drive, Suite 550
          Newport Beach, California 92660

- ---------------

(1) Calculated based on the 18,676,587 shares of Enterprises Common Stock outstanding on January 31, 1994.

(2) Based on a Schedule 13D, as restated by amendments thereto, filed by the following persons and entities as a group, who have agreed to become Class B Limited Partners of Cannae Limited Partners (the "Partnership"): (a) Folco Development Corporation ("Folco"), c/o William P. Foley II, 2100 S.E. Main Street, Suite 400, Irvine, California 92714; (b) Daniel V., Inc. and the Daniel P. Lane Revocable Trust U/D/T July 10, 1992 (collectively, the "Daniel Entities"), 3811 W. Charleston, Suite 210, Las Vegas, Nevada 89102;
    (c) Frank P. Willey ("Willey"), 2100 S.E. Main Street, Suite 400, Irvine, California 92714; (d) Ce Mar Las Vegas X, Inc., 1700 Lamb Boulevard, Las Vegas, Nevada 89115; (e) Robert L. Berry and Nancy L. Berry, Trustees of the Berry Living Trust dated November 5, 1987, 2100 S.E. Main Street, Suite 400, Irvine, California 92714; (f) Max Hickman, 2100 S.E. Main Street, Suite 400, Irvine, California 92714; and (g) Vince Salvatore and Anna M. Salvatore, Trustees of the Salvatore Family Trust dated November 8, 1991, 22932 Calle Azoria, Mission Viejo, California 92692. Such restated Schedule 13D also states that the following persons will become Class B Limited Partners upon completion of certain documents and the making of certain capital contributions to the Partnership: (a) Lawrence Calida, 2100 S.E. Main Street, Suite 400, Irvine, California 92714; (b) Wayne Diaz, 5925 Stoneridge Drive, P.O. Box 10425, Pleasanton, California 94588; (c) Carl Strunk, 2100 S.E. Main Street, Suite 400, Irvine, California 92714; (d) Ron Maggard, 5700 Division Street, Suite 204, Riverside, California 92506 and (e) Daniel M. Culnane, 17352 Daimler Street, Second Floor, Irvine, California 92714. The aggregate number of shares set forth above includes: (1) 3,820,002 shares held by the Partnership; (2) 463,750 shares held by Folco; (3) 50,000 shares held in the aggregate by the Daniel Entities; and (4) 10,000 shares held by Willey. The restated Schedule 13D states that the Class A Limited Partner of the Partnership is Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust") (see the table above and related footnotes). In its Schedule 13D, the Trust and Mr. and Mrs. Karcher disclaim beneficial ownership of the Partnership's shares. The General Partner of the Partnership is Bognor Regis, Inc., a Nevada corporation. According to the
    Schedule 13D, William P. Foley II is the President of Bognor Regis, Inc. and owns and controls Folco.

(3) The restated Schedule 13D states that each of the Class B Limited Partners described in Footnote (2) have sole voting and shared dispositive power with respect to such shares.

(4) Based on a Schedule 13D, as restated by amendments thereto, filed by the Trust, which states (w) that the Trust is the beneficial owner of 1,630,362 shares; (x) that the Trust has the right to make an optional prepayment of $3,000,000 to the Partnership no later than June 10, 1994 and upon such prepayment the Partnership will transfer back to the Trust 411,112 shares;
    (y) that 33,000 shares are held of record by the Carl N. and Margaret M. Karcher Foundation, the beneficial ownership of which the Trust, and Mr. and Mrs. Karcher disclaim and (z) that Mr. Karcher is individually the beneficial owner of 539 shares and Mrs. Karcher individually is the beneficial owner of 60 shares. Mr. Karcher is described as the sole Trustee of the Trust and as having the sole right to vote the Trust's shares and, subject to certain limitations set forth in the Trust's governing instruments, to dispose of the Trust's shares. Mr. Karcher and Margaret M. Karcher, his wife, are described as the lifetime beneficiaries of the Trust. The Trust and Mr. and Mrs. Karcher disclaim any beneficial ownership in the 3,820,002 shares owned by the Partnership.

(5) Based on a Schedule 13G and amendments thereto filed by Brinson Partners, Inc. on behalf of the named entities and includes 746,293 shares held by Brinson Partners, Inc. and 878,907 shares held by Brinson Trust Company.

(6) Based on a Schedule 13D, as restated by amendments thereto, filed by the following persons and entities as a group: (a) Dito-Devcar, Inc. with respect to 1,004,000 shares; (b) Dito-Devcar, LP with respect to 6,500 shares; (c) Pickup Charitable Unitrust #I with respect to 38,500 shares; (d) Pickup TMP Charitable Trust with respect to 75,036 shares and (e) Pickup DRP Charitable Trust with respect to 75,036 shares.

     All of the shareholders in the foregoing table together hold 8,831,985 shares, or 47.3% of the outstanding shares of Enterprises' Common Stock. If such shareholders vote in favor of the Reincorporation Proposal, the Reincorporation Proposal would almost certainly be approved.

                              RECENT DEVELOPMENTS


BOSTON CHICKEN DEVELOPMENT AGREEMENT



     In January 1994, Enterprises entered into the Development Agreement with Boston Chicken, Inc. ("BCI") that grants rights to Enterprises, as a franchisee of BCI, to develop and operate 200 Boston Chicken Stores (with an option, at the Enterprises' election, to develop 100 more stores) in three designated areas of California (the "Designated Markets"). The Designated Markets comprise a specified market area around Sacramento, the County of San Diego and nine counties in the greater Los Angeles area (including the counties of Los Angeles, Orange, Riverside, Santa Barbara, San Bernardino and San Luis Obispo). Enterprises plans to achieve a rapid and cost-effective roll-out of Boston Chicken Stores by first converting a number of Carl's Jr. Restaurants. Of the first 50 Boston Chicken Stores, Enterprises anticipates that between 30 and 40 will be converted Carl's Jr. Restaurants. By converting these selected Carl's Jr. Restaurants, management's strategy is designed to accelerate the development of Boston Chicken Stores in the Designated Markets, achieve a sales and profit shift to surrounding Carl's Jr. locations and eliminate certain underperforming Carl's Jr. restaurants. The Company does not currently anticipate converting any additional Carl's Jr. Restaurants to Boston Chicken Stores after the initial 30 to 40 conversions are completed.



     Boston Chicken Stores specialize in complete meals featuring rotisserie roasted chicken, fresh-baked chicken pot pies, a variety of chicken sandwiches, chicken soup and fresh vegetables, salads and other side dishes, including real mashed potatoes, corn, stuffing and creamed spinach, as well as beverages and desserts. Boston Chicken Stores offer meals with the convenience and value associated with fast food, but the quality and freshness associated with traditional home cooking. The signature menu item is chicken that is marinated and then slow-roasted in rotisserie ovens in full view of the customer. The Company believes that the Boston Chicken Store concept has proven to be successful to date in other areas of the United States and is well suited to California consumer tastes.

NEW YORK STOCK EXCHANGE LISTING



     In April 1994, the shares of Common Stock were authorized for listing on the New York Stock Exchange under the symbol "CKR" Enterprises' shares of Common Stock are currently quoted on the NASDAQ National Market System.



                      SUMMARY OF REINCORPORATION PROPOSAL



     The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus, and is qualified in its entirety by the detailed information contained elsewhere herein, the Appendices hereto and the documents referred to herein, to which reference is made for a more complete discussion of the matters summarized below.



GENERAL



     The Company is a wholly-owned subsidiary of Enterprises recently organized under the laws of the State of Delaware. The Company has two wholly-owned subsidiaries, Boston Pacific, Inc. ("Boston Pacific"), which was formed to develop, own and operate Boston Chicken Stores, and a newly-formed California subsidiary ("California Subsidiary"), organized solely for purposes of effecting the merger (the "Merger") contemplated by the Reincorporation Proposal. As a result of the Merger, California Subsidiary will be merged into Enterprises, California Subsidiary will disappear, and Enterprises will be the surviving entity and a wholly-owned subsidiary of the Company along with Boston Pacific.



     Upon the consummation of the Merger, shareholders of Enterprises will become stockholders of the Company and will receive one share of Common Stock of the Company in exchange for each share of Common Stock of Enterprises held by them. See "REINCORPORATION PROPOSAL."



REASONS FOR FORMATION OF HOLDING COMPANY



     In January 1994, Enterprises entered into an area development agreement with Boston Chicken, Inc. ("BCI") that grants rights to Enterprises, as a franchisee of BCI, to develop and operate 200 Boston Chicken Stores (with an option, at Enterprises' election, to develop 100 more stores) in three designated areas of California. Management believes that it would be in the best interests of the Company to conduct the operations of its Carl's Jr. Restaurants and Boston Chicken Stores through separate subsidiaries. Upon the adoption and implementation of the Reincorporation Proposal, the Company will be the holding company for both Enterprises, the subsidiary through which the Company will conduct its Carl's Jr. Restaurant operations, and Boston Pacific, the subsidiary through which the Company will conduct its Boston Chicken Store operations. See "REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY -- Operation of Carl's Jr. Restaurants and Boston Chicken Stores through Separate Subsidiaries."



REASONS FOR REINCORPORATION IN DELAWARE



     By reincorporating in the State of Delaware, the Company will be able to avail itself of that state's practice of developing and implementing flexible corporation laws that are conducive to the operational needs and independence of corporations domiciled in that state. These laws include the ability to eliminate the liability of directors for certain breaches of their fiduciary duty. See "REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY -- Delaware Corporation Law" and "-- Elimination of Director Liability," "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY," and "SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE."



REDUCED VULNERABILITY TO TAKEOVERS



     If the Reincorporation Proposal is adopted and implemented, the Company's Certificate of Incorporation and Bylaws would include various features intended to render more difficult certain unsolicited or hostile attempts to take over the Company. Although these features are intended to ensure that stockholders of the Company receive a fair price for their shares by encouraging any person who might seek to acquire control of the Company first to consult with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination, they may also discourage hostile takeover attempts or tender offers for control of the Company that might be approved by many or even a majority of the Company's stockholders. See "REINCORPORATION PROPOSAL -- General," "REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY -- Reduced Vulnerability to Takeovers" and "-- Possible Disadvantages," "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY," and "SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE."



VOTE REQUIRED FOR APPROVAL



     The affirmative vote of the holders of a majority of the number of shares of Enterprises Common Stock outstanding on the Record Date is required to approve the Reincorporation Proposal.



RECOMMENDATION OF BOARD OF DIRECTORS



     The Board of Directors of Enterprises believes that the Reincorporation Proposal is in the best interests of Enterprises' shareholders and recommends a vote in favor of the proposal. See "REINCORPORATION PROPOSAL."



FEDERAL INCOME TAX CONSEQUENCES



     The Merger is intended to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended. Assuming such tax treatment, no gain or loss will be recognized by the shareholders of Enterprises upon the conversion of their shares of Enterprises Common Stock into shares of Company Common Stock, and the basis of the shares of Company Common Stock received by such shareholder of Enterprises will be the same as the basis of the shares of Enterprises Common Stock held by such shareholder immediately prior to the Merger. Shareholders should consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the Merger. See "CERTAIN FEDERAL TAX CONSIDERATIONS."



DISSENTERS' RIGHTS OF APPRAISAL



     Dissenters' rights are not available to shareholders of Enterprises with respect to the Merger.



EXCHANGE OF CERTIFICATES



     After the Merger, each outstanding certificate representing a share or shares of Enterprises Common Stock will continue to represent the same number of shares of the Company. It will not be necessary for shareholders of Enterprises to exchange their existing stock certificates for stock certificates of the Company. See "REINCORPORATION PROPOSAL -- General."


                            REINCORPORATION PROPOSAL


     General. The Board of Directors of Enterprises believes that the best interests of Enterprises and its shareholders will be served by the merger contemplated by the Reincorporation Proposal (the "Merger"). Enterprises has caused the Company to be organized as a new Delaware corporation . Immediately prior to the Merger, the Company will have no assets or liabilities except (1) a nominal amount of cash paid in by Enterprises for shares of Common Stock of the Company, (2) the stock of a newly-formed California subsidiary ("California Subsidiary"), having no assets or liabilities other than a nominal amount of cash, and (3) the stock of a recently formed California Subsidiary, Boston Pacific, which was formed to develop, own and operate Boston Chicken Stores in Southern California and metropolitan Sacramento.

     When the Merger becomes effective (the "Effective Time"), California Subsidiary will be merged into Enterprises, California Subsidiary will disappear, and Enterprises will survive the Merger and become a wholly-owned subsidiary of the Company. Each outstanding share of Enterprises Common Stock will be converted by operation of law into one share of Company Common Stock. As a result of the Merger, the shareholders of Enterprises will become stockholders of the Company and their rights will become subject to the Certificate of Incorporation and Bylaws of the Company, which will be substantially in the forms of Appendices B and C hereto. Following the Merger, the Company will be the holding company for Enterprises, the subsidiary through which the Company will conduct its Carl's Jr. Restaurant operations, and Boston Pacific, the subsidiary through which the Company will conduct its Boston Chicken Store operations. By establishing this holding company structure, the Company believes that the management of these two chains will be facilitated, the operations of the two businesses will be kept distinct, and, consequently, the Company will be able to more effectively develop the growth of both.

     The Certificate of Incorporation and Bylaws of the Company include various features (the "Antitakeover Provisions") intended to render more difficult certain unsolicited or hostile attempts to take over the Company. The Board believes that such attempts would disrupt the Company, divert the attention of the Company's directors, officers and employees and adversely affect the Company's operations. These features include, among other things, the establishment of a classified Board of Directors with staggered terms of office, the requirement of a supermajority vote of stockholders to approve certain business combinations, the continuation of cumulative voting of shares for directors and the elimination of the right of stockholders to call special stockholders' meetings or to act by written consent. These matters are described more fully below and in Appendices B and C hereto.


     Approval of the Reincorporation Proposal would also afford the directors of Enterprises, all of whom would become directors of the Company, protection against certain liability for monetary damages arising out of certain breaches of their fiduciary duties as directors, as described more fully below and in Appendices B and C. The Certificate of Incorporation contains an authorized capital of 50,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value, which is substantially more authorized shares than Enterprises currently has. After approval of the Reincorporation Proposal, the Board of Directors, without further stockholder approval, would have the authority to issue the additional authorized shares of Common Stock, from time to time, at prices the Board deems appropriate. The Board would also be authorized to issue such series and classes of Preferred Stock with such terms (including dividend and interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters) as the Board deems appropriate. Such provisions will allow the Company the flexibility to sell Common Stock, securities convertible into Common Stock and Preferred Stock to finance operations and future expansion. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY -- Authorized Shares of Stock." The provision of the Company's Certificate of Incorporation relating to the limitation of director liability, and the increase in authorized capitalization, together with the Antitakeover Provisions are hereinafter referred to as the "Charter Provisions." THE REINCORPORATION PROPOSAL, THE PROPOSED ANTITAKEOVER PROVISIONS, THE INCREASED AUTHORIZED CAPITALIZATION AND THE LIMITATION ON DIRECTOR LIABILITY CONSTITUTE ONE PROPOSAL FOR SHAREHOLDER APPROVAL. A VOTE FOR THE REINCORPORATION PROPOSAL WILL THEREFORE ALSO CONSTITUTE A VOTE FOR THE MERGER AGREEMENT AND ALL OF THE CHARTER PROVISIONS.


     After the Merger, each outstanding certificate representing a share or shares of Enterprises Common Stock will continue to represent the same number of shares of the Company. THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF ENTERPRISES TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE COMPANY. A par value of $.01 has been established for shares of the Company Common Stock for the purpose of reducing certain filing fees in the State of Delaware. The proposed Antitakeover Provisions are permitted under Delaware law.

     It is possible, of course, that the reincorporation transaction and the adoption of the Antitakeover Provisions will discourage hostile takeover attempts or tender offers for control of the Company that might be approved by many, or indeed by a majority, of the Company's stockholders. See "REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY -- Possible Disadvantages," below. More specifically, the beneficial ownership of the Company Common Stock by the stockholders named under "PRINCIPAL HOLDERS OF SECURITIES," coupled with the Supermajority Vote Requirements set forth in Article XI of the Certificate of Incorporation of the Company and described below under "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY -- Increased Shareholders Vote Required in Certain Business Combinations and Other Transactions," will effectively enable such stockholders to veto certain proposed transactions that many stockholders of the Company might desire or believe to be beneficial.

     It is also possible that the provisions of the Company's Certificate of Incorporation with respect to the limitation of liability of directors could result in one or more directors avoiding liability for monetary damages under circumstances where many stockholders believe liability should be imposed.

     In accordance with California law, the affirmative vote of the holders of at least a majority of the outstanding shares of Enterprises' Common Stock is required for approval of the Reincorporation Proposal, including approval of the principal terms of the Merger Agreement, the Charter Provisions and the other terms of the proposed Merger. The proposed reincorporation transaction and the adoption of the Charter Provisions were unanimously approved by Enterprises'
Board of Directors at its meeting held on March   , 1994.

     ACCORDINGLY, THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE REINCORPORATION PROPOSAL.

     The discussion contained herein is qualified in its entirety by, and should be read in conjunction with, the Merger Agreement, the Certificate of Incorporation and the Bylaws of the Company, copies of which are attached hereto as Appendices A, B and C, respectively.

     No Change in the Business or Physical Location of Enterprises. The establishment of a Delaware holding company will cause the shareholders of Enterprises to be stockholders of a company with a different legal domicile and will effect certain other changes of a legal nature, the most significant of which are described in this Proxy Statement. However, the proposed establishment of a holding company will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or net worth of the Company (other than due to the costs of the transaction). Although the Certificate of Incorporation of the Company will permit the Board of Directors to change the authorized number of directors from time to time, initially the authorized number of directors will remain at nine and the composition of the Board of the Company will remain composed of those persons elected as directors of Enterprises. If the Reincorporation Proposal is approved, however, such directors will be assigned to one of three classes at the Annual Meeting of the Company to be held in June 1994 and will serve initial terms of either one, two or three years, depending on their class.

     Right of Dissenting Shareholders. Dissenters' rights are not available to shareholders of Enterprises with respect to the proposed Merger.

     Federal Income Tax Consequences of the Merger. Enterprises has been advised by legal counsel that the Merger should qualify as a tax-free reorganization. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

               REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY

OPERATION OF CARL'S JR. RESTAURANTS AND BOSTON CHICKEN STORES THROUGH SEPARATE SUBSIDIARIES

     In January 1994, Enterprises entered into an area development agreement with Boston Chicken, Inc. ("BCI") that grants rights to Enterprises, as a franchisee of BCI, to develop and operate 200 Boston Chicken Stores (with an option, at Enterprises' election, to develop 100 more stores) in three designated areas of California. These areas comprise a specified market area around Sacramento, the County of San Diego and nine counties in the greater Los Angeles area (including the counties of Los Angeles, Orange, Riverside, Santa Barbara, San Bernardino and San Luis Obispo).


     After entering into this development agreement, management determined that it would be in the best interests of the Company to conduct the operations of its Carl's Jr. Restaurants and Boston Chicken Stores through separate subsidiaries. Following the Merger, the Company will be the holding company for Enterprises, the subsidiary through which the Company will conduct its Carl's Jr. Restaurant operations, and Boston Pacific, the subsidiary through which the Company will conduct its Boston Chicken Store operations. Both Enterprises and Boston Pacific will have separate management teams overseeing their operations. These management teams will report directly to the executive officers of the Company. See "MANAGEMENT." Management believes that the establishment of two separate management teams in two separate subsidiaries, with the holding company's executive officers supervising both, will promote the development of both operations. The Company will be able to more easily keep the operations of the two entities distinct. This structure will also facilitate the financing of one of the two entities when the other does not have any financing requirements at the time. In addition, the Company expects to be able to more efficiently monitor and manage the revenues and costs associated with each operation, as well as corporate overhead, through the establishment of the holding company structure. The Company also anticipates that the establishment of the holding company may help insulate the holding company and each subsidiary from the liabilities of the other entities. The operational advantages that the Company is seeking through the establishment of a holding company structure could be achieved without the adoption of the Antitakeover Provisions also being proposed for shareholder approval concurrently herewith. See "Reduced Vulnerability to Takeovers" below.


DELAWARE CORPORATION LAW

     The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws that are conducive to the operational needs and independence of corporations domiciled in that state. The corporation law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues. Moreover, the Delaware courts have repeatedly shown their willingness to accelerate the resolution of such complex corporate legal issues within the very limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the Delaware General Corporation Law will continue to be interpreted and construed in significant court decisions, thus lending predictability to the Company's corporate legal affairs.

     Furthermore, many of the Charter Provisions, including the institution of a classified Board of Directors, the elimination of the right of stockholders to call special meetings of stockholders, the granting of authority to the Board of Directors, without stockholder approval, to establish and change the authorized number of directors and the limitation of director liability for certain breaches of fiduciary duty are permitted under Delaware law, but are not permitted under California law. See "SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE."

ELIMINATION OF DIRECTOR LIABILITY

     In 1986, Delaware adopted new legislation permitting corporations incorporated under its laws to adopt provisions in their certificates of incorporation limiting or eliminating the liability of directors for certain breaches of their fiduciary duty. The Board of Directors believes that such a limitation on director liability, which is not presently permitted under Enterprises' Articles of Incorporation, is extremely important in attracting and retaining qualified directors, especially in the present climate of limited availability of insurance for officers and directors against such liability.

REDUCED VULNERABILITY TO TAKEOVERS

     The Reincorporation Proposal, including the Antitakeover Provisions, is intended to reduce the Company's vulnerability to unsolicited or hostile attempts to obtain control of the Company and to increase the likelihood that stockholders will receive a fair price for their shares in transactions relating to such attempts. The Board of Directors does not know of any pending or contemplated attempt by any outsider to acquire control of Enterprises, but is aware that other companies and their shareholders have been subjected to various tactics that would be contrary to the best interests of Enterprises and its shareholders. For example, outsiders frequently accumulate substantial stock positions in public corporations in order to force a merger or other business combination in which certain of the corporation's shareholders receive less valuable consideration for their shares than other shareholders or to force the corporation itself to repurchase the outsider's block at a premium. Such a premium is often obtained through express or implied threats of disruptive tactics. In some instances, the accumulation of stock is a prelude to a proposal to restructure the corporation or to sell all or a portion of its assets to repay debt incurred by the outsider to purchase the shares. In many cases, such persons have sought representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented. If the corporation resists these efforts to obtain representation or declines to repurchase their stock at a premium, such persons may commence proxy contests to try to elect themselves or their nominees to the board of directors to replace directors elected by other shareholders or even to replace the entire board.

     The suddenness of a tender or exchange offer or other hostile attempt to acquire control of Enterprises may often deprive the shareholders of an adequate opportunity to evaluate the merits of the proposed transaction. Shareholders may be tempted or encouraged to act hastily without adequate evaluation of available alternatives that may maximize the value of their investments. Forming a considered judgment with respect to such a proposal requires, among other things, an assessment of its fairness, an analysis of its tax implications for shareholders and the corporation, and consideration of the impact of the transaction on the corporation, its shareholders, employees and others. Takeover bids that have not been approved by the Board of Directors may be timed to take advantage of temporarily depressed stock prices or designed to foreclose or minimize the possibility of more favorable competing bids. In addition, such bids may involve the acquisition of only a controlling interest in the corporation's stock without affording all shareholders the opportunity to sell on the same terms. If the buyer does not acquire all outstanding shares through the initial transaction, the remaining shareholders may find the value of their investment reduced by the adoption of corporate policies and practices significantly different from those upon which they based their investment decision. There is no guarantee that in any subsequent transaction the remaining shareholders will receive a fair price for their shares or a price that is equal to the price paid to obtain control. It must be noted, of course, that shareholders could still be subject to similar problems, uncertainties and time pressures with respect to such a proposal approved by the Board of Directors, but the Board believes such problems are more likely to be alleviated if such a proposal is first reviewed and evaluated by the Board of Directors.

     The Antitakeover Provisions are designed to encourage any person who might seek to acquire control of the Company first to consult with the Company's Board of Directors and to negotiate the terms of any tender offer or proposed business combination. The Board believes that, for the protection of the Company's stockholders, any proposed acquisition of control of the Company, and any proposed business combination in which the Company might be involved, should be thoroughly studied by the Company's Board of Directors to assure that such transaction would be in the best interests of the Company and its stockholders and that all of the Company's stockholders be treated fairly. In general, the proposed Antitakeover Provisions require stockholder approval by at least
66 2/3% of the voting power of outstanding shares for certain corporate actions (for example, approval of Business Combinations (as defined below) involving an Interested Stockholder (as defined below) or the amendment of certain charter or bylaw provisions), but in most instances dispense with such supermajority requirement if the proposal is approved by 66 2/3% of the directors. Thus, in determining the advisability of the Antitakeover Provisions, shareholders should consider that the Antitakeover Provisions will, in certain circumstances described below, frustrate the ability of holders of a majority of the outstanding shares of Company Common Stock to effect certain corporate transactions. See "SIGNIFICANT DIFFER-

ENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY."

     As noted above, the Reincorporation Proposal, including the adoption of the Antitakeover Provisions, is not being proposed in response to any present attempt known to the Board of Directors to acquire control of Enterprises, to obtain representation on Enterprises' Board of Directors or to take significant corporate action. Rather, the Board of Directors believes that the Reincorporation Proposal and the Antitakeover Provisions are prudent and in the best interests of Enterprises and its shareholders and should be adopted for their protection. The Board further believes that it is appropriate to adopt the proposed Antitakeover Provisions at a time when no such transaction is pending or known by the Board to be contemplated, since their existence would reduce the likelihood of an unsolicited or hostile attempt to acquire control of the Company in an unfair or inequitable manner and thus reduce the likelihood that the Company would be required to incur significant expense and be subject to substantial disruption in connection with such an attempt. Certain additional benefits and detriments of the Antitakeover Provisions are discussed below under "Possible Disadvantages" and "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY" below.

     The Board of Directors does not have any current plans to propose amendments to the Company's charter documents that may have "antitakeover" implications, other than as described in this Proxy Statement. The Articles of Incorporation and Bylaws of Enterprises do not currently contain provisions intended by the Company to have "antitakeover" effects.

POSSIBLE DISADVANTAGES

     The significant limitations on director liability resulting from approval of the Reincorporation Proposal could have the effect of excusing one or more directors from personal monetary liability for damages under circumstances where a shareholder believes that such liability is warranted. The Board of Directors believes, however, that this possibility is outweighed by the importance of being able to attract and retain qualified directors who might otherwise be unwilling to serve because of the risks of liability involved.

     To the extent the Reincorporation Proposal is effective in discouraging any takeover attempts, it will be to the advantage of stockholders only to the extent any enhanced power of the Board of Directors is utilized wisely and for the benefit of all stockholders. Also, approval of the Antitakeover Provisions could discourage or frustrate future attempts (for example, by means of tender offers for, or open market purchases of, Company Common Stock) to acquire control of the Company that are not approved by a majority of the Independent Directors (as defined below), but which the holders of a majority of outstanding shares may believe to be in their best interests. For example, the Antitakeover Provisions under certain circumstances described more fully below require the approval of 66 2/3% of the Company's stockholders for certain significant transactions involving the Company. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY -- Increased Shareholder Vote Required in Certain Business Combinations and Other Transactions." As a result of the adoption of the Antitakeover Provisions, a small group of the current shareholders could effectively prevent approval of such transactions. See "PRINCIPAL HOLDERS OF SECURITIES."

     In addition, because tender offers are often made at a substantial premium above market price, and as large purchases made in the open market often result in temporary increases in the market price of such shares, stockholders might not be afforded the opportunity to sell their shares at such premium prices if the proposed Antitakeover Provisions should discourage such tender offers or open market purchases. The proposed Antitakeover Provisions could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or a change in the composition of the incumbent Board of Directors, even if many stockholders considered such actions to be beneficial. Furthermore, adoption of the Antitakeover Provisions will not necessarily ensure or guarantee that stockholders will receive a price for their shares in connection with an acquisition of control of the Company that reflects the value of such shares, or that the price received will be fair or equitable, although in the opinion of the Board of Directors the likelihood that the price will reflect such value and be fair and equitable will be increased by adoption of the Antitakeover Provisions.

     The institution of a classified Board of Directors makes it more difficult for stockholders who do not approve of the policies of the Board to elect a majority of the members. In addition, the three-year term for incumbent directors may make directors less responsive to the desires of individual stockholders.

CERTAIN DEFINITIONS

     The Certificate of Incorporation of the Company includes definitions of the following terms, which are summarized below:

     "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

     "Associate," when used to indicate a relationship with any person, means
(i) any corporation or organization of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

     "Beneficially Owns" generally means, with respect to any security, the sole or shared power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote or dispose of such security, as more specifically defined in Rule 13d-3 under the Exchange Act.

     "Business Combination," when used in reference to the Company and any Interested Stockholder of the Company, means:

          (i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Stockholder, or (B) with any other corporation if the merger or consolidation is caused by the Interested Stockholder;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Company, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Company, or of any direct or indirect majority-owned subsidiary of the Company, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

          (iii) any transaction that results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Stockholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Company subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of said stock, or (D) any issuance or transfer of stock by the Company; provided, however, that in no case under clauses (B) through (D) above shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the Company or of the voting stock of the Company;

          (iv) any transaction involving the Company or any direct or indirect majority-owed subsidiary of the Company that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary that is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

          (v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Company or any direct or indirect majority-owned subsidiary.

     "Interested Stockholder" means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (1) Beneficially Owns 5% or more of the outstanding Voting Stock, (2) is an Affiliate or Associate of the Company and Beneficially Owned 5% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, or (3) is an Affiliate or Associate of a Person described in (1) or (2) preceding; provided, however, that the term "Interested Stockholder" shall not include (i) any Person who (a) Beneficially Owned shares in excess of the 5% limitation set forth herein as of the first date upon which shares of Voting Stock of the Company are held of record or beneficially by more than one hundred (100) stockholders and continued to Beneficially Own shares in excess of such 5% limitation or would have Beneficially Owned such shares but for action by the Company or (b) acquired such shares from a Person described in
(a) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (ii) any person whose ownership of shares in excess of the 5% limitation set forth herein is the result of action taken solely by the Company; provided, however, that such person shall be an Interested Stockholder if thereafter such person acquires additional shares of Voting Stock except as a result of further corporation action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Stockholder, (1) the Voting stock deemed to be outstanding shall include stock deemed to be owned by the person through application of Section 2.03(c)(8) of the Delaware General Corporation Law, except that the Voting Stock deemed to be outstanding shall not include any other unissued stock of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and (2) a person engaged in business as an underwriter of securities shall not be deemed to own any Voting Stock acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

     "Person" or "person" means any individual, corporation, partnership, unincorporated association or other entity.

     "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of directors of the Company.

        SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY

     The Certificate of Incorporation of the Company will differ from the Articles of Incorporation of Enterprises in the principal respects described below.

CLASSIFIED BOARD OF DIRECTORS, REMOVAL OF DIRECTORS AND RELATED MATTERS

     At present, all directors of Enterprises are elected annually to one-year terms. Upon the effectiveness of the Merger, the directors of Enterprises will be the directors of the Company to serve as such until their terms have expired and successors have been elected. Article X of the Certificate of Incorporation of the Company provides that the Board of Directors will be divided into three classes, each class to consist as nearly as possible of one-third of the directors. The term of office of the Class I directors will expire at the 1995 annual meeting of stockholders, the term of the Class II directors will expire at the 1996 annual meeting, and the term of the Class III directors will expire at the 1997 annual meeting. At each annual meeting beginning with the 1995 annual meeting, only one class of directors will be elected, and they will serve for a three-year term and until their successors are elected. Thus, the regular term of only one class of directors will expire each year and each director will stand for election only once in each three-year period. If the Reincorporation Proposal is approved, the nominees for election as directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 1994 will be assigned to one of the three classes of directors of the Company.

     Article X of the Certificate of Incorporation also provides that directors of the Company may be removed only for cause and only by the affirmative vote of holders of a majority of the Company's Voting Stock. Thus, a third party seeking to gain control of the Board of Directors may be forced to await the expiration of the respective terms of incumbent directors, unless there were cause and sufficient voting strength to remove a particular director or directors. The Board of Directors believes that once a person is elected to the Board of Directors for a specific, fixed term, that director should not be subject to arbitrary or capricious removal, especially at the whim of an outsider who acquires shares for the purpose and with the intent of ousting incumbent directors who oppose the outsider's policies and practices with respect to the Company. It must be noted, of course, that this provision would also prevent the removal of a director in mid-term by other stockholders unless cause exists and the removal is approved by the holders of a majority of the Voting Stock of the Company. This provision is expected to enable and encourage qualified persons to serve as directors without concern for possible arbitrary removal without cause. Directors of Enterprises can be removed without cause by a shareholder vote, but only if the number of shares voted against removal or not voted would be insufficient to elect the director with cumulative voting. Directors of Enterprises may be removed for cause only (i) by order of a court sought by shareholders holding at least 10% of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) by the Board, upon declaration of the vacancy of the office of a director declared of unsound mind by an order of court or convicted of a felony. "Cause" is not defined in the Delaware statute.

     Article X gives the Company's Board of Directors a greater likelihood of continuity and experience, since, except in the case of vacancies filled by the Board of Directors, at any one time approximately one-third of the directors will have served for at least two years, approximately one-third will have served for at least one year and removal of a director will be more difficult. Although the Board of Directors is not aware of any problems experienced by Enterprises in the past with respect to continuity and stability, the Board believes that a classified Board of Directors will decrease the likelihood that problems of continuity and stability might arise in the future. The Board of Directors is aware that in recent years there have been a number of disruptive attempts to obtain control of corporations through the acquisition of a significant minority position and the election of a new slate of directors. A classified Board will serve as an obstacle to any such attempts, and, at a minimum, two successive annual meetings of stockholders will normally be required in order to elect a majority of the Board.

     Instituting a classified Board of Directors may, however, deter certain mergers, tender offers, proxy contests or other future attempts to acquire control of the Company that some or a majority of stockholders may deem to be in their best interests. In addition, stockholders who do not approve of the policies of the Board of Directors will be unable to elect a majority of the members of the Board for a minimum period encompassing two annual meetings of stockholders, unless such stockholders are able to obtain the removal of incumbent directors for cause. The three-year term for incumbent directors may also make directors less responsive to desires of individual stockholders.

     Enterprises' Articles of Incorporation provide that the number of directors will be not less than six nor more than nine, with the exact number of authorized directors to be fixed in the Bylaws of Enterprises within that range, from time to time, by the shareholders or Board of Directors. Under California law, the range of authorized directors of Enterprises can only be changed with shareholder approval, while Article VIII of the Certificate of Incorporation of the Company provides that the number of directors that shall constitute the whole Board shall be as specified in the Bylaws of the Company. Article XIII of the Certificate of Incorporation authorizes the Board of Directors to make, alter, amend, repeal or rescind the Company's Bylaws. Consequently, the Board of Directors, subject to limited exceptions and restrictions, has the power to change the authorized number of directors of the Company. The Bylaws of the Company provide that the number of directors of the Company shall be nine, the same as the number currently fixed under Enterprises' Bylaws.

     Section 3.5 of the Bylaws of the Company provides that a vacancy on the Board of Directors, whether such vacancy results from death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, even though less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.

     Under the provisions of California law applicable to Enterprises, vacancies on the Board can be filled by a majority vote of directors present at a meeting, provided that at least a majority of the authorized number of directors is present or, if the number of directors then in office is less than a majority, by a majority of the directors then in office. If, however, the vacancy is created by removal of a director of Enterprises, the vacancy can only be filled by the shareholders, unless the Articles of Incorporation or Bylaws of Enterprises are amended to allow the directors to do so. Under both California and Delaware law, vacancies may also be filled by the shareholders.

INCREASED SHAREHOLDER VOTE REQUIRED IN CERTAIN BUSINESS COMBINATIONS AND OTHER TRANSACTIONS

     Under California law mergers, certain reorganizations, sales of all or substantially all of the assets of the Company, the adoption of a plan of voluntary liquidation of the Company and recapitalizations of the Company involving amendments to its Articles of Incorporation must all be approved by the affirmative vote of the holders of a majority of Enterprises' outstanding Voting Stock. Certain other transactions, including sales of less than substantially all of the assets of Enterprises, do not require shareholder approval under California law. Article XI of the Certificate of Incorporation of the Company provides that, in addition to any affirmative vote required by applicable law, the approval or authorization of any Business Combination that has not been approved in advance by at least 66 2/3% of the directors shall require the affirmative vote of the holders of not less than 66 2/3% of the Voting Stock then outstanding (the "Supermajority Vote Requirement").

     Although the purpose of the Supermajority Vote Requirement and the exceptions described below is to protect the Company, its stockholders and employees and others from unfavorable Business Combinations initiated by an Interested Stockholder, to the extent that the Supermajority Vote Requirement discourages attempts to acquire control of the Company, stockholders who might wish to participate in a tender offer may not be afforded the opportunity to do so. Similarly, the Supermajority Vote Requirement could, under certain circumstances, permit the Board of Directors or minority stockholders to frustrate consummation of a Business Combination that the holders of a majority of the Voting Stock of the Company may believe to be in their best interests. See "PRINCIPAL HOLDERS OF SECURITIES."

     The Supermajority Vote Requirement will not apply to any proposed Business Combination that has been approved by at least 66 2/3% of the directors of the Company. This provision is designed to provide an incentive for an Interested Stockholder to negotiate a proposed Business Combination with the Company's Board of Directors instead of initiating such a transaction on a non-negotiated or hostile basis. The Supermajority Vote Requirement is intended to discourage, but would not prevent, the initiation of hostile tender offers for the capital stock of the Company and the initiation of other forms of Business Combinations without the prior approval of at least 66 2/3% of the directors.

     To the extent that the Supermajority Vote Requirement (in the absence of approval by 66 2/3% of the directors) would discourage corporate transactions that would result in a change in the Company's management, such management changes may be less likely to occur once the Delaware holding company structure has been implemented. Since the Supermajority Vote Requirement effectively gives management more bargaining power in negotiations with an Interested Stockholder proposing a Business Combination, they could result in management using such bargaining power not only to try to negotiate a favorable price for an acquisition of the Company, but also to retain their positions and negotiate more favorable terms for management.

     Article XIV of the Certificate of Incorporation of the Company provides that the stockholders of the Company shall be entitled to the statutory appraisal rights provided by Delaware law (See "SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE -- Dissenter's Rights") with respect to any Business Combination that requires the affirmative vote of the holders of not less than 66 2/3% of the Voting Stock then outstanding. The provisions of Article XIV are designed to encourage any Interested Stockholder to provide fair value to the stockholders of the Company, by providing stockholders of the Company with the opportunity to exercise dissenter's rights in connection with any Business Combination that has not been approved in advance by 66 2/3% of the directors.

ELIMINATION OF SHAREHOLDERS' POWER TO CALL SPECIAL SHAREHOLDERS MEETINGS AND RIGHT TO ACT WITHOUT A MEETING

     Under California law and the Bylaws of Enterprises, a special meeting of shareholders may be called by the holders of 10% or more of the Voting Stock of Enterprises and this right may not be removed by the Articles of Incorporation or the Bylaws. Under Delaware law, a special meeting of stockholders may be called only by the board of directors or by any other person authorized to do so in the company's certificate of incorporation or bylaws. Article VII of the Certificate of Incorporation of the Company provides that a special meeting of stockholders may be called only by a majority of the members of the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution adopted by the Board of Directors or in the Bylaws of the Company, includes the power to call such meetings. The principal effect of
Article VII would be to prevent stockholders, including majority stockholders, from forcing a special meeting to consider a proposal opposed by the Board of Directors or a proposal by an Interested Stockholder opposed by the Independent Directors.

     Article IX of the Certificate of Incorporation of the Company provides that any action taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders and may not be taken by written consent.

     Thus, by operation of Articles VII and IX of the Certificate of Incorporation of the Company, proposals that currently could be brought before Enterprises' shareholders at a special meeting called by the holders of 10% or more of Enterprises Common Stock, or that currently could be acted upon by the written consent of shareholders, could only be considered by the stockholders of the Company at the next annual stockholders' meeting (or at a special meeting of stockholders called by the Board of Directors) and then only if certain procedural requirements mandated by law and by the Certificate of Incorporation (as described below) are fulfilled.

     It is possible that Articles VII and IX could delay stockholder action or acquisition attempts favored by the holders of a majority of the outstanding shares. The Board of Directors proposes the elimination of shareholder action by written consent, however, because it believes that all shareholders of a publicly-owned company should have an opportunity to participate in any action requiring shareholder approval. The Board also believes that it is inappropriate for a majority shareholder to take significant action affecting the Company without giving advance notice of such action to the minority shareholders, even where such a procedure is permissible under applicable law.

PROCEDURES FOR SHAREHOLDER NOMINATIONS AND PROPOSALS

     Section 2.9 of the Bylaws of the Company sets forth the procedures that a stockholder must follow in order to nominate any person for election to the Board of Directors or to bring any business before an annual meeting of stockholders. No such procedural requirements exist for shareholders of Enterprises.

     Section 2.9 of the Bylaws of the Company provides that, for business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Company not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Section 2.9(B) of the Bylaws of the Company provide that a stockholder's notice with respect to the nomination of candidates for election to the Board of Directors must set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors of the Company; and (e) the consent of each nominee to serve as a director of the Company if so elected. The stockholder making such nomination would also be required to promptly provide any other information reasonably requested by the Company.

     The procedures set forth in Section 2.9 of the Bylaws prohibit last-minute attempts by any stockholder to nominate a director or present a business proposal at an annual stockholders' meeting, even if such a nomination or proposal might be desired by a majority of the stockholders. These procedures will enable the Board of Directors of the Company to be informed in advance of nominations or proposals (including any that may be made by a person seeking to acquire the Company) to be presented at meetings of stockholders in order to prepare informed and reasoned positions with respect to such nominations and proposals. These procedures would also eliminate the element of surprise that a person seeking to acquire the Company might otherwise use to advantage in making a stockholder proposal. Section 2.9 of the Bylaws does not require the inclusion of any information about any such nominee or proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors, except as required to be included pursuant to federal securities laws.

ELIMINATION OF CERTAIN DIRECTOR LIABILITY

     Article XII of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by Delaware law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article XII also provides that the Company shall indemnify, in the manner and to the fullest extent permitted by Delaware law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officers of another corporation, partnership, joint venture, trust or other enterprise. Article XII permits the Company to indemnify employees and agents in a similar manner. Article XII also permits the Company, to the fullest extent permitted by Delaware law, to purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability that may be asserted against such person.

     Traditional directors' and officers' insurance policies, which have been important protection for directors of corporations, have become increasingly expensive, subject to additional exclusions, and in some cases unavailable. Although Enterprises has to date been able to obtain directors' and officers' insurance for directors and officers on a basis that it believes acceptable (and currently has a policy in the amount of $20,000,000 for such purpose), it is exposed to yearly changes in premiums and coverage, as well as cancellation. The premium for fiscal year 1995 increased by $225,000. While this situation has not yet had any material effect on Enterprises' ability to recruit and retain qualified directors, the Board believes that the Company's Certificate of Incorporation should take advantage of the provisions in Delaware law so that it can continue to recruit and retain the best possible directors. Although California law does permit a corporation to limit director liability in a manner similar to that accomplished by Article XII of the Company's Certificate of Incorporation, the Articles of Incorporation of Enterprises contain no similar provisions.

     The effect of Article XII is to eliminate directors' personal liability to the stockholders of the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care, but not the duty of loyalty. The duty of care refers to the fiduciary duty of directors to be sufficiently diligent and careful in considering a transaction or taking or refusing to take some corporate action. The duty of loyalty refers to the duty that directors owe the corporation and its stockholders, requiring that the directors act in good faith and in the honest belief that a business decision under consideration is in the best interest of the corporation and that the directors not engage in self-dealing. In the absence of Article XII, a breach of the duty of care by a director could give rise to liability for monetary damage caused to the Company or the stockholders. Article XII does not eliminate the duty of care; it only eliminates monetary damage awards occasioned by a breach of that duty. Thus, a breach of the duty of care would remain a valid basis for a suit seeking to stop a proposed transaction from occurring. After the transaction has occurred, however, the stockholders would no longer have a claim for money damages based on a breach of the duty of care even if that breach involved gross negligence on the part of the directors in connection with, among other things, acquisition proposals by or for the Company. However, the directors' duty of care itself would remain unaffected, and stockholders of the Company would retain the right to pursue equitable remedies, such as injunctions and rescission of contracts.
Article XII does not limit liability to persons other than the Company or its stockholders.

     Article XII does not limit or eliminate directors' liability for: (1) breaches of their duty of loyalty to the Company, (2) acts and omissions not in good faith, (3) intentional misconduct in office, (4) knowing violations of law,
(5) improper personal benefit, and (6) payment of dividends or stock redemptions or repurchases, whether negligent or willful, in violation of the Delaware law. In addition Article XII may not eliminate directors' liability for violation of federal securities laws.

     The limitation of liability provided in Article XII would only apply to conduct occurring after the Effective Time of the Merger, except to the extent that prior to that date the directors are acting in their capacity as directors of the Company rather than Enterprises. In addition, Article XII will protect directors to the extent provided in any future changes in Delaware law without additional stockholder approval. It does not limit liability for conduct predating the Merger to the extent the directors are acting in their capacity as directors of Enterprises. The Company is not aware of any pending or threatened claims that would be covered by Article XII's limitation of liability or of any past successful claim that could not have been asserted had Article XII then been in effect.

     While it is acknowledged that the directors have a direct personal interest in approval of this proposal, the Board firmly believes that Article XII is in the best interests of the stockholders and the Company. Article XII will assist the Company in attracting and retaining qualified individuals to serve as directors by assuring directors (and potential directors) that their good faith decisions will not be second-guessed by a court evaluating decisions with the benefit of hindsight. However, it should be recognized that Article XII will limit the remedies available to a stockholder dissatisfied with a board decision that is protected by Article XII. A dissatisfied stockholder's only remedy in such a circumstance would be to sue for equitable relief, such as stopping the completion of the Board's action. In many situations this remedy may not be effective. Stockholders, for example, may not be aware of a transaction or an event until it is too late to prevent it. In these cases, the stockholders and the Company could be injured by a board decision and yet have no effective remedy.

     The Board believes that the diligence exercised by directors stems primarily from their desire to act in the best interests of the Company and not from a fear of monetary damage awards. Consequently, the Board believes that the level of scrutiny and care exercised by directors will not be lessened by the provisions of Article XII limiting their liability.

AMENDMENT OF CERTAIN CHARTER AND BYLAW PROVISIONS

     The Articles of Incorporation of Enterprises may be amended with the approval of a majority of the directors present at a meeting at which a quorum is present and by the affirmative vote of the holders of a majority of Enterprises Common Stock. However, Article XIII of the Certificate of Incorporation of the Company provides that any alteration, amendment, repeal or rescission (any "Change") of any provision contained in the Certificate of Incorporation must be approved by a majority of the directors of the Company then in office and by the affirmative vote of the holders of a majority of the outstanding Voting Stock then outstanding; provided, however, that if the proposed Change: (a) relates to Article II (which sets forth definitions in the Certificate of Incorporation), Article IV (which sets forth the purpose of the Company), Article VII (which sets forth the procedural requirements for the calling of special meetings of stockholders), Article IX (which eliminates stockholder action by written consent), Article X (which sets forth the classification of the Board of Directors and procedures for election or removal of directors), Article XI (which sets forth the Supermajority Vote Requirement),
Article XIII itself, and Article XIV (which sets forth appraisal rights of stockholders of the Company in connection with certain Business Combinations), such Change must also be approved by the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock then outstanding.

     The Bylaws of Enterprises may be adopted, amended or repealed either by its Board of Directors or the holders of a majority of the outstanding shares of Enterprises Common Stock. Any Change of any provision of the Bylaws of the Company must be approved by a majority of the authorized number of directors.

CUMULATIVE VOTING

     Section 2 of Article VIII of the Certificate of Incorporation of the Company mandates that cumulative voting be applied in connection with the election of directors. Cumulative voting rights in the election of directors entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes on the same principal among two or more nominees, as the stockholder sees fit. California law requires cumulative voting in the election of directors upon notice given by a shareholder at a shareholders meeting. The Certificate of Incorporation of the Company expressly mandates that cumulative voting apply in connection with the election of directors. Cumulative voting for directors may enable the holders of a significant number of the outstanding shares, but less than a majority, to elect one or more directors at any election. Cumulative voting, when combined with the Company's classified Board of Directors, may delay the attainment of control of the Board of Directors of the Company in the event of a hostile takeover attempt.

AUTHORIZED SHARES OF STOCK

     Section 1 of Article V of the Certificate of Incorporation will authorize the Company to issue 50,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value. The Articles of Incorporation of Enterprises authorize Enterprises to issue 22,500,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock, no par value. The Board of Directors believes it is desirable to increase the authorized shares for future acquisitions, financings, stock dividends and other corporate purposes. The Board of Directors is not proposing the increased capitalization as a means of discouraging tender offers or takeover attempts. However, in the event of an unsolicited tender offer or takeover proposal, the increased number of shares could be issued to persons who are friendly to management. Said shares might also be available to make acquisitions or enter into other transactions that might frustrate potential offerors.

     The Articles of Incorporation of Enterprises authorize the issuance of 2,000,000 shares of Preferred Stock and the Certificate of Incorporation of the Company authorizes the Board of Directors, from time to time, to issue 5,000,000 shares of Preferred Stock in one or more series and to determine the rights, preferences and privileges of each series without stockholder approval. The issuance and sale of such Preferred Stock could occur in connection with a hostile attempt to acquire control of the Company and the issuance of such Preferred Stock may have the effect of impeding the acquisition of control of the Company.

EMPLOYEE BENEFIT PLANS

     At the close of business on January 31, 1994, 18,676,587 shares of Enterprises' Common Stock were outstanding. In addition, as of that date, 1,377,355 of Enterprises' Common Stock were reserved for issuance under Enterprises' stock option plans (the "Plans"). The Company intends to adopt a new plan that will be similar to Enterprises' 1993 Employee Stock Incentive Plan but expanded to include employees of Enterprises, Boston Pacific and some or all of any other subsidiaries that may be formed by the Company. The Company will submit this new plan for stockholder approval at its annual meeting of stockholders to be held later this year.

     As a result of the Merger, each option or other right to purchase or otherwise acquire shares of Common Stock under each Plan or other employee benefit plan of Enterprises, will be converted into an option or right to purchase or acquire the same number of shares of the Company's Common Stock on the same terms and conditions in effect immediately prior to the Merger. Each share of Enterprises Common Stock currently held under any such plan, or underlying such option or right, will be converted into one share of the Company's Common Stock. The Company will deliver the same number of shares of its Common Stock at the same price per share, and upon the terms and subject to the same conditions, as set forth in each of the Plans and other employee benefit plans in effect immediately prior to the Merger.

            SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF
                            CALIFORNIA AND DELAWARE

     The corporation laws of California and Delaware differ in a number of respects, some of which are discussed above. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY." It is impractical to summarize all of the differences in this Proxy Statement, but significant differences, not elsewhere discussed, between the corporation laws of California and Delaware that could materially affect the rights of shareholders of Enterprises, as compared to such persons as stockholders of the Company, are as follows:

     1. Removal of Directors. Under California law, a director may be removed without cause by shareholder vote, provided that the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules. Under Delaware law, a director of a corporation that does not have a classified board of directors may be removed with or without cause by stockholder vote, provided that, in the case of a corporation having cumulative voting, if less than the entire board is to be removed, the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules at an election of the Board of Directors. Under California law, a director may be removed for cause only (i) by order of a court, sought by shareholders holding at least 10% of the outstanding shares of any class, if a director commits fraudulent or dishonest acts or gross abuse of authority or discretion or (ii) by the Board, if a director has been declared of unsound mind by order of court or has been convicted of a felony. Under Delaware law, a director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Since there is no controlling definition of "cause" under Delaware law, the resolution of any dispute as to what constitutes "cause" may become a matter for determination by the courts. Article VIII of the Certificate of Incorporation of the Company provides that a director may be removed only for cause and only with the affirmative vote of holders of a majority of the Voting Stock. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY -- Classified Board of Directors, Removal of Directors and Related Matters."

     2. Shareholder Voting in Certain Transactions. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets unless such a sale is in the ordinary course of business.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. Should the Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of Company Common Stock on proposals not adversely affecting Company Common Stock. In such event the holders of Company Common Stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the stockholders of the Company might, therefore, be deprived of an opportunity to consider such other proposal.

     3. Dissenters' Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to receive cash equal to the fair market value of the shares held by such shareholder (as determined by a court of competent jurisdiction or by agreement of the shareholder and the corporation) in lieu of the consideration such shareholder would otherwise receive in the transaction. The laws of California and Delaware differ with respect to the circumstances under which dissenters' rights of appraisal are available. Delaware law does not require dissenters' rights with respect to (a) a sale-of-assets, (b) a merger by a corporation, if the shares of which are either listed on a national securities exchange or widely-held (by more than 2,000 shareholders of record) or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation, or (c) a merger in which the corporation is the surviving corporation, provided that no vote of its stockholders is required to approve the merger. (For a discussion of the circumstances in which a vote of stockholders is not required, see "Shareholder Vote for Mergers.") The Company's Certificate of Incorporation, as permitted by Delaware law, expands the circumstances to which its stockholders will be afforded dissenter's rights to any Business Combination that requires the affirmative vote of the holders of not less than 66 2/3% of the Disinterested Shares then outstanding. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE
COMPANY -- Increased Shareholder Vote Required in Certain Business Combinations and Other Transactions."

     California law does, in general, afford dissenters' rights in a sale-of-assets reorganization, and the exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. For example, in the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer and for any class with respect to which 5% or more of such class claims dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Shareholders of Enterprises will not be entitled to dissenters' rights in connection with the Reincorporation Proposal.

     4. Loans to Officers. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist, its officers or other employees and those of its subsidiaries when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. Under California law, a corporation may only make such a loan to, or guarantee for the benefit of, officers if such loan or guarantee is approved by a majority of the corporation's shareholders or, for a corporation with 100 or more shareholders of record, by its board of directors pursuant to a shareholder-approved bylaw. Enterprises currently does not have such a bylaw.

     5. Indemnification of Officers and Directors. Both California and Delaware law state expressly that the indemnification provided for therein shall not be deemed exclusive of any other rights under any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise and provide that expenses may be advanced to officers and directors in a specific case upon receipt of an undertaking to repay such amount if it is ultimately determined that such indemnified party is not entitled to be indemnified. In addition, California and Delaware permit the determination as to whether an officer or director has met the applicable standard of conduct to be made in certain circumstances by independent legal counsel.

     California law was recently amended to permit indemnification of officers and directors to an extent which is generally coextensive with that permitted under the Delaware law. Prior to the recent amendment, the California law did not permit indemnification in any manner inconsistent with the statutory indemnification provisions.

     In the event the Reincorporation Proposal is approved, the Company will be required to indemnify any director or officer to the full extent authorized or permitted by the Delaware law (as now or hereafter in effect) and may indemnify any employee or agent in a similar manner. Enterprises' Bylaws currently provide that Enterprises may indemnify any person who is or was an agent of Enterprises to the full extent permitted by law, although such indemnification is not obligatory.

     6. Personal Liability of Directors. Over the past few years, it has become increasingly more costly and difficult for many corporations, including Enterprises, to obtain meaningful liability insurance for directors and officers. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE COMPANY -- Elimination of Certain Director Liability."

     The reduced availability of directors and officers liability insurance, as well as the expansion of exclusions and increases in premiums where coverage is available, have created what many believe is a crisis in the director and officer liability insurance market. This crisis has been stimulated by an increased frequency of litigation against directors and officers, and increases in the cost of defending such litigation. The Board of Directors believes that this situation has created an atmosphere of substantial uncertainty about the level of protection that can be afforded to directors who seek to act in good faith to carry out their duties to the Company. In turn, this situation impairs the Company's ability to attract and retain qualified directors. The potential exposure of these individuals to the costs and risks of claims of personal liability may exceed any benefit to them from being a director of a public company. This fact is especially a concern of individuals who are not employees of the Company and whose objectivity is therefore of great value. In response to this situation, many companies have adopted amendments to their charter and/or bylaws to increase the level of protection for their directors.

     In 1986, the Delaware legislature enacted amendments to the Delaware law to permit Delaware corporations to provide directors additional protection from personal liability. To implement such added protection, shareholders must approve the Reincorporation Proposal, which will also constitute approval of the Company's Certificate of Incorporation.

     Article XII of the Company's Certificate of Incorporation gives effect to the amendments to Delaware law and is intended to give to the Company's directors the full protection against personal liability that is permitted under the amended law. See "SIGNIFICANT DIFFERENCES BETWEEN THE ARTICLES OF INCORPORATION OF ENTERPRISES AND THE CERTIFICATE OF INCORPORATION OF THE
COMPANY -- Elimination of Certain Director Liability."

     Delaware law provides that the Board of Directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the law holds directors to fiduciary duties of care and loyalty to the corporation and its stockholders. The Delaware Supreme Court has held that the duty of care requires the exercise of an informed business judgment. An informed business judgment means that directors have informed themselves of all material information reasonably available to them. Having become so informed, they then must act with requisite care in the discharge of their duties. Liability of directors of a Delaware corporation to the corporation or its stockholders for breach of the duty of care in some circumstances requires a finding by a court that the directors were grossly negligent. Adoption of the Company's Certificate of Incorporation would not change the standard of care required of directors. However, as authorized by statute, the Company's Certificate of Incorporation would eliminate the monetary liability of each director of the Company for breach of his or her fiduciary duties, subject to the exceptions set forth in Delaware law. If the Reincorporation Proposal is adopted, a stockholder will be able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase. Stockholders will surrender any cause of action for "negligence" or "gross negligence" in satisfying the duty of care, including negligence or gross negligent conduct in the context of a takeover proposal of the Company. However, because the Delaware statute regarding directors' liability was only recently adopted by the State of Delaware, the potential outcome of any litigation arising out of interpretations of the statute cannot be ascertained at this time.

     Directors also have a duty of loyalty to the corporation and its stockholders. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken was in the best interests of the corporation. The Company's Certificate of Incorporation would not insulate directors of the Company from liability for breach of their duty of loyalty, nor would it limit the liability of directors for claims arising under the federal securities laws. The Company's Certificate of Incorporation would not limit or eliminate the right of the Company or any stockholder to seek an injunction or other non-monetary relief in the event of a breach of a director's duty of care, although, in certain situations equitable remedies may not be as effective as monetary damages, and third parties, such as creditors of the Company, will not be precluded by such provision from pursuing any claims they might have. Furthermore, the Company's Certificate of Incorporation would have no effect on currently pending or prior litigation involving Enterprises and its directors or on any liability by virtue of any act or omission by a director that occurred prior to the Effective Time of the Merger. Enterprises is not aware of any prior or pending litigation that would have been or would be impacted by Article XII of the Company's Certificate of Incorporation.

     Enterprises' Bylaws currently permit indemnification of agents of Enterprises, including directors and officers, to the fullest extent permitted by California law. Enterprises' Bylaws (which were adopted prior to the recently enacted legislation) do not require indemnification for directors of amounts paid in settling or otherwise disposing of threatened or pending actions by or in the right of Enterprises (including shareholder derivative suits) or of expenses incurred in defending threatened or pending actions that are settled or otherwise disposed of, whether or not such indemnification is approved by a court. If the Reincorporation Proposal is adopted, directors would in effect be relieved of liability with respect to the foregoing actions to the extent such actions were based on breach of their fiduciary duty of care. Consequently, adoption of the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

     Enterprises' primary purpose for eliminating liability of directors for certain breaches of fiduciary duty is to provide directors with the greatest protection possible for personal liability while still insuring that directors' actions are taken in the best interests of the Company and its stockholders. The Board agrees with the Delaware legislature that a proper balance is achieved by preserving only the bases for directors' liability discussed above, including the directors' fiduciary duty of loyalty to the Company. This balance allows directors to act in the best interests of the Company without undue fear of financial penalties wholly disproportionate to their remuneration for services as directors, while still preserving proper disincentives for actions not taken in the best interests of the Company and its stockholders. In considering the recommendation of the Board of Directors that Article XII be included in the Company's Certificate of Incorporation as part of the Reincorporation Proposal, it should be noted that because the directors of the Company have a personal interest in seeing the adoption of Article XII at the potential expense of stockholders, there may be an inherent conflict of interest in the Board's recommendation in favor of the Reincorporation Proposal.

     7. Inspection of Shareholders' List. California law provides for an absolute right of inspection of a shareholders' list for persons holding 5% or more of the corporation's voting shares or persons holding 1% or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. (Generally, a Schedule 14B must be filed by any shareholder engaged in the solicitation of proxies, as such terms are defined in the federal securities laws, in connection with a contested election of directors.) Delaware law gives any stockholder of record the right to inspect the stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting. Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders. Importantly, under California law, California rules with respect to the inspection of shareholders' lists apply to any corporation such as the Company that, although incorporated outside California, has its principal executive offices in California or customarily holds meetings of its Board of Directors in California.

     8. Payment of Dividends. Delaware law permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

     Under California law, any distributions (including dividends and repurchases of shares) generally are limited either to retained earnings or to an amount that would leave the corporation with tangible assets in an amount equal to at least 125% of its tangible liabilities and with current assets in an amount at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such limitations are applied on a consolidated basis and are based upon the book value of assets determined in accordance with generally accepted accounting principles then applicable.

     Enterprises has historically paid cash dividends aggregating $.08 per share each year, and the Company intends to continue this practice for the foreseeable future.

     9. Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable"

(in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Enterprises might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of the Company, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

     10. Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     11. Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The Company's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of the Company that had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporation transactions, dissenters and appraisal rights and inspection of corporate records.

     Exemptions from Section 2115 are provided for corporations whose shares are qualified for trading as a national market security on the National Association of Securities Dealer Automated Quotation System if such corporations have 800 or more shareholders of record. The Company will be exempt from Section 2115 following the Merger because the Common Stock of the Company will be so traded and will be owned by more than 800 holders.

                                   MANAGEMENT

     The following sets forth certain information with respect to persons who will be directors of the Company and executive officers of the Company, Enterprises and Boston Pacific assuming the Reincorporation Proposal is adopted.

DIRECTORS

     Directors. The members of the Company's Board of Directors are as follows:

          NAME              AGE                   POSITION(S)
- ------------------------    ----    ---------------------------------------
William P. Foley II          48     Chairman of the Board
Donald E. Doyle              47     President, Chief Executive Officer and
                                    Director
Carl N. Karcher              77     Director and Chairman of the Board
                                    Emeritus
Peter Churm                  68     Director
Daniel W. Holden             59     Director
Carl L. Karcher              45     Director
Daniel D. (Ron) Lane         59     Director
Kenneth O. Olsen             75     Director
Elizabeth A. Sanders         48     Director

     William P. Foley II has been a director of Enterprises since December 1993 and became Chairman of the Board of Enterprises on February 22, 1994. Mr. Foley has been Chairman of the Board, President and Chief Executive Officer of Fidelity National Financial, Inc. since 1981.

     Donald E. Doyle became a director, President and Chief Executive Officer of Enterprises in December 1992. Prior to that time, he served as President and Chief Executive Officer of the Greater Louisville Economic Development Partnership. Mr. Doyle was employed by Kentucky Fried Chicken Corporation from 1973 until 1988 in several capacities, including, between 1984 and 1988, President of KFC-USA, the principal operating company for Kentucky Fried Chicken company-owned and franchised restaurants.

     Carl N. Karcher, the founder of Enterprises, purchased his first hot dog stand on July 17, 1941 and has been developing Enterprises' concepts since that time. He first became a director of Enterprises in 1966. He has served as Chairman of the Board Emeritus since January 1, 1994. He was Chairman of the Board of Enterprises until October 1, 1993. Until Mr. Doyle's appointment as Chief Executive Officer in December 1992, Mr. Karcher served in such capacity. Prior to 1980, he was President of Enterprises. In September 1989, Mr. Karcher and the Securities and Exchange Commission entered into a settlement agreement with respect to a previously filed action pursuant to which Mr. Karcher, without admitting or denying any wrongdoing, consented to the entry of a permanent injunction enjoining him from further violations of certain federal securities laws. In addition, Mr. Karcher agreed to pay a penalty pursuant to the Insider Trading Sanctions Act of 1984.

     Peter Churm became a member of the Board of Directors of Enterprises in 1979. He was Chairman of the Board of Furon Company, a publicly-held company headquartered in Laguna Niguel, California, from May 1980 through February 1992 and was President of that company for more than the 16 years prior to that time. He remains a member of the Board of Directors of Furon Company.

     Daniel W. Holden has served as a Director and Secretary of Enterprises since 1966. He is currently an attorney with the law firm of Holden & Fergus. Between 1990 and 1992 he served as Executive Vice President/General Counsel of Monnig Development Inc., a real estate development firm. Prior to that time, he was a Senior Partner with the law firm of Holden, Fergus & Celio.

     Carl L. Karcher has been a franchisee of Enterprises since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by Enterprises in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a Director in May 1992. In November 1988, the

Securities and Exchange Commission obtained a summary judgment in a civil action brought against Mr. Karcher under certain federal securities laws, which required Mr. Karcher to pay disgorgement of $10,500 which represented losses Mr. Karcher avoided in the sale of certain of Enterprises' 9 1/2% Convertible Debentures. In addition, a permanent injunction was entered against Mr. Karcher enjoining him from future violations under certain federal securities laws.

     Daniel D. (Ron) Lane became a Director of Enterprises in December 1993. Mr. Lane has been a Director of Fidelity National Financial, Inc. since September 1989. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. a corporation that consists of several community development and home building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane also serves as a director of Hawaiian Airlines, Inc. and Resort Income Investors, Inc.

     Kenneth O. Olsen became a Director of Enterprises in 1980. He was Vice President of The Vons Companies, Inc., a retail grocery company headquartered in Arcadia, California, from January 1984 through November 1991. For more than six years prior to that time, Mr. Olsen was the President and Chief Executive Officer of Vons Grocery Company. The bylaws of the Company provide for mandatory retirement at age 70 for all directors other than the Chairman Emeritus and therefore Mr. Olsen will not stand for relection at the Annual Meeting of the Company to be held in 1994.

     Elizabeth A. Sanders served as Chairman of the Board of Enterprises from October 1, 1993 until February 22, 1994 and has been a director since 1983. She was employed by Nordstrom, Inc., which owns a chain of department stores, in several capacities between 1971 and 1990 (including Vice President-General Manager between 1980 and 1990). She is currently employed by The Sanders Partnership as a management consultant to various businesses. Mrs. Sanders is a member of the Board of Directors of H.F. Ahmanson, The Vons Companies, Inc., Sport Chalet, Inc. and Wal-Mart Stores, Inc.

     Carl L. Karcher is Carl N. Karcher's son.

     The Executive Committee of the Board of Directors of Enterprises, comprised of Ms. Sanders and Messrs. Doyle, Foley and Lane, is empowered by the Board of Directors to take all actions that may otherwise be taken by the Board of Directors, to the extent permitted by law. The Company's Board of Directors intends to form an Executive Committee with the same authority and composed of the same individuals following the Merger.

EXECUTIVE OFFICERS

     The executive officers of the Company, Enterprises and Boston Pacific are as follows:

       NAME           AGE                         POSITION(S)
- ------------------    ---       ------------------------------------------------
Donald E. Doyle       47        President and Chief Executive Officer of the
                                Company
Rory J. Murphy        46        Senior Vice President, Operations of Enterprises
Loren C. Pannier      52        Senior Vice President, Chief Financial Officer
                                of the Company
Kerry W. Coin         46        Senior Vice President and General Manager of
                                Boston Pacific
Laurie A. Ball        35        Vice President, Controller of the Company
Richard C. Celio      43        Vice President, General Counsel of the Company
Karen B. Eadon        40        Vice President, Marketing of Enterprises
Roger D. Shively      46        Vice President, Human Resources of the Company

     Rory J. Murphy has been the Senior Vice President, Operations, of the Carl's Jr. operations for the past two years. He has been employed by Enterprises in various positions for 15 years.

     Loren C. Pannier has been the Senior Vice President and Chief Financial Officer of Enterprises for the past 13 years and has been employed by Enterprises for 22 years.

     Kerry W. Coin joined Enterprises as Vice President, Strategic Development in February 1993 and became Senior Vice President and General Manager of Boston Pacific in February 1994. Prior to joining Enterprises, he was a principal with
A. T. Kearney Inc., a nationally recognized business consulting firm, for five years. While at A. T. Kearney, he was the project leader for two major consulting assignments at Enterprises.

     Laurie A. Ball has been employed by Enterprises for more than the past six years and became Vice President, Controller in January 1993.

     Richard C. Celio joined Enterprises as Vice President, General Counsel in January 1989. Prior to joining Enterprises, he was an attorney at law and partner of the law firm of Holden, Fergus & Celio for seven years, a firm which provided various legal services, and acted as General Counsel for Enterprises.

     Karen B. Eadon joined Enterprises as Vice President, Marketing in April 1993. Prior to joining Enterprises, she was employed at Taco Bell Corporation for eight years, where she held various positions in advertising, product development and most recently as Vice President of Operations Services.

     Roger D. Shively joined Enterprises as Vice President, Human Resources in August 1991. Prior to joining Enterprises, Mr. Shively was employed by Denny's, Inc. for more than seven years in several capacities, including Vice President, Human Resources.

                                 LEGAL OPINION

     The validity of the Company's Common Stock to be issued upon consummation of the Reincorporation Proposal has been passed upon by Gibson, Dunn & Crutcher, Los Angeles, California.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Gibson, Dunn & Crutcher, counsel to Enterprises, the following discussion accurately summarizes the material United States federal income tax consequences of the Merger to the holders of Enterprises Common Stock, Enterprises, the Company and California Subsidiary. This opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice. In addition, this opinion is based upon information contained in this Proxy Statement -- Prospectus. No ruling from the IRS has been or will be sought with respect to any aspect of the Merger. Therefore, there can be no assurance that the IRS will not take a contrary view as to the tax consequences described herein. Furthermore, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.

     The following does not consider the tax consequences of the Merger under state, local and foreign law. Moreover, special considerations not described herein may apply to certain taxpayers, such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, investment companies and persons who are neither citizens nor residents of the United States, or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States.

     EACH HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Subject to the qualifications set forth above, the Merger should qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, with the following results:

          (i) No gain or loss will be recognized by the shareholders of Enterprises upon the conversion of their shares of Enterprises Common Stock into shares of Company Common Stock.

          (ii) The basis of the shares of Company Common Stock received by each shareholder of Enterprises will be the same as the basis of the shares of Enterprises Common Stock held by such shareholder immediately prior to the Merger.

          (iii) The holding period of the shares of Company Common Stock received by each shareholder of Enterprises will include the holding period of the shares of Enterprises' Common Stock held by such shareholder immediately prior to the Merger, provided that such shareholder held such shares of Enterprises' Common Stock as a capital asset on the date of the Merger.

          (iv) No gain or loss will be recognized by Enterprises, the Company or California Subsidiary in connection with the Merger.

                                     OTHER

     Vote Required. The affirmative vote of a majority of the outstanding shares of Enterprises Common Stock, with each share entitled to one vote, is required for approval of the Reincorporation Proposal. A vote for the Reincorporation Proposal will constitute specific approval of the principal terms of the Merger Agreement and all other transactions and proceedings related to the establishment of the holding company structure, including adoption of the Charter Provisions, described in this Proxy Statement. See "RECORD DATE AND VOTING." The Board of Directors recommends a vote FOR the Reincorporation Proposal.

     Other Business. Management does not know of any matter to be acted upon at the Meeting other than the matter described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

     Shareholders are urged to sign and return their proxies without delay.

                                          For the Board of Directors

                                          WILLIAM P. FOLEY II, Chairman of the
                                          Board


April 14, 1994

                             CKE RESTAURANTS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF CARL KARCHER ENTERPRISES, INC.)

                             INDEX TO BALANCE SHEET

                                                                                        PAGE
                                                                                        -----
Independent Auditors' Report..........................................................    F-1
Balance Sheet at March 3, 1994........................................................    F-2
Note to Balance Sheet.................................................................    F-3

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CKE Restaurants, Inc.:

     We have audited the accompanying balance sheet of CKE Restaurants, Inc. (a wholly-owned subsidiary of Carl Karcher Enterprises, Inc.) as of March 3, 1994. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CKE Restaurants, Inc. at March 3, 1994, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK

Orange County, California
March 3, 1994

                             CKE RESTAURANTS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF CARL KARCHER ENTERPRISES, INC.)

                                 BALANCE SHEET

                                 MARCH 3, 1994

                                     ASSETS

Total assets......................................................................  $     --
                                                                                    --------
                                                                                    --------
                            LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's Equity
  Preferred Stock, $0.01 par value; authorized 5,000,000 shares; no shares issued
     or outstanding...............................................................        --
  Common Stock, $0.01 par value; authorized 50,000,000 shares; no shares issued or
     outstanding..................................................................        --
  Additional paid-in capital......................................................        --
  Common stock subscribed (one share).............................................  $ 25,000
  Less: stock subscriptions receivable............................................   (25,000)
                                                                                    --------
Total liabilities and stockholder's equity........................................  $     --
                                                                                    --------
                                                                                    --------

                     See accompanying note to Balance Sheet

                             CKE RESTAURANTS, INC.
         (A WHOLLY-OWNED SUBSIDIARY OF CARL KARCHER ENTERPRISES, INC.)

                             NOTE TO BALANCE SHEET

                                 MARCH 3, 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     CKE Restaurants, Inc. (the "Company") was incorporated in the State of Delaware on March 1, 1994 as a wholly-owned subsidiary of Carl Karcher Enterprises, Inc. Ultimately, the shareholders of Carl Karcher Enterprises, Inc. ("Enterprises"), will vote upon approval of a merger whereby Enterprises will become a wholly-owned subsidiary of the Company and the Company will become the successor to Enterprises as a Delaware holding company (the "Merger").

     Upon the completion of the Merger, the Company will develop, operate, franchise and license a quick-service restaurant chain, under the "Carl's Jr." name, with more than 640 restaurants in California, Nevada, Oregon, Arizona and Mexico and have the exclusive rights from Boston Chicken Inc., to franchise "Boston Chicken" stores in the areas of Los Angeles, Sacramento and San Diego, California.

     The Company is in the process of filing a registration statement with the Securities and Exchange Commission to issue and sell up to $75 million of unsecured debt securities and/or shares of its preferred stock.

  Fiscal Year

     The Company will utilize a 52 or 53 week accounting period which ends on the last Monday of January each year.

  Income Taxes

     Income Taxes will be provided based on the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under this method, income tax assets and liabilities are recognized using enacted tax rates for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A change in tax rates is recognized in income in the period that includes the enactment date.

                                                                      APPENDIX A

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     This Plan of Reorganization and Agreement of Merger (the "Merger
Agreement") is made as of March   , 1994, by and among Carl Karcher Enterprises,
Inc. a California corporation ("Surviving Company"), CKE Food Services, Inc. a California corporation ("CKE Subsidiary"), and CKE Restaurants, Inc. a Delaware corporation ("Holding Company"). Surviving Company and CKE Subsidiary together are hereinafter sometimes referred to as "Constituent Corporations."

     WHEREAS, Surviving Company has an authorized capital stock consisting of
22,500,000 shares of Common Stock, without par value, of which           are
issued and outstanding;

     WHEREAS, CKE Subsidiary has an authorized capital stock consisting of 10,000 shares of Common Stock, without par value, of which 1,000 shares are issued and outstanding, all of which are owned by Holding Company;

     WHEREAS, Holding Company has an authorized capital stock consisting of 55,000,000 shares, of which 50,000,000 shares consist of Common Stock, par value $.01 per share, of which one share is issued and outstanding, all of which are owned by Surviving Company, and 5,000,000 shares consist of Preferred Stock, par value $.01 per share, none of which are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Surviving Company, CKE Subsidiary and Holding Company deem it advisable that CKE Subsidiary merge into Surviving Company upon terms and conditions herein provided (the "Merger") and have each approved this Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree that in accordance with the California General Corporation Law, CKE Subsidiary shall be merged with and into Surviving Company in accordance with the following terms and conditions:

          1. Merger. Effective upon the filing of this Merger Agreement under the California General Corporation Law (the "Effective Date"), CKE Subsidiary and Surviving Company shall be merged with and into a single corporation, which shall be Surviving Company as the surviving corporation. The separate corporate existence of CKE Subsidiary shall cease on the Effective Date.

          2. Articles of Incorporation and Bylaws. The Articles of Incorporation of CKE Subsidiary, as amended and in effect on the Effective Date, shall be the Articles of Incorporation of Surviving Company without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of CKE Subsidiary, as amended and in effect on the Effective Date, shall be the Bylaws of Surviving Company, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

          3. Directors and Officers. The directors and officers of Surviving Company immediately prior to the Merger shall continue as the directors and officers, respectively, of the Surviving Company after the Effective Date to hold office until the expiration of their current terms, or their prior resignation, removal or death.

          4. Succession. On the Effective Date, Surviving Company shall succeed to CKE Subsidiary in the manner, of and as more fully set forth, in Section 1107 of the California General Corporation Law.

          5. Further Assurances. From time to time, as and when required by Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of CKE Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CKE Subsidiary, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Surviving Company are fully authorized in the name and on behalf of CKE Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          6. Capital Stock of Surviving Company. On the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of the Common Stock, without par value, of Surviving Company outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the Common Stock, par value $.01 per share, of Holding Company.

          7. Common Stock of CKE Subsidiary. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the Common Stock, without par value, of CKE Subsidiary outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the Common Stock, without par value, of Surviving Company.

          8. Common Stock of Holding Company Owned by Surviving Company. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Common Stock of Holding Company outstanding immediately prior thereto and owned by Surviving Company shall remain issued and outstanding.

          9. Stock Certificates. On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of the Common Stock of Surviving Company shall be deemed for all purposes to evidence the same number of shares of Common Stock of Holding Company. The registered owner on the books and records of Holding Company or its transfer agents of any such stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Holding Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Holding Company to which such person is entitled.

          10. Options. Upon the Effective Date, all outstanding and unexercised portions of all options to buy Common Stock of Surviving Company under the Carl Karcher Enterprises, Inc. Key Employee Incentive Stock Option Plan and Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan shall become options for the same number of shares of Common Stock of Holding Company and, effective upon the Effective Date, Holding Company hereby expressly adopts and assumes all outstanding and unexercised portions of such options and all obligations of CKE Subsidiary with respect thereto.

          11. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned at the election of the Board of Directors of Surviving Company, whether before or after approval of this Merger Agreement by the shareholders of Surviving Company, if the Board of Directors shall have determined that the Merger is not in the best interest of Surviving Company or its shareholders.

          12. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors and shareholders of Surviving Company, CKE Subsidiary and Holding Company, is hereby executed on behalf of each of said corporations by their respective officers hereunto duly authorized.

                                          CARL KARCHER ENTERPRISES, INC.,
                                          a California corporation
                                          By: ________________________________
                                                         President

ATTEST:

- ------------------------------------
              Secretary

                                          CKE RESTAURANTS, INC.,
                                          a Delaware corporation
                                          By: _______________________________
                                                        President

ATTEST:

- ------------------------------------
              Secretary

                                          CKE FOOD SERVICES, INC.,
                                          a California corporation
                                          By: _______________________________
                                                        President

ATTEST:

- ------------------------------------
              Secretary

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                             CKE RESTAURANTS, INC.

     ARTICLE I: NAME

     The name of the Corporation is CKE Restaurants, Inc.

     ARTICLE II: DEFINITIONS

     For purposes of this Certificate of Incorporation, the following terms shall have the meanings indicated, and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 203(c) of the Delaware General Corporation Law, as in effect on the date hereof:

          (A) "Beneficially Owns" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on January 1, 1994.

          (B) "Board" means the Board of Directors of the Corporation.

          (C) "Business Combination" shall have the meaning ascribed to it in
     Section 203(c)(3) of the Delaware General Corporation Law; provided, however, that for purposes hereof the term "interested stockholder" appearing therein shall have the meaning ascribed to it in Article II(E) hereof.

          (D) "Interested Stockholder" means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (1) Beneficially Owns 5% or more of the outstanding Voting Stock, or (2) is an Affiliate or Associate of the Corporation and Beneficially Owned 5% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, or (3) is an Affiliate or Associate of a Person described in (1) or (2) preceding; provided, however, that the term "interested Stockholder" shall not include (i) any Person who (a) Beneficially Owned shares in excess of the 5% limitation set forth herein as of the first date upon which shares of Voting Stock of the Corporation are held of record or beneficially by more than one hundred (100) stockholders and continued to Beneficially Own shares in excess of such 5% limitation or would have Beneficially Owned such shares but for action by the Corporation or (b) acquired such shares from a Person described in (a) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (ii) any Person whose ownership of shares in excess of the 5% limitation set forth herein is the result of action taken solely by the Corporation, provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder,
     (1) the Voting Stock deemed to be outstanding shall include stock deemed to be owned by the Person through application of Section 203(c)(8) of the Delaware General Corporation Law, except that the Voting Stock deemed to be outstanding shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and (2) a Person engaged in business as an underwriter of securities shall not be deemed to own any Voting Stock acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (E) "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of directors of the Corporation, and each reference herein to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by the holders of such shares.

     ARTICLE III: REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle and the name of its registered agent at that address is Corporation Service Company.

     ARTICLE IV: PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     ARTICLE V: AUTHORIZED CAPITAL STOCK

     SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock par value $.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share.

     SECTION 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board or the percentage of members, if any, of the Board each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding. Notwithstanding the foregoing, the Board shall have no power to alter the rights of any shares of Preferred Stock then outstanding.

     SECTION 3. Distributions Upon Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section 3.

     ARTICLE VI: ANNUAL MEETINGS OF STOCKHOLDERS

     The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     ARTICLE VII: CALL OF SPECIAL MEETINGS OF STOCKHOLDERS

     Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the members of the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution adopted by the Board of Directors or in the Bylaws of the Corporation, includes the power to call such meetings, but such special meetings of stockholders of the Corporation may not be called by any other Person or Persons or in any other manner; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other Person or Persons specified in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the Person or Persons, in the manner, at the times and for the purposes so specified.

     ARTICLE VIII: NUMBER OF DIRECTORS

     SECTION 1. Number of Directors. The number of directors that shall constitute the whole Board shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time. Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled to elect a specific number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues, (A) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of shares of such series of Preferred Stock, voting as a class, shall be entitled to elect such specified number of directors in accordance with the procedure set forth in the resolution or resolutions of the Board creating such series and providing for the issuance of such shares and (B) each such additional director shall serve until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the resolution or resolutions of the Board creating such series of Preferred Stock and providing for the issuance of shares of such series, whichever occurs earlier. Whenever the holders of shares of such series of Preferred Stock are divested of such right to elect directors pursuant to the resolution or resolutions of the Board creating such series and providing for the issuance of such shares, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such rights, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     SECTION 2. Cumulative Voting. Except as otherwise provided in this Certificate of Incorporation, all rights to vote and all voting power shall be exclusively vested in the Common Stock of the Corporation, and the holders thereof shall be entitled at all elections of directors to as many votes as shall equal the number of votes that (except for this provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit, and to one vote for each share upon all other matters.

     ARTICLE IX: STOCKHOLDER ACTION BY WRITTEN CONSENT

     Any election of directors or other action by the stockholders of the Corporation may be effected at an annual or special meeting of stockholders and may not be effected by written consent without a meeting.

     ARTICLE X:  ELECTION OF DIRECTORS

     SECTION 1. Classified Board. Except to the extent otherwise provided in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 1994, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 1994, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 1994. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall resign, become disqualified or shall otherwise be removed.

     At each annual election, the directors chosen to succeed those terms then expiring shall be of the same class of the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the designated board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. If a director dies, resigns or is removed, the director chosen to fill the vacant directorship shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate such vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     SECTION 2. Stockholder Nominees. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.

     SECTION 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office only for cause at any time, and only by the affirmative vote of the holders of a majority of the shares of Voting Stock then outstanding.

     ARTICLE XI:  BUSINESS COMBINATIONS

     SECTION 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of Common Stock or Preferred Stock, the approval or authorization of any Business Combination that has not been approved in advance by at least 66 2/3% of the Directors shall require the affirmative vote of the holders of not less than 66 2/3% of the Voting Stock then outstanding.

     SECTION 2. Express Election Not to be Governed by Section 203. The Corporation hereby expressly elects not to be governed by the provisions of
Section 203 of the Delaware General Corporation Law; provided, however, that nothing set forth herein shall affect the application of the definitions in clause (c) thereof, to the extent provided in Article II hereof.

     ARTICLE XII: LIABILITY AND INDEMNIFICATION

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including Attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

     ARTICLE XIII: AMENDMENT OF CORPORATE DOCUMENTS

     SECTION 1. Certificate of Incorporation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of Common Stock or Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the Voting Stock then outstanding; provided, however, that if any such Change relates to Articles II, VII, IX, X, XI and XIV hereof or this Article XIII, such Change must also be approved by the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock then outstanding. Subject to the foregoing, the Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law.

     SECTION 2. Bylaws. The Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

     ARTICLE XIV: APPRAISAL RIGHTS

     To the maximum extent permissible under Section 262 of the Delaware General Corporation Law, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any transaction described in Article XI involving the Corporation that requires the affirmative vote of the holders of not less than 66 2/3% of the Voting Stock then outstanding.

     ARTICLE XV: INCORPORATOR

     The name and mailing address of the incorporator of the Corporation is:

                        Jacqueline N. Casper
                        c/o Corporation Service Company
                        1013 Center Road
                        Wilmington, Delaware 19805

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make the file this Certificate.

                                             /s/  JACQUELINE N. CASPER

                                          --------------------------------------
                                                   Jacqueline N. Casper
                                                       Incorporator

                                                                      APPENDIX C

                             CKE RESTAURANTS, INC.
                             A DELAWARE CORPORATION

                                     BYLAWS

     ARTICLE I: OFFICES

     SECTION 1.1 Registered Office. The registered office of CKE Restaurants, Inc. (the "Corporation") shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be Corporation Service Company.

     SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at 1200 North Harbor Boulevard, Anaheim, California 92801. The Board of Directors of the Corporation (the "Board") is hereby granted full power and authority to change said principal office from one location to another.

     SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

     ARTICLE II: MEETINGS OF STOCKHOLDERS

     SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

     SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

     SECTION 2.3 Special Meetings. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation.

     SECTION 2.4 Notice of Meetings. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder's post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder's post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by telegraph, cable, wireless or fax. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

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

     SECTION 2.5 Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 2.6  Voting.

     (A) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder's name on the books of the
Corporation:

          (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

          (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day upon which the meeting shall be held.

     (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

     (C) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder as proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

     SECTION 2.7 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.8 Judges. If at any meeting of stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge's ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.

     SECTION 2.9 Advance Notice of Stockholder Proposals and Stockholder Nominations.

     (A) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.9(A). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.9. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

     (B) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.9(B). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

                                       C-3
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     ARTICLE III: BOARD OF DIRECTORS

     SECTION 3.1 General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:

          (A) to select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

          (B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws (as the same may be amended from time to time), as it may deem best;

          (C) to change the location of the registered office of the Corporation in Section 1.1 hereof; to change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

          (D) to authorize the issue of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

          (E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and

          (F) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

     SECTION 3.2 Number and Term of Office. The authorized number of directors of the Corporation shall be nine (9) until this Section 3.2 is amended by a resolution duly adopted by the Board. Directors need not be stockholders. With the exception of Carl N. Karcher, no person who has attained the age of 70 shall be eligible for election to the Board. Each of the directors of the Corporation shall hold office until such director's successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.

     SECTION 3.3 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board.

     SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     SECTION 3.5  Vacancies. Except as otherwise provided in the Certificate of
Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, even though less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected. Each director so chosen to fill a vacancy shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

     SECTION 3.6 Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 3.7 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     SECTION 3.8 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer or the President. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile transmission to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address, or in the case of facsimile transmission at the facsimile number, as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile transmission as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery or facsimile transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.9 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

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     SECTION 3.10  Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.

     SECTION 3.11 Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including for attendance at each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

     SECTION 3.12 Committees. By resolution adopted by a majority of the authorized number of directors, the Board may designate an audit committee and a compensation committee and such other committees as it shall determine. Each committee shall consist of two or more of the members of the Board and shall serve at the pleasure of the Board. Each such committee shall be governed by a charter adopted by a majority of the authorized number of directors. To the extent provided in any such charter and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern committees of the Board and actions by such committees.

     ARTICLE IV: OFFICERS

     SECTION 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof. The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the Corporation. Any number of offices may be held by the same person.

     SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof held after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

     SECTION 4.3 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify and each of whom shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

     SECTION 4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

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     SECTION 4.5  Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     ARTICLE V: CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 5.1 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     SECTION 5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

     SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     SECTION 5.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

     ARTICLE VI: SHARES AND THEIR TRANSFER

     SECTION 6.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any

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

existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.4 hereof.

     SECTION 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     SECTION 6.4 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 6.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     ARTICLE VII: INDEMNIFICATION

     SECTION 7.1 Scope of Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereinafter be amended (the "Delaware Law"), and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board of Directors. Such agreements may indemnify such persons to the fullest extent permissible under law.

     ARTICLE VIII: MISCELLANEOUS

     SECTION 8.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

     SECTION 8.2 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     SECTION 8.3 Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board, or by the stockholders at any annual or special meeting of stockholders provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting.

     SECTION 8.4 Representation of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

     SECTION 8.5 Jurisdiction for Stockholder Suits. Any action brought by any stockholder against the Corporation or against any officer, director, employee, agent or advisor of the Corporation, including without limitation any such action brought on behalf of the Corporation, shall be brought solely in a court of competent jurisdiction located in the State of Delaware.

                                                                      APPENDIX I
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended: JANUARY 25, 1993

                                       OR

/ /   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
      SECURITIES EXCHANGE ACT OF 1934

                   For the transition period from N/A TO N/A

                        Commission file number: 0-10316

                         CARL KARCHER ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                                                 95-2415578
       (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)
        1200 NORTH HARBOR BOULEVARD,
             ANAHEIM, CALIFORNIA                                              92801
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

       Registrant's telephone number, including area code: (714) 774-5796

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                                (Title of class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

     The aggregate market value of the voting stock held by non-affiliates of the registrant as of March 31, 1993 was $96,933,696.

     The number of shares outstanding of each of the registrant's common stock, as of March 31, 1993 was 18,090,742.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

                                                                                   PARTS IN
                                                                               WHICH REFERENCED
                                                                               ----------------
Portions of the Company's Annual Report to Shareholders for the year
  ended January 25, 1993.....................................................    II, IV
Portions of the Company's Proxy Statement to be filed with the Commission within 120 days of January 25, 1993, prepared in connection with the Annual
  Meeting of Shareholders to be held in 1993.................................      III

The Exhibit Index is located on Page 27.

                  FORM 10-K OF CARL KARCHER ENTERPRISES, INC.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
                                           PART I
Item  1.  Business....................................................................    1
Item  2.  Properties..................................................................    4
Item  3.  Legal Proceedings...........................................................    5
Item  4.  Submission of Matters to a Vote of Security Holders.........................    5
                                          PART II
Item  5.  Market for the Company's Common Stock and Related Stockholder Matters.......    5
Item  6.  Selected Financial Data.....................................................    5
Item  7.  Management's Discussion and Analysis of Financial Condition and
               Results of Operations..................................................    5
Item  8.  Financial Statements and Supplementary Data.................................    5
Item  9.  Changes in and Disagreements with Accountants on
               Accounting and Financial Disclosure....................................    6
                                          PART III
Item 10.  Directors and Executive Officers of the Registrant..........................    6
Item 11.  Executive Compensation......................................................    7
Item 12.  Security Ownership of Certain Beneficial Owners and Management..............    7
Item 13.  Certain Relationships and Related Transactions..............................    7
                                          PART IV
Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K............    7

                                     PART I

ITEM 1.  BUSINESS

General

     Carl Karcher Enterprises, Inc., (the "Company") was incorporated in the State of California in February 1966 as the successor to a company founded in 1941 by the Company's Chairman of the Board, Carl N. Karcher. The Company develops, operates, franchises and licenses a quick-service restaurant chain under the name "Carl's Jr.". As of January 25, 1993, there were 642 Carl's Jr. restaurants in operation in the Western United States and in five other countries. Of these restaurants, 379 were operated by the Company, 244 were operated by franchisees and 19 were operated by international licensees.

     The Company's overall business strategy was redefined and its operations streamlined during fiscal 1993. A restructuring program was implemented during the year, largely due to the appointment of a new president and chief executive officer in December 1992. This restructuring has refocused the Company's resources on its primary business -- operating and franchising Carl's Jr. restaurants. Departments or functions that did not directly support these operations, such as the Company's manufacturing business and the management of investment securities, were eliminated, while other areas, such as strategic planning, information systems and marketing will be strengthened through selective additions to staff. A total of 58 corporate positions were eliminated, including 10 vice president and other middle management positions.

Company-operations

     The Carl's Jr. menu is relatively uniform throughout the chain and features several charbroiled hamburgers and chicken sandwiches, including Carl's Famous Star(R) and the Western Bacon Cheeseburger(R). Other entrees include two roast beef sandwiches, a fish sandwich, a turkey club sandwich, several baked potatoes and prepackaged salads. Side orders, such as french fries, onion rings and fried zucchini, and desserts are also offered. Most restaurants also have a breakfast menu including eggs, bacon, sausage, pancakes, french toast dips, orange juice, pastries, muffins, the Sunrise Sandwich(R) and the Breakfast Burrito. Except during peak volume periods, food is prepared after the customer has placed an order and is served immediately. Partial table service is offered at Carl's Jr. and is utilized in most restaurants, except those with exceptionally high lunch time traffic and certain locations with multi-level seating.

     The Company strives to maintain high standards in quality, service and cleanliness. Each Company-operated restaurant is operated by a manager who has received 13 to 17 weeks of management training. This training program involves a combination of classroom instruction and on-the-job training in specially designated training restaurants. Other restaurant employees are trained by the restaurant managers in accordance with Company guidelines. Restaurant managers are supervised by a district manager, responsible for four to seven restaurants. Approximately 50 district managers are under the supervision of seven regional directors, all of whom regularly inspect the operations in their respective regions and districts.

     As part of its restructuring program, certain aspects of the Company's restaurant operations have been targeted for cost reductions. Increasing labor productivity, thereby reducing labor costs, is the Company's top corporate priority. This goal will be accomplished with new scheduling guidelines and enhanced restaurant-level technology. Safety programs and incentives aimed at lowering workers' compensation costs and other procedural changes are also being implemented. Product specifications are being reviewed with the intent of broadening specifications to increase the number of suppliers competing for the Company's business, which should reduce food costs. The Company will also seek to reduce repair and maintenance costs without compromising proper maintenance standards.

Franchise and Licensed Operations

     During fiscal 1993, the conversion of the greater San Francisco Bay Area from a Company-operated region to a franchised region was substantially completed. This conversion was initiated during fiscal 1991 to stimulate development in underpenetrated markets and increase the proportion of franchised restaurants to approximately 40% of system-wide restaurants. This strategy spreads the challenge of developing properties and raising capital, and reduces the total capital required for the development of new Company-operated restaurants. At the same time, royalties earned from new franchised restaurants contribute to the Company's operating earnings.

     As of January 25, 1993, franchised restaurants operated in Arizona, California, Nevada and Oregon and represented 38% of the Carl's Jr. chain. This percentage is not expected to change materially in the near term as no significant sales of Company-operated restaurants to franchisees are contemplated and only modest expansion of Company-operated and franchised restaurants is currently planned.

     The Company's franchising philosophy is such that only full time, experienced candidates are considered for the program. Specific net worth and liquidity requirements must also be satisfied. Absentee ownership is not permitted and franchise owners are encouraged to live within a one-hour drive of their restaurants. Area development agreements are generally entered into which require franchisees to open an additional agreed upon number of Carl's Jr. restaurants in these areas.

     The total estimated start-up costs for a franchised restaurant purchased from the Company generally ranges from approximately $1.2 million to $1.8 million. This amount includes purchases of inventory and property and equipment, initial franchise fees and training costs. A cash down payment of 15-25% is typically required, and the balance is delivered in the form of an interest bearing promissory note.

     The Company has had no difficulty in identifying suitable franchise operators. Numerous inquiries have been made by those interested in becoming franchisees since the Company announced it would be expanding its franchise program in November 1990. The Company has accepted certain former employees with the proper qualifications into its franchise program as well.

     Since 1988, the Company has entered into 10 exclusive licensing agreements, which allow licensees the use of the Company's name and trademarks and provide for initial fees and continuing royalties. The Company, in return, provides operational support and training to these licensees, as necessary. The terms of these agreements range from 20 to 25 years and should result in the development of over 50 additional Carl's Jr. restaurants, primarily in Mexico.

     As of January 25, 1993, there were five licensed restaurants in operation in Mexico, six licensed restaurants in operation in Japan, six licensed restaurants in operation in Malaysia, one licensed restaurant in operation in China and one licensed restaurant in operation in the United Arab Emirates. Four restaurants in Japan were closed in fiscal 1993, and subsequent to year end, the licensee in Japan closed four more restaurants due to the recessionary environment and high restaurant development costs in this country. This licensee is considering developing new restaurants on more economically feasible sites in the near term.

     None of the Company's licensing agreements generated material royalties in fiscal 1993. The Company is unable to predict when its licensing agreements will generate significant revenues.

Distribution Centers

     The Company operates a distribution center at its corporate headquarters in Anaheim, California and a smaller distribution facility in Manteca, California. Produce, frozen meat patties, dairy and other food and supply items, excluding bakery products, are distributed to Company-operated restaurants generally twice a week. Many of these products are sold to franchisees, and in some cases, to certain licensees.

     The manufacturing of certain food products was eliminated during fiscal 1993 as part of the Company's restructuring program when the Company determined that food costs could be lowered, without sacrificing the Company's historically high quality standards, by purchasing these products from third party suppliers. Sales of these manufactured items to outside parties were also eliminated at this time.

     The distribution centers are subject to frequent inspection by representatives of the United States Department of Agriculture.

Sources of Raw Materials

     The Company's ability to maintain consistent quality throughout the Carl's Jr. chain depends in part upon its ability to acquire and distribute food products, restaurant equipment, signs, fixtures and supplies from reliable sources in accordance with Company specifications. The Company, its franchisees and its licensees have not experienced any material shortages of these items as they are purchased from numerous independent suppliers, and alternate sources of these items are generally available.

Trademarks and Patents

     The Company has registered trademarks and service marks which are of material importance to the Company's business, including the "Carl's Jr." name, the "Star" logo and proprietary names for a number of the Company's food products.

Seasonality

     The Company's business is moderately seasonal. Average restaurant sales are normally higher in the summer months than during the winter months.

Working Capital Practices

     Historically, current assets included marketable securities and restaurant property costs to be sold and leased back, which the Company actively marketed immediately upon completion of construction and recovered when the properties were sold. Subsequent to January 25, 1993, as part of its restructuring program, the Company began liquidating its investment portfolio and used the proceeds to repay its borrowings under the Company's revolving credit line. The sale/leaseback program will no longer be emphasized, and thus existing inventories of restaurant property costs to be sold and leased back should be significantly reduced.

     The Company does not carry significant amounts of inventory, experience material returns of merchandise, or generally provide extended payment terms to its distribution customers. Cash from operations, along with cash and cash equivalents on hand, should enable the Company to meet its financing requirements. In addition, the Company had available an unused line of credit of $11 million as of April 30, 1993.

Customers

     No material part of the Company's business is dependent upon a single customer or a few customers.

Backlog

     Backlog orders are not material to the Company's business.

Government Contracts

     The Company has no material contracts with the United States government or any of its agencies.

Competition

     The quick-service restaurant business is highly competitive and can be affected by competition created by similar restaurants in a geographic area, changes in the public's eating habits and preferences and local and national economic conditions affecting consumer spending habits, population trends and traffic patterns. Competition also exists in the search for suitable restaurant locations, franchise operators, and management and other operating personnel. Key competitive factors in the industry are the quality of the food products, the price/value perception of the consumer, the quality and speed of service, attractiveness and cleanliness of the facilities, the restaurant location, and name identification, which is strengthened through frequent advertising.

     The Company believes that its competitive position is enhanced by its particular emphasis on healthful, premium foods which appeal to a broad consumer base. This emphasis also improves the Company's ability to compete effectively with significantly larger quick-service restaurant chains. Careful attention to dining accommodations, including constant upgrading of existing facilities, and partial table service also play an important role.

Research and Development

     The Company maintains a test kitchen at its headquarters in which new products and production concepts are developed on an on-going basis. While these efforts are critical to the Company, amounts expended for these activities are not considered material. There are no customer sponsored research and development activities.

Environmental Matters

     Compliance with federal, state and local environmental provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment did not have a material effect on capital expenditures, earnings or the competitive position of the Company in fiscal 1993. The Company cannot predict the effect on its operations from possible future legislation or regulation.

Number of Employees

     The Company employs approximately 11,500 persons, of whom approximately 10,850 are hourly restaurant, distribution or clerical employees, and approximately 650 are managerial, salaried employees engaged in administrative and supervisory capacities. A majority of the hourly employees are employed on a part-time basis to provide service necessary during peak periods of restaurant operations.

     None of the Company's employees are currently covered by a collective bargaining agreement. The Company has never experienced a work stoppage attributable to labor disputes and believes its employee relations to be good.

     The Company is subject to the Fair Labor Standards Act, which governs such matters as minimum wage requirements, overtime and other working conditions. A large portion of the Company's food service personnel are paid at a minimum wage level and, accordingly, increases in the federal or state minimum wage affect the Company's labor costs. The California minimum wage is currently $4.25 and is equal to the established federal minimum wage.

ITEM 2.  PROPERTIES.

     Most Carl's Jr. restaurants are freestanding, ranging in size from 2,500 to 4,000 square feet, with a seating capacity of 72 to 115 persons. Some restaurants are located in shopping malls and other in-line facilities. Currently, three different building plan types are being constructed system-wide, depending upon operational needs. Most restaurants are constructed with drive-thru facilities.

     A majority of Company-operated restaurants are leased from others. The following table sets forth the type of real estate interest that the Company had in Carl's Jr. restaurants in operation at January 25, 1993:

                                   TYPE OF INTEREST
        ----------------------------------------------------------------------
        Lease land and building...............................................   347
        Lease land only (building owned)......................................    21
        Own land and building.................................................    11
                                                                                 ---
                                                                                 379
                                                                                 ---
                                                                                 ---

     The Company also owns an additional 31 restaurant properties which are leased primarily to franchisees.

     Once a potential restaurant site is identified, the Company's real estate personnel either seek to negotiate with the owner to construct a restaurant to the Company's specifications and enter into a long-term lease of the premises, or the site is purchased. Spaces for restaurants in shopping malls and in-line buildings are typically leased and developed to the Company's specifications with the Company owning the leasehold improvements. The Company generally acts as its own general building contractor, or the Company performs the construction management function while utilizing outside general contractors to construct its buildings.

     All Company-operated restaurants are located in California in the following metropolitan areas:

        Los Angeles and Orange County.........................................   264
        Sacramento............................................................    40
        San Diego.............................................................    39
        Fresno................................................................    23
        Bakersfield...........................................................    10
        San Francisco.........................................................     3
                                                                                 ---
                                                                                 379
                                                                                 ---
                                                                                 ---

     The Company's corporate headquarters and distribution center, located in Anaheim, California, are leased and occupy approximately 78,000 and 102,000 square feet, respectively. The Manteca distribution facility has 42,000 square feet and is owned by the Company.

ITEM 3.  LEGAL PROCEEDINGS.

     The Company is involved in various lawsuits incidental to its business. Management does not believe that the outcome of such litigation will have a material adverse effect upon the operations or financial condition of the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     None

                                    PART II

ITEM 5.  MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

     The information under Stock Data and Selected Financial Data on pages 25 and 1, respectively, of the Company's 1993 Annual Report to Shareholders for fiscal year ended January 25, 1993, a copy of which is attached hereto, is hereby incorporated by reference. During fiscal 1993 and 1992, the Company paid four consecutive quarterly dividends of $.02 per share of Common Stock, for a total of $.08 per share per year.

ITEM 6.  SELECTED FINANCIAL DATA.

     The Selected Financial Data for the five years ended January 25, 1993 on page 1 of the Company's 1993 Annual Report to Shareholders, a copy of which is attached hereto, is hereby incorporated by reference.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Management's Discussion and Analysis of Financial Condition and Results of Operations for each of the years in the three year period ended January 25, 1993 contained on pages 6-10 of the Company's 1993 Annual Report to Shareholders, a copy of which is attached hereto, is hereby incorporated by reference.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The balance sheets of Carl Karcher Enterprises, Inc. as of January 25, 1993 and January 27, 1992 and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 25, 1993, together with the related notes and the report of KPMG Peat Marwick, independent auditors, on pages 11-24 of the Company's 1993 Annual Report to Shareholders, a copy of which is attached hereto, are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     The information appearing in the "Information Concerning Nominees" section of the Company's proxy statement prepared in connection with the Annual Meeting of Shareholders to be held in 1993, to be filed with the Commission within 120 days of January 25, 1993, is hereby incorporated by reference. The executive officers and other significant employees of the Company (other than those serving as directors of the Company who are described in the "Information Concerning Nominees" section of the Company's proxy statement prepared in connection with the Annual Meeting of Shareholders to be held in 1993) are listed below. Except as noted below, each individual listed has been with the Company for more than five years.

                                         NUMBER OF   NUMBER OF
                                           YEARS     YEARS IN
                                           WITH       PRESENT
              NAME                 AGE    COMPANY    POSITION                  POSITION
- ---------------------------------  ---   ---------   ---------    -----------------------------------
     Rory J. Murphy..............  45...     14           1       Senior Vice President, Operations
     Loren C. Pannier............  51        21           9       Senior Vice President, Chief
                                                                  Financial Officer
     Laurie A. Ball..............  34         5           *       Vice President, Controller
(1) Richard C. Celio.............  42         4           4       Vice President, Corporate Counsel
(2) Kerry W. Coin................  45         *           *       Vice President, Strategic
                                                                  Development
(3) Karen B. Eadon...............  39         *           *       Vice President, Marketing
(4) Roger D. Shively.............  45         1           1       Vice President, Human Resources
(5) Gerard F. Pereira............  31         *           *       Director, Strategic Planning

- ---------------
* Less than one year.

(1) Mr. Celio joined the Company as Vice President, Corporate Counsel in January 1989. Prior to joining the Company, he was an attorney at law and partner in the law firm of Holden, Fergus & Celio for seven years, a firm which provided various legal services, and acted as General Counsel for the Company.

(2) Mr. Coin joined the Company as Vice President, Strategic Development in February 1993. Prior to joining the Company, he was a principal with A. T. Kearney Inc., a nationally recognized business consulting firm, for five years. While at A. T. Kearney, he was the project leader for two major consulting assignments at the Company.

(3) Ms. Eadon joined the Company as Vice President, Marketing in April 1993. Prior to joining the Company, she was employed at Taco Bell Corporation for eight years, where she held various positions in advertising, product development and most recently as Vice President of Operations Services.

(4) Mr. Shively joined the Company as Vice President, Human Resources in August 1991. Prior to joining the Company, Mr. Shively was employed by Denny's, Inc. for more than seven years in several capacities, including Vice President, Human Resources.

(5) Mr. Pereira joined the Company as Director, Strategic Planning in August 1992. Prior to joining the Company, he was a consultant for three years with
    A. T. Kearney Inc., a nationally recognized business consulting firm. While at A. T. Kearney, he participated in two major consulting assignments at the Company. Previous to his employment at A. T. Kearney, he pursued graduate studies at Stanford University, where he was awarded a Masters in Business Administration in 1989.

ITEM 11.  EXECUTIVE COMPENSATION.

     The information appearing in the "Executive Compensation", "Option Grants in Last Fiscal Year", "Aggregate Option Exercises in Fiscal 1993 and Fiscal 1993 Year End Option Values", "Employment Agreements", "Incentive Compensation Plan", "Transactions with Officers and Directors" and "Key Employee Stock Option Plan" sections of the Company's proxy statement prepared in connection with the Annual Meeting of Shareholders to be held in 1993, to be filed with the Commission within 120 days of January 25, 1993, is hereby incorporated by reference.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information appearing in the "Ownership of the Company's Securities" section of the Company's proxy statement prepared in connection with the Annual Meeting of Shareholders to be held in 1993, to be filed with the Commission within 120 days of January 25, 1993, is hereby incorporated by reference.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information appearing in the "Transactions with Officers and Directors" section of the Company's proxy statement prepared in connection with the Annual Meeting of Shareholders to be held in 1993, to be filed with the Commission within 120 days of January 25, 1993, is hereby incorporated by reference.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     (a) The documents listed below under "(1) Financial Statements" are included in the Annual Report of the registrant to its shareholders for the year ended January 25, 1993 and are incorporated by reference:

     (1) FINANCIAL STATEMENTS

        Balance Sheets at January 25, 1993 and January 27, 1992
        Statements of Operations for each of the years in the three-year period ended January 25, 1993
        Statements of Shareholders' Equity for each of the years in the three-year period ended
        January 25, 1993
        Statements of Cash Flows for each of the years in the three-year period ended January 25, 1993
        Notes to Financial Statements
        Report of Independent Auditors

     (2) FINANCIAL STATEMENT SCHEDULES

        Report of Independent Auditors
        Schedule I.       Marketable Securities
        Schedule II.      Amounts Receivable from Related Parties
        Schedule V.       Property and Equipment
        Schedule VI.      Accumulated Depreciation and Amortization of Property and Equipment
        Schedule IX.      Short-term Borrowings
        Schedule X.       Supplementary Income Statement Information

     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

     (3) EXHIBITS

     3-1       Articles of Incorporation of Carl Karcher Enterprises, Inc., and amendments thereto. Exhibit 3-1 to Registration Statement on Form S-1, file No. 2-73695 is hereby incorporated by reference.
     3-2       Bylaws of Carl Karcher Enterprises, Inc., as amended. Exhibit 3-2 to Amendment
               No. 3 to Registration Statement on Form S-1, file No. 2-73695 is hereby incorporated by reference.
     4-1       Specimen certificate for 9 1/2% Convertible Subordinated Debentures due 2007
               of Carl Karcher Enterprises, Inc. Exhibit 4-1 to Amendment No. 1 to
               Registration Statement on Form S-1, file No. 2-80283 is hereby incorporated by reference.
     4-2       Indenture dated as of December 1, 1982 between Carl Karcher Enterprises, Inc.
               and Manufacturers Hanover Trust Company, as Trustee. Exhibit 4-2 to Amendment
               No. 1 to Registration Statement on Form S-1, file No. 2-80283 is hereby incorporated by reference.
    10-1       Real Property Lease. Exhibit 10-1 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-2       Real Property Lease. Exhibit 10-2 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-3       Real Property Lease. Exhibit 10-3 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-4       Real Property Lease. Exhibit 10-4 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-5       Real Property Lease. Exhibit 10-5 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-6       Real Property Lease. Exhibit 10-6 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-7       Real Property Lease. Exhibit 10-9 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-8       Real Property Lease. Exhibit 10-10 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-9       Real Property Lease. Exhibit 10-11 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-10      Real Property Lease. Exhibit 10-12 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-11      Real Property Lease. Exhibit 10-13 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-12      Real Property Lease. Exhibit 10-14 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-13      Real Property Lease. Exhibit 10-15 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-14      Real Property Lease. Exhibit 10-16 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-15      Real Property Lease. Exhibit 10-17 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.
    10-16      Real Property Lease. Exhibit 10-18 to Registration Statement on Form S-1, file
               No. 2-73695 is hereby incorporated by reference.

    10-17      Promissory Note executed by Carl Karcher Enterprises, Inc. and Carl N.
               Karcher, as Trustee, in favor of The Great-West Life Assurance Company.
               Exhibit 10-19 to Registration Statement on Form S-1, file No. 2-73695 is hereby incorporated by reference.
               MANAGEMENT CONTRACTS AND COMPENSATORY PLANS AND ARRANGEMENTS (EXHIBITS 10-18,
               10-19, 10-24, 10-45 THROUGH 10-49 AND 10-116 THROUGH 10-124)
    10-18      1981 Stock Option Plan of Carl Karcher Enterprises, Inc. Exhibit 10-20 to
               Registration Statement on Form S-1, file No. 2-73695 is hereby incorporated by reference.
    10-19      Carl Karcher Enterprises, Inc. Profit Sharing Plan, as amended. Exhibit 10-21 to Registration Statement on Form S-1, file no. 2-73695 is hereby incorporated by reference.
    10-20      Agreement for Acquisition of Restaurants, dated December 4, 1981. Exhibit 20-1 to Form 10-K Annual Report for fiscal year ended January 29, 1982 is hereby incorporated by reference.
    10-21      Agreement of Sale, dated February 24, 1982. Exhibit 20-2 to Form 10-K Annual
               Report for fiscal year ended January 29, 1982 is hereby incorporated by reference.
    10-22      Agreement of Sale, dated March 19, 1982. Exhibit 20-3 to Form 10-K Annual
               Report for fiscal year ended January 29, 1982 is hereby incorporated by reference.
    10-23      Agreement of Sale, dated March 19, 1982. Exhibit 20-4 to Form 10-K Annual
               Report for fiscal year ended January 29, 1982 is hereby incorporated by reference.
    10-24      Carl Karcher Enterprises, Inc. Key Employee Incentive Stock Option Plan.
               Exhibit 10-24 to Registration Statement on Form S-1, file No. 2-80283 is hereby incorporated by reference.
    10-25      Agreement of Sale, dated May 17, 1984. Exhibit 10-25 to Form 10-K Annual
               Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-26      Agreement of Sale, dated May 17, 1984. Exhibit 10-26 to Form 10-K Annual
               Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-27      Note Purchase Agreement, dated April 2, 1984. Exhibit 10-27 to Form 10-K
               Annual Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-28      Note Purchase Agreement, dated April 2, 1984. Exhibit 10-28 to Form 10-K
               Annual Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-29      Note Purchase Agreement, dated January 3, 1985. Exhibit 10-29 to Form 10-K
               Annual Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-30      Loan Agreement, dated June 30, 1983. Exhibit 10-30 to Form 10-K Annual Report
               for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-31      Loan Agreement, dated June 30, 1983, as amended by the First Amendment dated
               April 27, 1984. Exhibit 10-31 to Form 10-K Annual Report for fiscal year ended
               January 25, 1985 is hereby incorporated by reference.
    10-32      Loan Agreement, dated June 30, 1983, as amended by the Second Amendment dated
               December 27, 1984. Exhibit 10-32 to Form 10-K Annual Report for fiscal year ended January 25, 1985 is hereby incorporated by reference.
    10-33      Line of Credit Agreement, dated July 31, 1986. Exhibit 10-33 to Form 10-K
               Annual Report for fiscal year ended January 26, 1987 is hereby incorporated by reference.
    10-34      Agreement to Purchase, dated May 16, 1985. Exhibit 10-34 to Form 10-K Annual
               Report for fiscal year ended January 31, 1986 is hereby incorporated by reference.
    10-35      Franchise Agreement, dated May 16, 1985. Exhibit 10-35 to Form 10-K Annual
               Report for fiscal year ended January 31, 1986 is hereby incorporated by reference.
    10-36      Business Facilities Lease Purchase Agreement, dated May 16, 1985 (Unit
               246/726). Exhibit 10-36 to Form 10-K Annual Report for fiscal year ended
               January 31, 1986 is hereby incorporated by reference.

    10-37      Business Facilities Lease Purchase Agreement, dated May 16, 1985 (Unit
               323/730). Exhibit 10-37 to Form 10-K Annual Report for fiscal year ended
               January 31, 1986 is hereby incorporated by reference.
    10-38      Business Facilities Lease Purchase Agreement, dated May 16, 1985 (Unit
               342/770). Exhibit 10-38 to Form 10-K Annual Report for fiscal year ended
               January 31, 1986 is hereby incorporated by reference.
    10-39      Agreement to Purchase, dated January 24, 1986. Exhibit 10-39 to Form 10-K
               Annual Report for fiscal year ended January 31, 1986 is hereby incorporated by reference.
    10-40      Business Facilities Lease Agreement and Franchise Option, dated January 24,
               1986. Exhibit 10-40 to Form 10-K Annual Report for fiscal year ended January
               31, 1986 is hereby incorporated by reference.
    10-41      Agreement to Purchase, dated October 4, 1985. Exhibit 10-41 to Form 10-K
               Annual Report for fiscal year ended January 31, 1986 is hereby incorporated by reference.
    10-42      Business Facilities Lease Purchase Agreement, dated October 4, 1985 (Unit
               303/754). Exhibit 10-42 to Form 10-K Annual Report for fiscal year ended
               January 31, 1986 is hereby incorporated by reference.
    10-43      Business Facilities Lease Purchase Agreement, dated October 4, 1985 (Unit
               330/756). Exhibit 10-43 to Form 10-K Annual Report for fiscal year ended
               January 31, 1986 is hereby incorporated by reference.
    10-44      Agreement of Partnership, dated June 20, 1985. Exhibit 10-44 to Form 10-K
               Annual Report for fiscal year ended January 31, 1986 is hereby incorporated by reference.
    10-45      Change in Control Agreement by and between Carl Karcher Enterprises, Inc. and
               Donald F. Karcher, dated June 8, 1988. Exhibit 10-45 to Form 10-K Annual
               Report for fiscal year ended January 30, 1989 is hereby incorporated by reference.
    10-46      Change in Control Agreement by and between Carl Karcher Enterprises, Inc. and
               John A. Kubas, dated June 8, 1988. Exhibit 10-46 to Form 10-K Annual Report for fiscal year ended January 30, 1989 is hereby incorporated by reference.
    10-47      Change in Control Agreement by and between Carl Karcher Enterprises, Inc. and
               Raymond J. Perry, dated June 8, 1988. Exhibit 10-47 to Form 10-K Annual Report for fiscal year ended January 30, 1989 is hereby incorporated by reference.
    10-48      Change in Control Agreement by and between Carl Karcher Enterprises, Inc. and
               Loren C. Pannier, dated June 8, 1988. Exhibit 10-48 to Form 10-K Annual Report for fiscal year ended January 30, 1989 is hereby incorporated by reference.
    10-49      Change in Control Agreement by and between Carl Karcher Enterprises, Inc. and
               Robert W. Wisely, dated June 8, 1988. Exhibit 10-48 to Form 10-K Annual Report for fiscal year ended January 30, 1989 is hereby incorporated by reference.
    10-50      Agreement to Purchase dated May 16, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-51      Management Agreement dated May 16, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-52      Agreement dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher is hereby incorporated by reference.
    10-53      Franchise Development Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-54      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (13010 Palm Drive) is hereby incorporated by reference.
    10-55      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (57222 29 Palms Highway) is hereby incorporated by reference.

    10-56      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (73-125 Highway 111) is hereby incorporated by reference.
    10-57      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (68980 Highway 111) is hereby incorporated by reference.
    10-58      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (81-770 Highway 111) is hereby incorporated by reference.
    10-59      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (2520 Palm Canyon Drive) is hereby incorporated by reference.
    10-60      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (102 North Sunrise Way) is hereby incorporated by reference.
    10-61      Franchise Agreement dated May 17, 1985 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (72840 Highway 111) is hereby incorporated by reference.
    10-62      Sublease dated May 15, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher (Unit 323/730) is hereby incorporated by reference.
    10-63      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher, as amended by Amendment to Sublease dated December 18, 1990
               (Unit 447/731) is hereby incorporated by reference.
    10-64      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher (Unit 300/729) is hereby incorporated by reference.
    10-65      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher (Unit 300/729) is hereby incorporated by reference.
    10-66      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher, as amended by the Amendment to Sublease dated December 18,
               1990 (Unit 207/725) is hereby incorporated by reference.
    10-67      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher, as amended (Unit 206/724) is hereby incorporated by reference.
    10-68      Sublease dated May 16, 1985 by and between Carl Karcher Enterprises, Inc. and
               Carl Leo Karcher, as amended by the First Amendment to Sublease dated April
               24, 1987 (Unit 289/728) is hereby incorporated by reference.
    10-69      Franchise Agreement dated December 31, 1985 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 456/768) is hereby incorporated by reference.
    10-70      Restaurant Equipment Purchase Agreement dated December 31, 1985 between Carl
               Karcher Enterprises, Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-71      Land and Building Sublease Agreement dated December 31, 1985 by and between
               Carl Karcher Enterprises, Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-72      Franchise Agreement dated January 25, 1986 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 188/769) is hereby incorporated by reference.
    10-73      Franchise Agreement dated January 25, 1986 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Unit 382/771) is hereby incorporated by reference.
    10-74      Franchise Agreement dated January 25, 1986 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Unit 342/770) is hereby incorporated by reference.
    10-75      Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc. dated March
               3, 1987 (1489 Adams Avenue) is hereby incorporated by reference.
    10-76      License Agreement dated January 27, 1987 by and between Carl Karcher
               Enterprises, Inc. and CLK, Inc., as amended by the Amendment to License
               Agreement dated October 10, 1990 is hereby incorporated by reference.

    10-77      Continuing Guaranty dated January 27, 1987 executed by Carl Leo Karcher is hereby incorporated by reference.
    10-78      Franchise Agreement dated March 3, 1987 between Carl Karcher Enterprises, Inc.
               and Carl Leo Karcher (1489 Adams Avenue) is hereby incorporated by reference.
    10-79      Franchise Agreement dated July 6, 1987 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Varner Road) is hereby incorporated by reference.
    10-80      Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., General
               Release and Continuing Guaranty each dated October 5, 1987 is hereby incorporated by reference.
    10-81      Lease Agreement dated September 25, 1987 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher, as amended by the Amendment to Lease dated October
               19, 1990 (Brawley) is hereby incorporated by reference.
    10-82      Sublease Agreement dated September 25, 1987 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Bullhead City) is hereby incorporated by reference.
    10-83      Agreement to Purchase dated October 27, 1987 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Unit 772) is hereby incorporated by reference.
    10-84      Agreement to Purchase dated October 27, 1987 by and between Carl Karcher
               Enterprises, Inc. and Carl Leo Karcher (Unit 482/794) is hereby incorporated by reference.
    10-85      Franchise Agreement dated October 27, 1987 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 722) is hereby incorporated by reference.
    10-86      Franchise Agreement dated October 27, 1987 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 794) is hereby incorporated by reference.
    10-87      Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., General
               Release and Continuing Guaranty each dated October 27, 1987 (Brawley) is hereby incorporated by reference.
    10-88      Franchise Agreement dated June 14, 1988 between Carl Karcher Enterprises, Inc.
               and Carl Leo Karcher (Bermuda Dunes) is hereby incorporated by reference.
    10-89      Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., General
               Release and Continuing Guaranty each dated August 1, 1988 is hereby incorporated by reference.
    10-90      Memorandum of Purchase dated November 10, 1988 by and between CLK, Inc. and
               Carl Karcher Enterprises, Inc. is hereby incorporated by reference.
    10-91      Memorandum of Purchase dated May 16, 1989 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-92      Franchise Agreement dated June 26, 1989 between Carl Karcher Enterprises, Inc.
               and Carl Leo Karcher (I-8 Business Loop) is hereby incorporated by reference.
    10-93      Assignment of Franchise Agreement and Sublease Agreement by Carl Leo Karcher
               to CLK, Inc. and Continuing Guaranty each dated August 17, 1989 (Unit 730) is hereby incorporated by reference.
    10-94      Assignment of Franchise Agreement and Lease Agreement by Carl Leo Karcher to
               CLK, Inc. dated August 17, 1989 (Unit 726) is hereby incorporated by reference.
    10-95      Assignment of Restaurant Franchise Agreement by Carl Leo Karcher to CLK, Inc.
               dated November 28, 1989 (Rivera, Arizona) is hereby incorporated by reference.
    10-96      Assignment of Restaurant Franchise Agreement by Carl Leo Karcher to CLK, Inc.
               General Release and Continuing Guaranty each dated January 9, 1990 (I-8
               Business Loop) is hereby incorporated by reference.
    10-97      Conditional Assignment of Lease dated November 7, 1990 between CLK, Inc. and
               Carl Karcher Enterprises, Inc. (Unit 770) is hereby incorporated by reference.

    10-98      Conditional Assignment of Lease dated November 7, 1990 between CLK, Inc. and
               Carl Karcher Enterprises, Inc. (Unit 771) is hereby incorporated by reference.
    10-99      Franchise Agreement dated November 12, 1990 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 873) is hereby incorporated by reference.
    10-100     Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., Release
               and Continuing Guaranty each dated November 13, 1990 (Unit 873) is hereby incorporated by reference.
    10-101     Conditional Assignment of Lease dated December 18, 1990 by and between CLK,
               Inc. and Carl Karcher Enterprises, Inc. (Unit 726) is hereby incorporated by reference.
    10-102     Development Agreement dated March 22, 1991 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher is hereby incorporated by reference.
    10-103     Assignment of Restaurant Franchise Agreement by Carl Leo Karcher to CLK, Inc.
               Release and Continuing Guaranty each dated April 5, 1991 is hereby incorporated by reference.
    10-104     Franchise Development Agreement dated December 15, 1991 by and between Carl
               Karcher Enterprises, Inc. and Carl Leo Karcher, as amended by the Amendment to
               Franchise Development Agreement dated December 17, 1991 is hereby incorporated by reference.
    10-105     Assignment of Franchise Development Agreement by Carl Leo Karcher to CLK,
               Inc., Release and Continuing Guaranty each dated December 16, 1991 is hereby incorporated by reference.
    10-106     Restaurant Purchase Agreement dated December 16, 1991 by and between Carl
               Karcher Enterprises, Inc. and Carl Leo Karcher, as amended by the Amendment to
               Restaurant Purchase Agreement dated December 24, 1991 (Unit 7013/433) is hereby incorporated by reference.
    10-107     Franchise Agreement dated December 16, 1991 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 7013/433) is hereby incorporated by reference.
    10-108     Assignment of Restaurant Franchise Agreement by Carl Leo Karcher to CLK, Inc.
               Release and Continuing Guaranty each dated December 16, 1991 is hereby incorporated by reference.
    10-109     Sublease Agreement dated December 16, 1991 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher, as amended by the First Amendment to Sublease dated
               December 24, 1991 is hereby incorporated by reference.
    10-110     Promissory Note executed by Carl Leo Karcher in favor of Carl Karcher
               Enterprises, Inc. is hereby incorporated by reference.
    10-111     Security Agreement dated December 16, 1991 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 7013/433) is hereby incorporated by reference.
    10-112     Franchise Agreement dated January 10, 1992 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Havasu) is hereby incorporated by reference.
    10-113     Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., Release
               and Continuing Guaranty each dated January 10, 1992 is hereby incorporated by reference.
    10-114     Franchise Agreement dated January 20, 1992 between Carl Karcher Enterprises,
               Inc. and Carl Leo Karcher (Unit 7038).
    10-115     Assignment of Franchise Agreement by Carl Leo Karcher to CLK, Inc., Release
               and Continuing Guaranty each dated January 20, 1992.
    10-116     Employment Agreement dated January 14, 1993 by and between Carl Karcher
               Enterprises, Inc. and Donald E. Doyle.

    10-117     Addendum to Employment Agreement dated January 14, 1993 by and between Carl
               Karcher Enterprises, Inc. and Donald E. Doyle.
    10-118     Employment Agreement dated January 15, 1993 by and between Carl Karcher
               Enterprises, Inc. and Loren C. Pannier.
    10-119     Employment Agreement dated January 15, 1993 by and between Carl Karcher
               Enterprises, Inc. and Rory J. Murphy.
    10-120     Employment Agreement dated January 15, 1993 by and between Carl Karcher
               Enterprises, Inc. and Richard C. Celio.
    10-121     Employment Agreement dated January 15, 1993 by and between Carl Karcher
               Enterprises, Inc. and Roger D. Shively.
    10-122     Employment Agreement dated February 1, 1993 by and between Carl Karcher
               Enterprises, Inc. and Kerry W. Coin.
    10-123     Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan.
    10-124     Amendment to Employment Agreement dated May 4, 1993 by and between Carl
               Karcher Enterprises, Inc. and Donald E. Doyle.
    11-1       Computation of Earnings Per Share.
    13-1       Carl Karcher Enterprises, Inc. 1993 Annual Report to Shareholders for fiscal year ended January 25, 1993. With the exception of the information incorporated by reference in Items 5, 6, 7, 8 and 14 of this report, this exhibit is not to be deemed filed as a part of this report.
    24-1       Consent of Independent Auditors.

     (b) Current Reports on Form 8-K: None.

     (c) The exhibits described above in Item 14(a)(3) are incorporated herein by reference.

     (d) The financial statement schedules described above in Item 14(a)(2) are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CARL KARCHER ENTERPRISES, INC.

                                          By          DONALD E. DOYLE
                                          -------------------------------------
                                          President and Chief Executive Officer

                                          Date May 7, 1993

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------  ------------------------------------  ------------
             CARL N. KARCHER                Chairman of the Board                 May 7, 1993
- ------------------------------------------

             DONALD E. DOYLE                President and Chief Executive         May 7, 1993
- ------------------------------------------  Officer, (Principal Executive
                                            Officer)
                                            Director

             LOREN C. PANNIER               Senior Vice President,                May 7, 1993
- ------------------------------------------  Chief Financial Officer
                                            (Principal Financial Officer)

               LAURIE A. BALL               Vice President, Controller            May 7, 1993
- ------------------------------------------  (Principal Accounting Officer)

              DANIEL W. HOLDEN              Director                              May 7, 1993
- ------------------------------------------

              CARL L. KARCHER               Director                              May 7, 1993
- ------------------------------------------

                PETER CHURM                 Director                              May 7, 1993
- ------------------------------------------

               KENNETH OLSEN                Director                              May 7, 1993
- ------------------------------------------

           ELIZABETH A. SANDERS             Director                              May 7, 1993
- ------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Carl Karcher Enterprises, Inc.:

     Under date of April 15, 1993, except for Note 2 to the financial statements, which is as of May 3, 1993, we reported on the balance sheets of Carl Karcher Enterprises, Inc. as of January 25, 1993 and January 27, 1992, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 25, 1993, as contained in the 1993 annual report to shareholders. These financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1993. In connection with our audits of the aforementioned related financial statements, we also have audited the related financial statement schedules as listed in Item 14(a)(2) of this Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

     In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     As discussed in Notes 1 and 15 to the financial statements, the Company changed its method of accounting for income taxes in fiscal 1993.

                                          KPMG PEAT MARWICK

Orange County, California
April 15, 1993

                                                                      SCHEDULE I

                         CARL KARCHER ENTERPRISES, INC.

                             MARKETABLE SECURITIES
                             (AMOUNTS IN THOUSANDS)

                                       NUMBER
                                      OF SHARES      COST OF       MARKET VALUE      CARRYING VALUE
                                      OR UNITS      EACH ISSUE     OF EACH ISSUE     OF EACH ISSUE
                                      ---------     ----------     -------------     --------------
January 25, 1993:
  Preferred stock:
     Adjustable rate issues.........      99         $  3,885         $ 4,755           $  3,885
     Fixed rate issues:
       Convertible..................     233            5,199           5,232              5,199
       Exchangeable.................      54            2,176           2,222              2,176
       Convertible exchangeable.....      34              840             921                840
       Other........................     185            4,836           5,036              4,836
                                                    ----------     -------------     --------------
                                                       16,936          18,166             16,936
  Debt securities...................                    9,630           9,845              9,630
  Common stock and other............                    6,364           6,353              6,364
                                                    ----------     -------------     --------------
                                                     $ 32,930         $34,364           $ 32,930
                                                    ----------     -------------     --------------
                                                    ----------     -------------     --------------

No individual issue exceeds 2% of assets.

                                                                     SCHEDULE II

                         CARL KARCHER ENTERPRISES, INC.

                    AMOUNTS RECEIVABLE FROM RELATED PARTIES
                             (AMOUNTS IN THOUSANDS)

                        BALANCE AT                    DEDUCTIONS             BALANCE AT END OF YEAR
                        BEGINNING                ---------------------   ------------------------------
                         OF YEAR     ADDITIONS   PAYMENTS  WRITTEN OFF   CURRENT(1)(2)     LONG-TERM(2)
                        ----------   ---------   --------  -----------   -------------     ------------
JANUARY 25, 1993:
Bernard W. Karcher......   $  872     $ 3,220    $(3,244 )        --        $   492           $  357
Carl L. Karcher.........      911       7,831     (7,841 )        --            494              408
Carl N. Karcher.........       --         126       (108 )        --             19               --
Franklin J. Karcher.....    1,615       2,694     (2,726 )        --            206            1,375
Joseph C. Karcher.......      361       1,199     (1,342 )        --            218               --
John A. Kubas...........      490         687       (750 )        --             51              374
Stephen A. Larson.......      508       4,403     (4,511 )        --            273              127
Andrew S. Prokop........      827       1,171     (1,248 )        --             97              653
Doneta Thomason.........       95       1,671     (1,654 )        --            113               --
Gary L. Wiles...........      622       2,367     (2,490 )        --            126              374
Robert W. Wisely........    1,249       1,643     (1,719 )        --            190              982
                        ----------   ---------   --------  -----------   -------------     ------------
                          $7,550      $27,012    $(27,633)        --        $ 2,279           $4,650
                        ----------   ---------   --------  -----------   -------------     ------------
                        ----------   ---------   --------  -----------   -------------     ------------
JANUARY 27, 1992:
Bernard W. Karcher......   $  699     $ 3,123    $(2,950 )        --        $   470           $  402
Carl L. Karcher.........    2,835       8,952    (10,876 )        --            476              435
Franklin J. Karcher.....    1,639       3,060     (3,084 )        --            227            1,388
Joseph C. Karcher.......      195         870       (704 )        --            361               --
John A. Kubas...........       --         787       (297 )        --             85              405
Stephen A. Larson.......      734       5,070     (5,296 )        --            342              166
Andrew S. Prokop........       --         861        (34 )        --            129              698
Doneta Thomason.........      113       1,469     (1,487 )        --             95               --
Gary L. Wiles...........      654       2,825     (2,857 )        --            194              428
Robert W. Wisely........    1,313       1,789     (1,853 )        --            183            1,066
                        ----------   ---------   --------  -----------   -------------     ------------
                          $8,182      $28,806    $(29,438)        --        $ 2,562           $4,988
                        ----------   ---------   --------  -----------   -------------     ------------
                        ----------   ---------   --------  -----------   -------------     ------------
JANUARY 28, 1991:
Bernard W. Karcher......   $  628     $ 3,597    $(3,526 )        --        $   254           $  445
Carl L. Karcher.........    3,171       7,693     (8,029 )        --            601            2,234
Franklin J. Karcher.....       --       3,312     (1,673 )        --            197            1,442
Joseph C. Karcher.......       --         969       (774 )        --            195               --
Stephen A. Larson.......      982       5,168     (5,416 )        --            533              201
Doneta Thomason.........       --       1,402     (1,289 )        --            113               --
Gary L. Wiles...........      724       2,762     (2,832 )        --            176              478
Robert W. Wisely........       --       2,044       (731 )        --            173            1,140
                        ----------   ---------   --------  -----------   -------------     ------------
                          $5,505      $26,947    $(24,270)        --        $ 2,242           $5,940
                        ----------   ---------   --------  -----------   -------------     ------------
                        ----------   ---------   --------  -----------   -------------     ------------

- ---------------

(1) Includes accounts receivable, which consist primarily of amounts due from related party franchisees for sales of food and equipment.

(2) Related party notes receivable arise primarily from the sales of restaurants to related party franchisees. The terms of these notes range from 60 to 180 months and are due on various dates through 2002. Interest on these notes range from 12.0% to 12.5%. These notes are typically collateralized by the property and equipment sold.

                                                                      SCHEDULE V

                         CARL KARCHER ENTERPRISES, INC.

                             PROPERTY AND EQUIPMENT
                             (DOLLARS IN THOUSANDS)

                                           BALANCE AT
                                           BEGINNING      ADDITIONS                     BALANCE AT
                                            OF YEAR        AT COST      RETIREMENTS     END OF YEAR
                                           ----------     ---------     -----------     -----------
Year Ended January 25, 1993:
  Land...................................   $ 14,193       $ 1,228        $   850        $  14,571
  Leasehold improvements.................     84,943         1,444          7,121           79,266
  Buildings and improvements.............     24,479           500          1,413           23,566
  Equipment, furniture and fixtures......    126,835         7,076         18,198          115,713
                                           ----------     ---------     -----------     -----------
                                             250,450        10,248         27,582          233,116
  Property under capital leases..........     65,695         2,653          2,012           66,336
                                           ----------     ---------     -----------     -----------
                                           ----------     ---------     -----------     -----------
                                            $316,145       $12,901        $29,594        $ 299,452
                                           ----------     ---------     -----------     -----------
                                           ----------     ---------     -----------     -----------
Year Ended January 27, 1992:
  Land...................................   $ 14,299       $ 1,559        $ 1,665        $  14,193
  Leasehold improvements.................     81,707         8,067          4,831           84,943
  Buildings and improvements.............     19,386         6,197          1,104           24,479
  Equipment, furniture and fixtures......    120,728        14,660          8,553          126,835
                                           ----------     ---------     -----------     -----------
                                             236,120        30,483         16,153          250,450
  Property under capital leases..........     71,458         1,075          6,838           65,695
                                           ----------     ---------     -----------     -----------
                                            $307,578       $31,558        $22,991        $ 316,145
                                           ----------     ---------     -----------     -----------
                                           ----------     ---------     -----------     -----------
Year Ended January 28, 1991:
  Land...................................   $ 15,368            --        $ 1,069        $  14,299
  Leasehold improvements.................     81,100       $10,432          9,825           81,707
  Buildings and improvements.............     20,119            --            733           19,386
  Equipment, furniture and fixtures......    117,829        19,521         16,622          120,728
                                           ----------     ---------     -----------     -----------
                                             234,416        29,953         28,249          236,120
  Property under capital leases..........     67,484         4,140            166           71,458
                                           ----------     ---------     -----------     -----------
                                            $301,900       $34,093        $28,415        $ 307,578
                                           ----------     ---------     -----------     -----------
                                           ----------     ---------     -----------     -----------

                                                                     SCHEDULE VI

                         CARL KARCHER ENTERPRISES, INC.

                   ACCUMULATED DEPRECIATION AND AMORTIZATION
                           OF PROPERTY AND EQUIPMENT
                             (DOLLARS IN THOUSANDS)

                                            BALANCE AT                                   BALANCE AT
                                            BEGINNING      ADDITIONS                       END OF
                                             OF YEAR        AT COST      RETIREMENTS        YEAR
                                            ----------     ---------     -----------     ----------
Year Ended January 25, 1993:
  Leasehold improvements..................   $ 34,979       $ 6,889        $ 3,356        $ 38,512
  Buildings and improvements..............      5,784         1,310             85           7,009
  Equipment, furniture and fixtures.......     71,349        13,860         12,678          72,531
                                            ----------     ---------     -----------     ----------
                                              112,112        22,059         16,119         118,052
  Property under capital leases...........     29,017         3,102          1,341          30,778
                                            ----------     ---------     -----------     ----------
                                             $141,129       $25,161        $17,460        $148,830
                                            ----------     ---------     -----------     ----------
                                            ----------     ---------     -----------     ----------
Year Ended January 27, 1992:
  Leasehold improvements..................   $ 28,209       $ 8,042        $ 1,272        $ 34,979
  Buildings and improvements..............      5,044           789             49           5,784
  Equipment, furniture and fixtures.......     61,763        14,494          4,908          71,349
                                            ----------     ---------     -----------     ----------
                                               95,016        23,325          6,229         112,112
  Property under capital leases...........     28,061         3,248          2,292          29,017
                                            ----------     ---------     -----------     ----------
                                             $123,077       $26,573        $ 8,521        $141,129
                                            ----------     ---------     -----------     ----------
                                            ----------     ---------     -----------     ----------
Year Ended January 28, 1991:
  Leasehold improvements..................   $ 23,107       $ 7,778        $ 2,676        $ 28,209
  Buildings and improvements..............      4,362           713             31           5,044
  Equipment, furniture and fixtures.......     58,621        13,458         10,316          61,763
                                            ----------     ---------     -----------     ----------
                                               86,090        21,949         13,023          95,016
  Property under capital leases...........     24,966         3,323            228          28,061
                                            ----------     ---------     -----------     ----------
                                             $111,056       $25,272        $13,251        $123,077
                                            ----------     ---------     -----------     ----------
                                            ----------     ---------     -----------     ----------

                                                                     SCHEDULE IX

                         CARL KARCHER ENTERPRISES, INC.

                             SHORT-TERM BORROWINGS
                             (DOLLARS IN THOUSANDS)

                                                              MAXIMUM       AVERAGE       WEIGHTED
                                                 WEIGHTED     AMOUNT        AMOUNT         AVERAGE
                                    BALANCE      AVERAGE    OUTSTANDING   OUTSTANDING     INTEREST
                                     AT END      INTEREST   DURING THE    DURING THE     RATE DURING
                                  OF PERIOD(1)     RATE       PERIOD       PERIOD(2)    THE PERIOD(3)
                                  ------------   --------   -----------   -----------   -------------
Year Ended January 25, 1993.....    $  2,422        5.6%      $19,146       $13,441          4.5%
                                  ------------      ---     -----------   -----------        ---
                                  ------------      ---     -----------   -----------        ---
Year Ended January 27, 1992.....    $  8,619        5.9%      $18,717       $12,275          7.3%
                                  ------------      ---     -----------   -----------        ---
                                  ------------      ---     -----------   -----------        ---
Year Ended January 28, 1991.....    $ 11,060        9.1%      $18,849       $15,742          9.6%
                                  ------------      ---     -----------   -----------        ---
                                  ------------      ---     -----------   -----------        ---

- ---------------

(1) Amount represents obligations secured by marketable securities and long-term investments.

(2) The average amount outstanding during the period was computed by averaging the month-end balances outstanding during the year.

(3) The weighted average interest rate during the period was computed by averaging the month-end rates in effect during the period the debt was outstanding.

                                                                      SCHEDULE X

                         CARL KARCHER ENTERPRISES, INC.

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION
                             (DOLLARS IN THOUSANDS)

                                                      CHARGED TO COSTS AND EXPENSES
                                        ----------------------------------------------------------
                                                            FISCAL YEAR ENDED
                                        ----------------------------------------------------------
                                        JANUARY 25, 1993     JANUARY 27, 1992     JANUARY 28, 1991
                                        ----------------     ----------------     ----------------
Maintenance and repairs...............       $7,242               $7,494               $7,009

                                                                    EXHIBIT 11.1



                         CARL KARCHER ENTERPRISES, INC.



                   COMPUTATION OF PRIMARY EARNINGS PER SHARE*


                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



FISCAL YEAR ENDED JANUARY                 1993          1992        1991        1990        1989
                                         -------       -------     -------     -------     -------
Net income (loss)......................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   17,918        18,017      17,917      17,754      23,390
  Pro-rata shares:
     Exercise of stock options.........      116            90          21         121          94
     Debenture conversion..............       --            --          --          --          --
     Repurchase and retirement of
       shares..........................       --          (208)         --          --      (2,626)
  Dilutive effect of outstanding stock
     options...........................      294(1)        293         229         906         646
                                         -------       -------     -------     -------     -------
                                          18,328        18,192      18,167      18,781      21,504
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Primary earnings (loss) per share......  $  (.30)(1)   $   .72     $   .72     $   .30     $   .97
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------


- ---------------


 * Per share data have been adjusted for a two-for-one stock split effective July 14, 1989.



(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.

                         CARL KARCHER ENTERPRISES, INC.



                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE*


                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



       FISCAL YEAR ENDED JANUARY          1993          1992        1991        1990        1989
- ---------------------------------------  -------       -------     -------     -------     -------
Net income (loss)......................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
Interest expense on assumed debenture
  conversion...........................       --            --          --          --          --
                                         -------       -------     -------     -------     -------
  Adjusted net income..................  $(5,507)      $13,038     $13,036     $ 5,551     $20,767
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   17,918        18,017      17,917      17,754      23,390
  Pro-rata shares:
     Exercise of stock options.........      116            90          21         121          94
     Debenture conversion..............       --            --          --          --          --
     Repurchase and retirement of
       shares..........................       --          (208)         --          --      (2,626)
Dilutive effect of outstanding stock
  options..............................      334(1)        309         229         933         922
                                         -------       -------     -------     -------     -------
                                          18,368        18,208      18,167      18,808      21,780
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------
Fully diluted earnings (loss) per
  share................................  $  (.30)(1)   $   .72     $   .72     $   .30     $   .95
                                         -------       -------     -------     -------     -------
                                         -------       -------     -------     -------     -------


- ---------------


 * Per share data have been adjusted for a two-for-one stock split effective July 14, 1989.



(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.

                                                                     APPENDIX II

[LOGO]                   CARL KARCHER ENTERPRISES, INC.

                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 16, 1993

To the Shareholders of Carl Karcher Enterprises, Inc.

     The Annual Meeting of Shareholders of Carl Karcher Enterprises, Inc. will be held at the Anaheim Marriott Hotel, Marriott Hall North, 700 West Convention Way, Anaheim, California, on Wednesday, June 16, 1993 at 9:30 a.m. for the following purposes:

     1.  To elect a Board of seven directors;

     2. To consider and act upon a proposal to approve the Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Shareholders of record at the close of business on April 30, 1993 will be entitled to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be maintained at the corporate headquarters in the city of Anaheim (at the address shown above) for at least twenty days prior to the meeting.

                                          By Order of the Board of Directors,

                                          Daniel W. Holden
                                          Secretary

Anaheim, California
May 19, 1993

     To assure that your shares will be voted at the meeting, you are requested to sign the attached proxy and return it promptly in the enclosed postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting, you may vote in person even though you have sent in your proxy.

                         CARL KARCHER ENTERPRISES, INC.

                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801

                                                                    May 19, 1993

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 16, 1993 and at any postponements or adjournments thereof (the "Annual Meeting"). The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any shareholder giving a proxy has the right to revoke it by written notice at any time prior to the voting or by executing a subsequent proxy and, if present at the meeting, may vote in person whether or not he or she has previously given a proxy.

     The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares in their names for others to send proxy materials to, and to obtain proxies from, their principals, and the Company will reimburse them for their reasonable expenses in doing so. These proxy materials are first being mailed to shareholders on or about May 19, 1993.

VOTING

     The Board of Directors has fixed the close of business on April 30, 1993 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on April 30, 1993, the Company had outstanding 18,090,742 shares of Common Stock. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. Other than in the event of cumulative voting for the election of directors (discussed below), each share of the Company's Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the shareholders, assuming such majority also constitutes at least a majority of the required quorum. Other than in the event of cumulative voting, directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to the proposal to approve the Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan, the New York Stock Exchange and the American Stock Exchange rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the Proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     If any shareholder gives notice at the meeting of his or her intention to cumulate votes, each holder of Common Stock will be entitled to vote his or her shares cumulatively in the election of directors. Cumulative voting means that each share of Common Stock is entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for one nominee or distributed among two or more nominees. If votes are cumulated at the Annual Meeting, each share will be entitled to seven votes in connection with the election of directors. Management does not presently intend to give notice to cumulate votes, but they may elect to do so in the event of a contested election or other, presently unexpected, circumstances. In the event of cumulative voting, the accompanying proxy authorizes the proxies, in their discretion, to vote cumulatively and to distribute in any manner the votes to which each share is entitled in the election of directors, among the nominees for whom the authority to vote has not been withheld in the accompanying proxy. At the Company's 1992 Annual Meeting, approximately 91% of the outstanding voting power was represented and participated in the election of directors. In the election, all directors received affirmative votes of approximately 90% of the outstanding voting power.

     On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, each to serve for a term of one year and until his or her successor is elected. The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. All of the nominees are presently directors and all, except Donald
E. Doyle (who became a director in January 1993), were elected by the shareholders at the 1992 Annual Meeting. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the meeting. To the Company's knowledge, all nominees are and will be able to serve.

INFORMATION CONCERNING NOMINEES

                                                                  FIRST
                                                                   YEAR
                                                                  BECAME           OTHER CORPORATE
        NAME             AGE         PRINCIPAL OCCUPATION        DIRECTOR           DIRECTORSHIPS
- ---------------------    ---     ----------------------------    --------     --------------------------
Carl N. Karcher          76      Chairman of the Board             1966                   --
Donald E. Doyle          46      President and Chief               1992                   --
                                 Executive Officer
Daniel W. Holden         58      Secretary; Attorney at Law,       1966                   --
                                 Holden & Fergus
Carl L. Karcher          44      President, CLK, Inc., a           1992                   --
                                 franchisee of the Company
Peter Churm              67      Chairman Emeritus, Furon          1979             Furon Company
                                 Company, a diversified
                                 manufacturing company
Kenneth Olsen            74      President, Retired, The Vons      1980                   --
                                 Companies, Inc., a retail
                                 grocery company
Elizabeth A. Sanders     47      Management Consultant,            1983             H.F. Ahmanson,
                                 The Sanders Partnership                      The Vons Companies, Inc.,
                                                                                 Sport Chalet, Inc.,
                                                                                Wal-Mart Stores, Inc.

     Mr. Carl N. Karcher, the founder of the Company, purchased his first hot dog stand on July 17, 1941 and has been developing the Company's concepts since that time. He has served in his present capacity since 1980. Until Mr. Doyle's appointment as Chief Executive Officer in December 1992, Mr. Karcher served in such capacity. Prior to 1980, he was President of the Company. Mr. Karcher received compensation aggregating $407,235 in fiscal 1993 for the various services he performed on behalf of the Company. In September 1989, Mr. Karcher and the Securities and Exchange Commission entered into a settlement agreement with respect to a previously filed action pursuant to which Mr. Karcher, without admitting or denying any wrongdoing, consented to the entry of a permanent injunction enjoining him from future violations of certain federal securities laws. In addition, Mr. Karcher agreed to pay a penalty pursuant to the Insider Trading Sanctions Act of 1984.

     Mr. Donald E. Doyle became a director, President and Chief Executive Officer in December 1992. Prior to that time, he served as President and Chief Executive Officer of the Greater Louisville Economic Development Partnership. Mr. Doyle was employed by Kentucky Fried Chicken Corporation from 1973 until 1988 in several capacities, including, between 1984 and 1988, President of KFC-USA, the principal operating company for Kentucky Fried Chicken company-owned and franchised restaurants.

     Mr. Holden has served as a director and Secretary since 1966. He is currently an attorney with the law firm of Holden & Fergus. Between 1990 and 1992 he served as Executive Vice President/General Counsel of Monnig Development Inc., a real estate development firm. Prior to that time, he was a Senior Partner with the law firm of Holden, Fergus & Celio.

     Mr. Carl L. Karcher has been a franchisee of the Company since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by the Company in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. In November 1988, the Securities and Exchange Commission obtained a summary judgment in a civil action brought against Mr. Karcher under certain federal securities laws, which required Mr. Karcher to pay disgorgement of $10,500 which represented losses Mr. Karcher avoided in the sale of certain of the Company's 9 1/2% Convertible Debentures. In addition, a permanent injunction was entered against Mr. Karcher enjoining him from future violations under certain federal securities laws.

     Mr. Churm was Chairman of the Board of Furon Company, a publicly-held company headquartered in Laguna Niguel, California, from May 1980 through February 1992 and was President of that company for more than the 16 years prior to that time.

     Mr. Olsen was Vice President of The Vons Companies, Inc., a retail grocery company headquartered in Arcadia, California, from January 1984 through November 1991. For more than six years prior to that time, Mr. Olsen was the President and Chief Executive Officer of Vons Grocery Company.

     Mrs. Sanders was employed by Nordstrom, Inc., which owns a chain of department stores, in several capacities between 1971 and 1990 (including Vice President-General Manager between 1980 and 1990). She is currently employed by The Sanders Partnership as a management consultant to various businesses.

     Carl L. Karcher is Carl N. Karcher's son.

     For additional information concerning Carl N. Karcher and Carl L. Karcher's relationships to the Company, see "Security Ownership of Certain Beneficial Owners and Management" and "Transactions with Officers and Directors."

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation and Stock Option Committee. The Board does not have a nominating committee or other committee performing similar functions. The Audit Committee, whose current members are Kenneth Olsen (Chairman), Peter Churm, Daniel W. Holden and Elizabeth A. Sanders, monitors the Company's basic accounting policies and their related system of internal control, reviews its audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation and Stock Option Committee, whose current members are Peter Churm (Chairman), Daniel W. Holden, Kenneth Olsen and Elizabeth A. Sanders, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

     During fiscal 1993, the Board of Directors held seven meetings, the Audit Committee held one meeting, and the Compensation and Stock Option Committee held no formal meetings. During fiscal 1993, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he or she served.

COMPENSATION OF DIRECTORS

     For their services as directors in fiscal 1993, Messrs. Churm, Holden and Olsen and Mrs. Sanders received a fee of $18,000. For his serving as a director in fiscal 1993, Carl L. Karcher received a fee of $9,000, since he commenced serving in such capacity in May 1992. Each such director is expected to receive a fee of $18,000 in fiscal 1994 for his or her services and $1,000 for each Board meeting other than regular meetings attended by that director in fiscal 1994.

     In connection with the offer by an entity organized by Freeman Spogli & Co. and the Carl N. and Margaret M. Karcher Trust, the Board of Directors established a special committee of non-management directors (the "Special Committee"), comprised of Peter Churm (Chairman), Daniel W. Holden, Kenneth Olsen and Elizabeth A. Sanders. Mr. Churm received a fee of $25,000 for serving as Chairman of the Special Committee. Each of the other members received a fee of $20,000 for serving on the Special Committee. In addition, each of the four members of the Special Committee received a fee of $1,000 for each of the four meetings of the Special Committee held in fiscal 1993, which were each attended by all four members. Mr. Churm and Mrs. Sanders also received reimbursement of expenses incurred attending such meetings that aggregated $172 and $2,504, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation and Stock Option Committee of the Board of Directors were Peter Churm, Daniel W. Holden, Kenneth Olsen and Elizabeth Sanders, none of whom was an officer or employee of the Company during fiscal 1993 or is a former officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1993, certain information as to the number of shares of Common Stock beneficially owned by each person who is known by the Company to own more than five percent of the outstanding Common Stock of the Company, by each director, by each executive officer listed in the Summary Compensation Table, and by all officers and directors as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                             AMOUNT AND              PERCENT
                       NAME AND ADDRESS                 NATURE OF BENEFICIAL            OF
                     OF BENEFICIAL OWNER                     OWNERSHIP               CLASS(1)
        ----------------------------------------------  --------------------         --------
        Carl N. Karcher...............................        6,193,441(2)             34.24%(2)
        1200 North Harbor Boulevard
        Anaheim, California 92801
        Donald E. Doyle...............................               --                --
        1200 North Harbor Boulevard
        Anaheim, California 92801
        Daniel W. Holden..............................           21,966                 *
        Holden & Fergus
        300 South Harbor Boulevard, Suite 802
        Anaheim, California 92805
        Carl L. Karcher...............................           65,546(3)              *
        73-101 Highway 111, Suite 1
        Palm Desert, California 92260
        Peter Churm...................................           11,824                 *
        Furon Company
        29982 Ivy Glenn Drive
        Laguna Niguel, California 92677
        Kenneth Olsen.................................           16,750                 *
        324 Muirfield Road
        Los Angeles, California 90020

                                                             AMOUNT AND              PERCENT
                       NAME AND ADDRESS                 NATURE OF BENEFICIAL            OF
                     OF BENEFICIAL OWNER                     OWNERSHIP               CLASS(1)
        ----------------------------------------------  --------------------         --------
        Elizabeth A. Sanders..........................            4,950                 *
        The Sanders Partnership
        12835 Sutter Creek Road
        Sutter Creek, California 95685
        Loren C. Pannier..............................          285,841(4)              1.56(4)
        1200 North Harbor Boulevard
        Anaheim, California 92801
        Rory J. Murphy................................           15,330(4)              *
        1200 North Harbor Boulevard
        Anaheim, California 92801
        Richard C. Celio..............................           25,489(4)              *
        1200 North Harbor Boulevard
        Anaheim, California 92801
        Roger D. Shively..............................            1,000(4)              *
        1200 North Harbor Boulevard
        Anaheim, California 92801
        All executive officers and directors
          as a group (13 persons).....................        6,616,692(5)             35.99(5)
        Brinson Holdings, Inc. .......................        1,382,200(6)              7.64
        209 South LaSalle
        Chicago, Illinois 60604

- ------------

 *  Less than one percent.

(1) Based on 18,090,742 shares outstanding on March 31, 1993.

(2) Includes (a) 6,160,186 shares held by Carl N. Karcher, as trustee under a trust dated August 17, 1970, for the benefit of Carl N. and Margaret M. Karcher (the "Karcher Trust"), (b) 33,000 shares held by the Carl N. and Margaret M. Karcher Foundation, of which Carl N. and Margaret M. Karcher are directors and with respect to which Mr. and Mrs. Karcher disclaim beneficial ownership, (c) 221 shares held in trust for the benefit of Carl N. Karcher under the Carl Karcher Enterprises, Inc. Profit Sharing and Savings Investment Plan (the "Investment Plan") and (d) 34 shares held in trust for the benefit of Margaret M. Karcher under the Investment Plan.

(3) Includes (a) 180 shares held by Carl L. Karcher and (b) 65,366 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust dated January 31, 1983 for the benefit of Carl L. and Peggy L. Karcher.

(4) Includes for Messrs. Pannier, Murphy, Celio and Shively: (a) 5,266, 1,194, 382 and zero shares held in trust for the benefit of such persons under the Investment Plan and (b) 245,428, 14,136, 25,107 and 1,000 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1993.

(5) Includes (a) 7,208 shares held in trust for the benefit of such persons under the Investment Plan and (b) 292,115 shares subject to presently exercisable options or options that become exercisable on or prior to May 30, 1993.

(6) Based on a Schedule 13G filed with the Securities and Exchange Commission, a copy of which was provided to the Company by Brinson Holdings, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years indicated, the compensation awarded to, earned by or paid to each of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who were so employed by the Company as of January 25, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                   --------------------------
                                                    ANNUAL COMPENSATION
                                            -----------------------------------              AWARDS
                                                                      OTHER        --------------------------
                                                                      ANNUAL        RESTRICTED      OPTIONS/      ALL OTHER
                                  FISCAL     SALARY      BONUS     COMPENSATION    STOCK AWARDS       SARS       COMPENSATION
         NAME AND TITLE            YEAR       ($)         ($)       ($)(1)(2)           ($)            (#)        ($)(1)(3)
- --------------------------------  -------   --------    -------    ------------    -------------    ---------    ------------
Donald E. Doyle                     1993    $ 23,654         --            --        $ 100,000(4)        (5)            --
President and                       1992          --         --            --               --            --            --
Chief Executive Officer(6)          1991          --         --            --               --            --            --
Loren C. Pannier                    1993     180,461         --      $ 14,152               --        13,560        $5,728
Senior Vice President,              1992     172,500    $25,968            --               --            --            --
Chief Financial Officer             1991     174,066         --            --               --        36,300            --
Rory J. Murphy                      1993     128,428         --         4,215               --         8,470         3,265
Senior Vice President,              1992      90,192     13,118            --               --            --            --
Operations                          1991      79,442      1,750            --               --         5,934            --
Richard C. Celio                    1993     109,860         --        12,664               --         5,450         2,958
Vice President,                     1992     101,923     13,172            --               --            --            --
General Counsel                     1991     102,176         --            --               --        11,138            --
Roger D. Shively                    1993     109,461         --         9,581               --         6,720            --
Vice President,                     1992      44,231         --            --               --         4,000            --
Human Resources(7)                  1991          --         --            --               --            --            --

- ---------------

(1) In accordance with the transition provisions covering disclosure of executive compensation adopted by the Securities and Exchange Commission, amounts for "Other Annual Compensation" and "All Other Compensation" are excluded for fiscal 1992 and fiscal 1991.

(2) "Other Annual Compensation" includes the following amounts for Messrs. Pannier, Murphy, Celio and Shively: (a) auto allowance payments of $9,960, $1,568, $9,960 and $8,300 and (b) reimbursements by the Company for medical and dental costs of $4,192, $2,647, $2,704 and $1,281.

(3) "All Other Compensation" includes matching and voluntary contributions by the Company to the Company's voluntary contributory profit sharing and 401(k) savings plan for Messrs. Pannier, Murphy and Celio in the amounts of
    (i) $3,225, $1,521 and $1,945 for the profit sharing plan and (ii) $2,503, $1,744 and $1,013 for the 401(k) savings plan.

(4) Mr. Doyle was awarded 12,121 shares of restricted stock pursuant to his employment agreement. The award has been valued based on the market value of the Company's Common Stock on the date of issuance, which was $8.25 a share. See "Employment Agreements."

(5) As part of the Company's offer to Mr. Doyle in December 1992 to become the Company's President and Chief Executive Officer, the Company agreed to grant Mr. Doyle an option to purchase 100,000 shares of the Company's Common Stock. This option was subsequently granted to Mr. Doyle in April 1993 upon the adoption by the Company's Board of Directors of the 1993 Employee Stock Incentive Plan.

(6) Mr. Doyle was appointed President and Chief Executive Officer in December 1992.

(7) Mr. Shively was appointed Vice President, Human Resources in August 1991.

     The following table sets forth certain information with respect to the stock options granted during fiscal 1993 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                  INDIVIDUAL GRANTS                                  REALIZABLE VALUE AT
                      --------------------------------------------------------------------------       ASSUMED ANNUAL
                                             PERCENTAGE OF                                             RATES OF STOCK
                                             TOTAL OPTIONS                                           PRICE APPRECIATION
                                              GRANTED TO        EXERCISE                               FOR OPTION TERM
                                             EMPLOYEES IN        PRICE                               -------------------
        NAME          OPTIONS GRANTED($)    FISCAL 1993(1)    ($/SHARE)(2)   EXPIRATION DATE(3)       5%($)     10%($)
- --------------------  -------------------   ---------------   ------------   -------------------     --------  ---------
Donald E. Doyle.....             --                 --               --                    --              --         --
Loren C. Pannier....         13,560               10.1%          $ 7.75          June 9, 2002        $ 66,207  $ 167,093
Rory J. Murphy......          8,470                6.3             7.75          June 9, 2002          41,355    104,372
Richard C. Celio....          5,450                4.1             7.75          June 9, 2002          26,610     67,158
Roger D. Shively....          6,720                5.0             7.75          June 9, 2002          32,810     82,807

- ---------------

(1) Based on the number of shares being subject to options granted to all employees aggregating 134,230 in fiscal 1993.

(2) The fair market value of the Company's Common Stock on the date of grant.

(3) All the options vest 25% on the first anniversary of the date of grant, 35% on the second anniversary of the date of grant and 40% on the third anniversary of the date of grant.

     The following table sets forth certain information with respect to stock options exercised during fiscal 1993 by the executive officers named in the Summary Compensation Table and aggregate fiscal 1993 year end stock option values.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1993
                     AND FISCAL 1993 YEAR END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED            IN-THE-MONEY
                                                               OPTIONS AT FISCAL 1993       OPTIONS AT FISCAL 1993
                                                                     YEAR END(#)                  YEAR END($)
                     SHARES ACQUIRED                          -------------------------    -------------------------
       NAME          ON EXERCISE (#)    VALUE REALIZED($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- -------------------  ---------------    ------------------    -------------------------    -------------------------
Donald E. Doyle....           --                   --               -- / --                       -- / --
Loren C. Pannier...       17,250             $ 70,898            237,856/28,080              $420,184/$22,413
Rory J. Murphy.....           --                   --            12,848/10,844                  8,559/6,679
Richard C. Celio...           --                   --             22,063/9,905                  4,763/5,900
Roger D. Shively...           --                   --             1,000/9,720                    -- /3,360

EMPLOYMENT AGREEMENTS

     In January 1993, the Company entered into employment agreements with Donald
E. Doyle, the President and Chief Executive Officer, Loren C. Pannier, Senior Vice President and Chief Financial Officer, Rory J. Murphy, Senior Vice President, Operations, Richard C. Celio, Vice President, General Counsel, and Roger D. Shively, Vice President, Human Resources. Each such employment agreement expires in January 1996.

     Base Salaries. The base salaries payable under these agreements are subject to increase from time to time at the discretion of the Board of Directors. The employment agreement with Mr. Doyle provides for an initial annual base salary of $300,000. In addition, in March 1993, the Company and Mr. Doyle executed an addendum to his employment agreement providing for a housing cost differential payment of $4,375 per month to be paid to Mr. Doyle through December 1997 in consideration of the markedly higher housing costs in Southern California compared to those in Louisville, Kentucky, Mr. Doyle's former residence.

     Bonuses. The employment agreements provide for a management incentive compensation plan to be established by the Board of Directors for the payment of cash bonuses to the executive officers and management of the Company. Such bonuses will be paid if certain performance targets are met. The Board of Directors has established the terms of such management incentive compensation plan. See "Incentive Compensation Plan."

     Stock Options and Grants. Each employment agreement entitles the executive officer to participate in the Company's new stock option plan. See "1993 Employee Stock Incentive Plan." In addition, in April 1993, pursuant to his employment agreement, Mr. Doyle received an option to purchase 100,000 shares of the Company's Common Stock under the terms of the Company's 1993 Employee Stock Incentive Plan, which is subject to shareholder approval. The option is exercisable at a price of $8.00 per share, the market value of the Company's Common Stock on the date of grant. Effective January 6, 1993, the Company awarded to Mr. Doyle, as provided in his employment agreement, 12,121 shares of Common Stock, which will vest at a rate of 33 1/3% per year on each of the first three anniversaries of such grant.

     Termination of Employment; Change of Control. Each employment agreement provides that if the Company terminates an executive officer's employment for good and valid cause (as defined therein), the Company will not be required to pay any severance pay or pro-rata payment that may otherwise be due such executive officer. However, if an executive officer is terminated by the Company without cause, the Company will be obligated to pay a lump sum equal to the greater of one year's compensation (two years' compensation in the case of Mr. Doyle) or the balance of compensation due for the remainder of the employment agreement, plus any accrued and unpaid compensation. In addition, in the event the Company terminates Mr. Doyle's employment without cause, the addendum to Mr. Doyle's employment agreement requires that the housing cost differential payments thereunder be made to him for the longer of two years or the balance of the agreement. In addition, the employment agreements provide for certain payments in the event the Company is acquired by or merged with another entity, or another entity acquires all or substantially all of the Company's assets, resulting in such other entity gaining direction or control of the Company (a "Change in Control") and thereafter either (i) an executive officer is terminated or (ii) an executive officer exercises his right upon a Change in Control to terminate his employment agreement. In either case, such executive officer's employment agreement requires the Company to pay such executive officer's base salary for the longer of one year (two years in the case of Mr. Doyle) or the balance of such agreement's term.

INCENTIVE COMPENSATION PLAN

     In 1993, the Company adopted the Carl Karcher Enterprises, Inc. Incentive Compensation Plan (the "Incentive Plan") to help the Company attract and retain qualified employees in managerial and other key positions and to provide incentives to those individuals to contribute to the success of the Company. The Incentive Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") and the Vice President of Human Resources of the Company. The Incentive Plan provides for cash bonus awards, the amounts of which are directly dependent upon increases in the Company's operating income over the prior fiscal year.

     Participants in the Incentive Plan must be employees of the Company nominated by the President and Chief Executive Officer of the Company and approved by the Committee. Each participant in the Incentive Plan is assigned a level of participation based on such participant's responsibilities with the Company. Participation levels are established and approved by the Committee following recommendations by the President and Chief Executive Officer, and the Vice President of Human Resources of the Company. Cash awards under the Incentive Plan for each participant are determined by multiplying the participant's base salary in effect on the last day of the applicable plan year by the applicable assigned percentage, which will be increased or decreased based on whether various levels of operating income are achieved.

     Participants in the Incentive Plan who terminate employment with the Company on or after the last day of the plan year vest with respect to any award under the Incentive Plan for that plan year. Participants who terminate employment with the Company prior to the end of a plan year will receive such awards as the Committee shall determine as appropriate, if any. Employees hired or promoted during a plan year will be eligible to receive pro rata awards for such plan year as the Committee shall determine, provided that the minimum pro rata amount is one-fourth of a full award.

     If a participant in the Incentive Plan dies before the last day of the plan year, the Company will pay a pro rata share of an award in an amount authorized by the Committee. If a participant in the Incentive Plan dies on or after the last day of a plan year, the Company will pay the full amount of any award under the Incentive Plan for that plan year.

     The Committee has the right to cancel, modify or amend the Incentive Plan in its sole discretion, provided that no cancellation, modification or amendment may occur retroactively for a plan year that has ended, and no amendment may modify any award that has previously been paid.

CHANGE IN CONTROL ARRANGEMENT

     In June 1988, the Company entered into a Change in Control Agreement with Mr. Pannier. The Change in Control Agreement provides, among other things, that in the event there is a "change in control of the Company" (as defined below) which results in Mr. Pannier losing his position or a substantially equivalent position with the Company within a period of two years following such change in control, he will be paid an amount equal to the product of (i) the sum of his annual base salary at the highest annual rate in effect at any time within the prior two years plus the highest amount awarded to such executive under the annual bonus plan or any successor bonus plan during the prior three years multiplied by (ii) 2.99 (subject to adjustment, if Mr. Pannier retires within three years from that date). In addition, all outstanding options held by Mr. Pannier will become fully vested and exercisable, and employee benefit plans and programs in which he participates at such time will continue in full force and effect for a specified period. Notwithstanding the foregoing, however, the Company will have the sole and absolute discretion and authority to reduce any payments of cash or property to Mr. Pannier to the extent such payments constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code and its state counterparts. For purposes of this Change in Control Agreement and subject to certain limitations, a "change in control of the Company" shall be deemed to have occurred if, among other things, (a) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities (other than persons who already have 20% or more of the combined voting power of the Company's outstanding securities) and (b) the persons who were directors of the Company immediately prior to any merger, consolidation, sale of assets or contested election, or any combination of the foregoing, shall as a result thereof cease to constitute a majority of the Board of Directors of the Company. This agreement expires in June 1994.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

     The Company and Carl N. Karcher were jointly obligated to an insurance company on a promissory note that was issued in connection with the financing of the Company's headquarters and commissary and distribution center. The note was secured by a deed of trust on the property, was payable in monthly installments of $49,242, was repaid in full in March 1993 by Mr. Karcher, and bore interest at the rate of 9 1/4% per annum. Mr. Karcher made all payments on the note. The principal balance at the time of repayment was $3,904,523.

     The Company leases the land and buildings, which include the Company's headquarters and its commissary and distribution center, in Carl Karcher Plaza located in 1200 North Harbor Boulevard, Anaheim, California from the Karcher Trust. The original term of the lease expires in April 2003, and the Company has the option to renew the lease for two additional five-year terms. The current rent under the lease is $89,275 per month, subject to adjustment every five years.

     The Company also leases two adjacent parcels of land in Carl Karcher Plaza from the Karcher Trust. One parcel is being utilized by the Company for its training facilities and parking. The rent is $5,443 per month, subject to adjustment every five years. The other parcel is being utilized, in part, for the Company's distribution center parking and storage. The unused portion of this parcel has been subleased to various small commercial tenants. The rent for this second parcel is $6,250 per month, also subject to adjustment every five years. The lease term for both parcels expires in April 2003, and the Company has the option to renew each of these leases for two additional five-year terms.
     The Company also leases office facilities from the Karcher Trust in San Diego, California. The term of the lease is for 39 months. The monthly rental is currently $4,136 and will gradually increase to $4,500 by July 1, 1994.

     The Company leases a number of restaurant properties from Carl N. Karcher and other officers of the Company. Rentals are generally set at the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The Company presently has five leases with the Karcher Trust with respect to restaurant properties. The terms of these leases range from 15 to 30 years. In three of the leases, the minimum monthly rentals range from $5,735 to $9,652 or 5 1/2% of annual gross sales. In one lease, the minimum monthly rental for improvements is $3,612 or 4% of annual gross sales and the monthly minimum rental for the land is $1,967 or 2% of annual gross sales. In another lease, the minimum monthly rental for the improvements is $2,871 or 4% of annual gross sales and a fixed monthly rental of $2,400 for the land. The aggregate rentals paid under all five leases during fiscal 1993 was $432,800. In January 1993, the Company's Board of Directors authorized the purchase of three of the five properties, under which the Company is currently making lease payments, for an aggregate purchase price of $1,908,543.

     Subsequent to year end, the Chairman, Carl N. Karcher, requested that the Board of Directors consider the purchase of certain shares of Common Stock owned by him. After appropriate consideration and analysis, the Board of Directors authorized the repurchase of up to $10 million of the Company's Common Stock from the Carl N. and Margaret M. Karcher Trust, on terms and conditions to be negotiated, including, per share price and transfer restrictions, rights of first refusal and registration rights with respect to additional shares held by the Trust. The transaction is viewed by the Company as a sound and attractive investment opportunity at the prices the Company's securities have recently traded. At the same time, completion of the transaction will permit the Chairman to fulfill certain outstanding financial obligations without the potential of disruption to the trading market for the Company's securities.

     The Company has one lease with Loren C. Pannier and Suzanne Pannier. This lease is for 25 years with a minimum monthly rental equal to the greater of $4,910 or 5% of annual gross sales. The Company also has two leases in which Loren C. Pannier has a 12% and a 33% undivided interest. These leases have an initial term of 25 years and provide for a minimum monthly rental equal to (a) the greater of $3,290 or 5 1/2% of annual gross sales and (b) the greater of $3,440 or 6% of annual gross sales, respectively. The aggregate rentals paid under all three leases during fiscal 1993 was $218,771.

     The Company has one lease with Dorothy L. Karcher, the sister-in-law of Carl N. Karcher. The lease is for 25 years and provides for a minimum monthly rental equal to the greater of $3,328 or 5 1/2% of annual gross sales.

     Restaurants leased from officers generally were constructed by the Company on land acquired by the Company. The properties were then sold to the officers and leased back by the Company. The Company believes that the sale and leaseback arrangements with officers are at rental rates generally similar to those with unaffiliated third parties. Except as noted above, the Company presently does not intend to enter into leases for new restaurants with related parties.

     In a series of transactions between May 1985 and December 1991, the Company franchised and sold 15 restaurants to Carl L. Karcher for an aggregate purchase price of $4,533,533 (which includes franchise fees of $447,482 and sales tax of $60,163). Cash down payments aggregating $941,425 were made by Mr. Karcher with the balance paid in the form of interest-bearing promissory notes. In January 1992, Mr. Karcher paid $2,234,798 of the remaining $2,691,642 owing as of that time on those notes. During fiscal 1993, the largest aggregate amount outstanding under the remaining note was $434,989. As of April 19, 1993, $428,453 was still owed to the Company on this note. The note bears interest at 12 1/2% per annum and is due in January 2002.

     Carl L. Karcher has also entered into franchise agreements for four restaurants which he developed independently between August 1985 and November 1991. The Company acted as general contractor in the development of all four restaurants developed independently by Mr. Karcher and Mr. Karcher paid the costs of such construction to the Company.

     In addition, pursuant to three Development Agreements dated May 17, 1985, March 22, 1991 and December 16, 1991, between Mr. Karcher and the Company, Mr. Karcher is obligated to develop an aggregate of nine additional restaurants and become a franchisee of the Company with respect to those restaurants. Mr. Karcher has developed three of these restaurants. In connection with the opening of one of these restaurants, Mr. Karcher paid a franchise fee of $20,000 in fiscal 1993. The Company acted as general contactor in the development of two of the three restaurants developed by Mr. Karcher pursuant to the Development Agreements and Mr. Karcher paid the costs of such construction to the Company. Mr. Karcher is obligated to develop the remaining six restaurants at varying times between 1994 and 2001. Mr. Karcher was obligated to pay an aggregate of $90,000 to the Company under these Development Agreements, $30,000 of which was paid in cash, $50,000 of which was paid by delivery of a promissory note that did not bear interest and was paid in full in fiscal 1993 and the other $10,000 of which was waived by the Company.

     In connection with Mr. Karcher's operation of the 22 franchised restaurants, he regularly purchases food and other products from the Company on the same terms and conditions as other franchisees. During fiscal 1993, these purchases totalled approximately $7,831,000. Mr. Karcher is also obligated to pay a percentage of such restaurants' annual gross sales ranging from zero to 4% as royalty fees and an additional zero to 4% as advertising and promotional fees to reimburse the Company for its regional and national advertising efforts on behalf of all franchisees. During fiscal 1993, Mr. Karcher paid royalty fees of $745,597 and advertising and promotional fees of $773,370 for all 22 restaurants combined.

     Mr. Karcher is a lessee or sublessee of the Company with respect to 15 restaurant locations. Rental payments equal the greater of a percentage of the annual gross sales of the restaurant or a minimum monthly rental. The fifteen leases expire between March 2000 and June 2011. The minimum monthly rentals range from $4,157 to $10,830. The percentage of annual gross sales ranges from 5% to 8%. The aggregate rentals paid under these 15 leases during fiscal 1993 was $1,128,035.

     In June 1990, the Company entered into a Business Facilities Lease Purchase Agreement (the "Facilities Agreement") with Franklin J. and Lucille J. Karcher pursuant to which Mr. and Mrs. Karcher agreed to purchase the leasehold interests and related assets of up to six Carl's Jr. restaurants located in Tucson, Arizona, two of which must be purchased by June 19, 1993, two of which must be purchased by June 19, 1994 and one of which must be purchased by June 19, 1995. Mr. and Mrs. Karcher have the option to purchase the sixth restaurant on or prior to June 19, 1995. The aggregate purchase price for all six restaurants is $1,347,000, will be financed in full by the Company and will be represented by a promissory note executed by Mr. and Mrs. Karcher in favor of the Company which will be due and payable 10 years following the date of execution and will bear interest at a rate of 12 1/2% per annum. As of April 19, 1993, no amounts were yet outstanding under this note because Mr. and Mrs. Karcher's obligations to purchase the restaurants commence on June 19, 1993. Mr. Karcher is the brother of Carl N. Karcher and was the Company's Vice
President -- Franchising until 1990.

     Concurrently with the execution of the Facilities Agreement, the Company and Mr. and Mrs. Karcher entered into a purchase agreement whereby Mr. and Mrs. Karcher purchased six additional Carl's Jr. restaurants located in Tucson, Arizona for a total purchase price of $1,591,781. Mr. and Mrs. Karcher financed this purchase by paying the Company $25,000 in cash and executed promissory notes in principal amounts of $125,000 and $1,441,781, which bear interest at an annual rate of zero percent and 12 1/2%, respectively. The principal amount due under the first note was due and paid in full on January 15, 1991. The principal amount under the second note is due on June 19, 2000 and had $1,374,140 outstanding as of April 19, 1993. The maximum amount outstanding under such note during fiscal 1993 was $1,421,907. In connection with the six Tucson, Arizona restaurants, the Company advanced $89,169 for working capital purposes. Such note bears interest at 12 1/2% per annum, is due on February 1, 1995 and had an outstanding balance of $56,005 at April 19, 1993.

     All of the franchise arrangements described above are on terms generally similar to those with unaffiliated parties.

     In connection with the cessation of the employment of David J. Brickner (until May 1992 the Company's Group Vice President -- Manufacturing & Distribution) by the Company, the Company made severance and accrued vacation payments to Mr. Brickner aggregating $69,527 in fiscal 1993.

RETIREMENT PLANS

     The Company has a voluntary contributory profit sharing and savings investment plan (the "Investment Plan") for all eligible employees, excluding hourly operations employees. The annual contribution of the Company under the profit sharing portion of the Investment Plan is determined at the discretion of the Board of Directors. Every employee earns credit toward vesting from his or her initial date of employment; amounts accrued for the account of an eligible employee become vested in increasing percentages beginning during the employee's third year of continuous service and become fully vested after the fifth year. Benefits are realizable upon termination, retirement, total disability or death. The Company made no contributions to the plan for fiscal 1993.

     The savings investment portion of the Investment Plan is administered in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Employees who are participants in the profit sharing plan may elect to reduce their annual salary by up to 15% and have this amount contributed to the plan. Up to 4% of the employees' contributions are matched by the Company and may be used to purchase the Company's Common Stock. Total Company contributions to the plan for all participants for fiscal 1993 were $429,000.

     The Company has a defined benefit pension plan for all eligible hourly operations employees. Each eligible employee earns credit toward vesting from his or her initial date of employment. Employees are fully vested upon the completion of five years of service. The plan provides a benefit of $10 per month for each year of service since February 1, 1985, with a maximum benefit of $200 per month. Benefits are realizable upon termination, retirement, total disability or death. Total Company contributions to the plan for all participants for fiscal 1993 were $348,000.

KEY EMPLOYEE STOCK OPTION PLAN

     The Company's Key Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company on September 15, 1982, and was approved by the shareholders of the Company on June 8, 1983. The Plan expired by its terms in September 1992. The Plan provided for options that qualify as incentive stock options under former Section 422A (now Section 422) of the Internal Revenue Code (the "Code"), as well as options that do not so qualify. The Plan was designed to enable the Company to attract, retain and motivate eligible employees, consultants and directors by providing for or increasing their proprietary interest in the Company. Persons employed on a salaried basis by the Company or its parent or subsidiaries were eligible to receive incentive options. Such persons, as well as consultants to and directors of the Company, were eligible to receive nonqualified options. The Plan was administered by the Compensation and Stock Option Committee of the Board of Directors.

     Although the Company reserved 3,000,000 shares of its Common Stock for issuance under the Plan, the Plan expired in September 1992. As of March 31, 1993, the Company had outstanding incentive options to purchase an aggregate of 164,176 shares of Common Stock pursuant to the Plan to 27 employees, with exercise prices ranging from $5.21 to $10.58 with an average exercise price of $6.60 per share. As of March 31, 1993, the Company had outstanding nonqualified options to purchase an aggregate of 1,390,590 shares of Common Stock pursuant to the Plan to 36 employees, with exercise prices ranging from $5.21 to $13.38 with an average exercise price of $7.94 per share.

                       1993 EMPLOYEE STOCK INCENTIVE PLAN

     The following description of the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") is qualified in its entirety by reference to the full text of such plan.

GENERAL

     The purpose of the 1993 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1993 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1993 Plan is 1,750,000, subject to certain adjustments to prevent dilution. The closing sale price of the Common Stock on the NASDAQ National Market System on April 30, 1993 was $8.125.

     The 1993 Plan will be administered by a committee of directors appointed by the Board of Directors (the "Committee"). Subject to the provisions of the 1993 Plan, the Committee will have full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

     The 1993 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) Common Stock, or (2) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities and Exchange Act of 1934) with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock.

     Awards under the 1993 Plan are not restricted to any specified form or structure and may include arrangements such as sales and bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative.

     An award granted under the 1993 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non qualified stock option that is not tax-benefited.

     An award under the 1993 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipients' tax withholding obligations with respect to such issuance, by delivering cash, by delivering previously owned shares of capital stock of the Company or other property deemed acceptable by the Committee, by reducing the amount of shares or other property otherwise issuable pursuant to the award, or by delivering a promissory note, the terms and conditions of which shall be determined by the Committee. If an option granted under the 1993 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

NON-EMPLOYEE DIRECTOR OPTIONS

     The 1993 Plan provides for the automatic grant of stock options to non-employee directors, pursuant to which, each year, on the first business day after the date of the annual meeting of shareholders of the Company, each non-employee director will automatically be granted an option (a "Non-Employee Director Option") to purchase the number of shares of Common Stock equal to the lesser of (i) 2,000 shares or (ii) the number of such shares that have an aggregate Fair Market Value (as defined in the 1993 Plan) of $18,000 on the date of grant. The aggregate exercise price for any Non-Employee Director Option will be equal to the greater of (1) the aggregate Fair Market Value of the shares on the date of grant, or (2) the aggregate par value of such shares. In addition, each person who becomes a non-employee director on any date other than the date of an annual meeting will, on the date such person becomes a non-employee director, automatically be granted a Non-Employee Director Option.

     Each Non-Employee Director Option will become exercisable for the first time to purchase 33 1/3% of Common Stock subject thereto on each of the first, second and third anniversaries of the date of grant, provided, however, that a Non-Employee Director Option shall become fully exercisable on the date upon which the optionee shall cease to be a non-employee director as a result of death or total disability. In addition, all outstanding Non-Employee Director Options will become exercisable in full on the first to occur of the following:

          (1) the date of dissemination to the Company's shareholders of a proxy statement seeking approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to the 1993 Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such transaction has been recommended to the shareholders by the Board of Directors;

          (2) the first date upon which the directors of the Company who were nominated by the Board of Directors for election cease to constitute a majority of the authorized number of directors of the Company; or

          (3) the date of dissemination to the shareholders of a proxy statement disclosing a change in control of the Company.

     Each Non-Employee Director Option granted under the 1993 Plan will expire upon the first to occur of the following:

          (1) the first anniversary of the date upon which the optionee ceases to be a non-employee director as a result of death or total disability;

          (2) the 90th day after the date upon which the optionee ceases to be a non-employee director for any reason other than death or total disability; or

          (3) the fifth anniversary of the date of grant of such option.

     All outstanding Non-Employee Director Options theretofore granted under the 1993 Plan will terminate upon the first to occur of:

          (1) the dissolution or liquidation of the Company;

          (2) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding Non-Employee Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, which transaction shall have been affirmatively recommended to the shareholders by the Board of Directors; or

          (3) the sale of substantially all of the property and assets of the Company.

PLAN DURATION

     The 1993 Plan became effective upon its adoption by the Board of Directors on April 20, 1993, but no shares of Common Stock may be issued or sold under the 1993 Plan until it has been approved by the Company's shareholders. Awards may not be granted under the 1993 Plan after April 19, 1998. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after April 19, 2008.

AMENDMENTS

     The Board of Directors may amend or terminate the 1993 Plan at any time and in any manner, subject to the following:

          (1) the recipient of any award may not be deprived of such award or any of his or her rights thereunder or with respect thereto without his or her consent as a result of any such amendment or termination; and

          (2) the terms and conditions relating to the Non-Employee Director Options may not be amended more than every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

SECTION 16(B) OF THE EXCHANGE ACT

     The acquisition and disposition of shares of Common Stock by officers, directors and more than 10% shareholders of the Company ("Insiders") pursuant to awards granted to them under the 1993 Plan may be subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1993 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

     Incentive Options. Pursuant to the 1993 Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-Employee Director Options are not intended to qualify as Incentive Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Common Stock or the fair market value of the shares of Common Stock on the date of exercise over the exercise price of such Incentive Option. In such case, the Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

     The amount by which the fair market value of the shares of Common Stock received upon exercise of an Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 24% of the individual's AMTI (reduced by certain exemption amounts) exceed his or her regular income tax liability for the year.

     Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option"), is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders including Non-Employee Directors," below.

     Special Rules for Awards Granted to Insiders including Non-Employee Directors. If an optionee is a director, officer or shareholder subject to
Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income generally should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

     Restricted Stock. Awards under the 1993 Plan may also include stock sales, stock bonuses or other grants of stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market of shares) with respect to restricted shares may be deferred until the 16(b) Date, as described above in "Special Rules for Awards Granted to Insiders including Non-Employee Directors" above, unless the Insider makes a valid 83(b) Election.

     Miscellaneous Tax Issues. Awards may be granted under the 1993 Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1993 Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1993 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

     The terms of the agreements pursuant to which specific awards are made to employees under the 1993 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the 1993 Plan in order to attract, retain and motivate qualified employees. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1993 EMPLOYEE STOCK INCENTIVE PLAN.

          COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
            COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 25, 1993

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), comprised of four non-employee directors, is responsible for administering the Company's executive compensation policies, administering the Company's various management incentive programs, and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of the Company (each, an "Executive Officer"), including the named Executive Officers in the Summary Compensation Table. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for fiscal 1993 as they affected Donald E. Doyle, the President and Chief Executive Officer of the Company at year end, and the other Executive Officers.

COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

     The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified and experienced executives. With respect to equity-based compensation, the Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its shareholders is fostered.

RELATIONSHIP OF PERFORMANCE TO COMPENSATION

     Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options.

     Base Salaries. Base salaries are set forth in the Executive Officers' employment agreements and are subject to increase annually at the discretion of the Committee. After reviewing the major events and changes that occurred in fiscal 1993, the Committee approved modest increases to base salaries to remain competitive with market base salaries.

     Annual Cash Bonuses. Cash bonuses were determined in fiscal 1993 based upon the Company's 1993 incentive compensation plan, which provided for the award of cash bonuses based upon the achievement of certain targeted levels of pre-tax income. The amount of awards for individual Executive Officers under this plan was based on the amount of pre-tax income and the level assigned to that particular executive officer under the plan. Based upon the Company's financial performance in fiscal 1993, no cash bonuses were awarded.

     Stock Options. The Committee has established general guidelines in determining whether to award grants of stock options to the Executive Officers. These guidelines provide that each Executive Officer will generally receive on an annual basis the grant of an option relating to the number of shares equal to an assigned multiplier of that Executive Officer's base salary (determined based on such Executive Officer's responsibilities with the Company), multiplied by the midpoint of that Executive Officer's base salary and divided by the fair market value of one share of the Company's Common Stock on the date of grant. In light of the Company's financial performance in fiscal 1993, the amounts of the awards of stock options that would normally be granted under these guidelines to Messrs. Pannier, Murphy, Celio and Shively were reduced by approximately 50%. As a result, the Committee only granted options to those four Executive Officers in fiscal 1993 for an aggregate of 34,200 shares of the Company's Common Stock that are exercisable at $7.75 per share, the fair market value of the Company's Common Stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Donald E. Doyle became the Company's Chief Executive Officer and President on December 22, 1992. Mr. Doyle's base salary was set at $300,000, an amount the Company believes to approximate market levels. As an incentive for Mr. Doyle to accept the Company's employment offer, the Company also agreed to grant Mr. Doyle an option to purchase 100,000 shares of the Company's Common Stock upon the adoption of a new stock option plan. The new stock option plan was adopted by the Board of Directors on April 20, 1993, and Mr. Doyle was granted the option on that date. The option is exercisable at $8.00 per share. As a further incentive to accept the Company's employment offer, Mr. Doyle was awarded restricted stock with a market value on the date of award of $100,000. This award vests in one-third installments annually commencing on the first anniversary of the date of issuance.

                                          Peter Churm (Chairman)
                                          Daniel W. Holden
                                          Kenneth Olsen
                                          Elizabeth A. Sanders

     The report of the Compensation and Stock Option Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  COMPARISON OF FIVE-YEAR TOTAL RETURN(1) FOR CARL KARCHER ENTERPRISES, INC.,
               THE RESTAURANT INDEX(2) AND THE RUSSELL 2000 INDEX

      MEASUREMENT PERIOD                                          RESTAURANT
    (FISCAL YEAR COVERED)        CARL KARCHER    RUSSELL 2000        PEERS
1988                                       100             100             100
1989                                       169          126.06          115.47
1990                                       139          130.10          121.53
1991                                        91          118.45          127.58
1992                                       117          179.23          207.39
1993                                    121.61          204.02          232.87

(1) Assumes $100 invested on January 25, 1988 in Carl Karcher Enterprises, Inc. Common Stock, the Restaurant Index and the Russell 2000 Index. Total return assumes dividend reinvestment.

(2) The Restaurant Index has been computed by the Company and is comprised of the following 12 companies: Bob Evans Farms, Inc.; Foodmaker, Inc.; Ground Round Restaurants, Inc.; Horn & Hardt Co.; IHOP Corporation; Luby's Cafeterias, Inc.; Morrison Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Sizzler International, Inc.; Shoney's Inc.; and VICORP Restaurants, Inc. This Index has been weighted by the market capitalization of each component company. Component companies in the Restaurant Index are publicly traded on either the New York Stock Exchange, the American Stock Exchange or over the counter through the NASDAQ quotation system.

     The foregoing stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              INDEPENDENT AUDITORS

     Selection of the independent auditors for the Company is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for the fiscal year ended January 25, 1993 were KPMG Peat Marwick. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting.

     Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting and be available to respond to appropriate questions. The representatives of KPMG Peat Marwick also will have an opportunity to make a formal statement, if they so desire.

                              FINANCIAL STATEMENTS

     The Company's 1993 Annual Report, including financial statements for fiscal 1993, accompanies this proxy statement. SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FREE OF CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, P.O. BOX 4349, ANAHEIM, CALIFORNIA 92803.

                SHAREHOLDERS' PROPOSALS FOR 1994 ANNUAL MEETING

     Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible shareholders (as defined below) which are intended to be presented at the Company's Annual Meeting of Shareholders in 1994 must be received by the Company by January 16, 1994 in order to be considered for inclusion in the Company's proxy materials. The Board of Directors of the Company will determine whether any such proposal will be included in its 1994 proxy solicitation materials. An eligible shareholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the Annual Meeting and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     The Company knows of no business that will be brought before the Annual Meeting other than the election of directors and the proposal to approve the Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan. If other matters should come before the meeting or any postponements or adjournments thereof, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                                          By Order of the Board of Directors,

                                          Daniel W. Holden
                                          Secretary

                                                                    APPENDIX III

                            PORTIONS OF ENTERPRISES'

                         ANNUAL REPORT TO SHAREHOLDERS
                           INCORPORATED BY REFERENCE
                                      INTO
                                  ENTERPRISES'
                           ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED JANUARY 25, 1993

                                      III-1

                            SELECTED FINANCIAL DATA

                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           FISCAL YEAR ENDED JANUARY
                                              ----------------------------------------------------
                                                1993       1992       1991       1990       1989
                                              --------   --------   --------   --------   --------
System-wide sales:
  Company-operated restaurants*.............  $414,510   $466,198   $469,449   $468,329   $410,323
  Franchised restaurants....................   184,658    138,664    105,297     81,208     70,448
  Internationally licensed restaurants......    17,451      9,535      4,082        903         --
                                              --------   --------   --------   --------   --------
          Total system-wide sales...........  $616,619   $614,397   $578,828   $550,440   $480,771
                                              --------   --------   --------   --------   --------
                                              --------   --------   --------   --------   --------
Revenues*...................................  $502,632   $540,370   $527,580   $515,239   $441,721
Income (loss) before cumulative effect of
  change in accounting principle............    (3,057)    13,038     13,036      5,551     20,767
Net income (loss)...........................    (5,507)    13,038     13,036      5,551     20,767
Income (loss) per share before cumulative
  effect of change in accounting
  principle.................................      (.17)       .72        .72        .30        .95
Net income (loss) per share.................      (.31)       .72        .72        .30        .95
Cash dividends paid per common share........       .08        .08        .08        .08        .06
Total assets*...............................   268,924    294,375    305,965    309,223    270,024
Long-term debt, including capital lease
  obligations...............................    80,254    102,074    117,137    124,637    109,395
Shareholders' equity........................  $ 84,732   $ 89,679   $ 78,818   $ 66,632   $ 61,342
Number of restaurants at year-end:
  Company-operated..........................       379        414        424        454        406
  Franchised................................       244        196        149         86         76
  Internationally licensed..................        19         12          5          1         --
                                              --------   --------   --------   --------   --------
          Total system-wide restaurants.....       642        622        578        541        482
                                              --------   --------   --------   --------   --------
                                              --------   --------   --------   --------   --------

     *Prior year amounts have been reclassified to conform with the fiscal 1993 presentation.

                                      III-2

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                                    OVERVIEW

     Several major events and changes occurred during the most recent fiscal year which significantly affected the financial condition of the Company and its fiscal 1993 results of operations. The year ended with virtually every aspect of the Company's operations having been scrutinized. Management believes that the actions described below are the first critical steps toward improving Company performance.

     Elimination of Sales to Outside Parties and Manufacturing Operations -- In April 1992, the Company announced its intent to phase out all non-meat sales to outside parties due to lower than desired gross margins. In July 1992, it was determined that overall food costs could be lowered by purchasing food products from third party suppliers without sacrificing the Company's historically high quality standards. Therefore, the Company decided to cease its manufacturing operations. Sales of all other products to outside parties were also eliminated at this time. The Company plans to continue to distribute food, paper and other supplies to its franchisees in the foreseeable future.

     These decisions were implemented by the end of fiscal 1993, helping to refocus resources on the Company's core restaurant business. A $2.1 million pre-tax charge to operations was required, $120,000 of which occurred in the fourth quarter, to provide for losses on the disposition of equipment and all related severance costs.

     Franchise Expansion Program -- During the first half of fiscal 1993, the Company sold 33 of its greater San Francisco Bay Area restaurants to franchisees, substantially completing the conversion of this region initiated during fiscal 1991. This program was undertaken to stimulate development in under-penetrated markets and increase the proportion of franchised restaurants to approximately 40% of system-wide restaurants. It has resulted in a total of 68 such sales since its inception.

     Proceeds from the sales of Company-operated restaurants generally include a 15% to 25% cash down payment and an interest-bearing promissory note secured by the property and equipment sold.

     Overall, the number of all Carl's Jr. restaurants in operation has grown over the past three years as follows:

                                                      COMPANY     FRANCHISE     INTERNATIONAL     TOTAL
                                                      -------     ---------     -------------     -----
BALANCE AT JANUARY 29, 1990.........................    454           86               1           541
  New restaurant openings...........................     29           17               4            50
  Restaurants sold to franchisees...................    (46)          46              --            --
  Closures..........................................    (13)          --              --           (13)
                                                                                      --
                                                      -------        ---                          -----
BALANCE AT JANUARY 28, 1991.........................    424          149               5           578
  New restaurant openings...........................     19           18               7            44
  Restaurants sold to franchisees...................    (32)          32              --            --
  Franchised restaurants returning to Company
     ownership......................................      3           (3)             --            --
                                                                                      --
                                                      -------        ---                          -----
BALANCE AT JANUARY 27, 1992.........................    414          196              12           622
  New restaurant openings...........................      7           14              12            33
  Restaurants sold to franchisees...................    (34)          34              --            --
  Closures..........................................     (8)          --              (5)          (13)
                                                                                      --
                                                      -------        ---                          -----
BALANCE AT JANUARY 25, 1993.........................    379          244              19           642
                                                                                      --
                                                                                      --
                                                      -------        ---                          -----
                                                      -------        ---                          -----

                                      III-3

     As of January 25, 1993, franchised restaurants represented 38% of the chain. This percentage is not expected to change materially in the near term as no significant sales to franchisees are contemplated and only modest expansion of Company-operated and franchised restaurants is planned.

     Leveraged Buyout Attempt -- On November 17, 1992, the Company announced that it had received an offer from an entity organized by Freeman Spogli & Co. and the Carl N. and Margaret M. Karcher Trust to acquire by merger all of the Company's outstanding common stock for $9.50 per share in cash. A special committee of non-management directors of the Company reviewed the offer, and rejected it on December 22, 1992.

     New CEO and Corporate Focus -- A new president and chief executive officer was appointed on December 22, 1992. Under his leadership, implementation of a corporate restructuring and turnaround plan has begun. This restructuring is intended to enhance organizational effectiveness and improve the Company's financial performance. Components of this program include:

     - Reorganization of the marketing function, including the research and development group, with selective staff additions to improve marketing effectiveness and the product development process;

     - Creation of a new information and technology function aimed at improving the productivity of restaurant managers, overall information system capabilities and corporate strategic planning efforts;

     - Development of a more decentralized field structure with an increase in decision-making authority at the district manager level;

     - Aggressive cost reduction and control in the restaurant repair and maintenance area;

     - Identification of certain underperforming franchised and Company-operated restaurants in Arizona and California, respectively;

     - Paring down of the existing real estate development function to more closely match resources with expansion plans, with less emphasis on sale/leaseback financing expected in the future;

     - Liquidation of current and long-term investment portfolios to provide more direct investments in restaurant operations; and

     - Redirection of international efforts to more fully develop the Carl's Jr. presence in Mexico.

     Overall, these decisions required a $9.1 million pre-tax charge to fourth quarter earnings. Components of this charge included $4.9 million in estimated lease subsidies related to certain underperforming franchised restaurants in Arizona, $2.3 million of estimated losses on future equipment disposals attributable to several underperforming Company-operated restaurants which will be closed and $1.9 million to cover outplacement and severance costs, including severance costs arising from the extension and remeasurement of certain stock options granted to former key management personnel, as a result of the reduction in the corporate work force.

     The estimate of lease subsidies in Arizona, which are contingent on franchisee sales, increased due to the continued softness of the Arizona economy and a reassessment by management of the future operating plans for this state. Future collections of royalties, principal and interest payments and lease payments on properties owned by the Company, none of which may be recognized until earned, should more than offset these lease subsidies.

     Workers' Compensation -- Workers' compensation costs have significantly increased over the last several years, especially in California, where all Company-operated restaurants are located. The Company commissioned an actuarial study to estimate its exposure to the ultimate losses current claims might produce. The results of this study were finalized during the fourth quarter of fiscal 1993 and indicated that the Company's existing claims were likely to develop above current reserve levels. Accordingly, the Company increased its workers' compensation reserve by $5.1 million in the fourth quarter of fiscal 1993.

     Change in Accounting Principle -- The Company elected to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," effective as of the beginning of fiscal 1993. Under this method income tax assets and liabilities are recognized using enacted tax rates for the

                                      III-4
expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This change required a $2.4 million charge to operations in fiscal 1993.

                              FINANCIAL CONDITION

     The Company's current ratio was .99 and .91 as of January 25, 1993 and January 27, 1992, respectively, reflecting the cash-intense nature of the quick-service restaurant industry.

     At January 25, 1993, total cash and cash invested in marketable securities was $44.4 million. Net of obligations secured by investments, these assets amounted to $42 million.

     By the middle of April 1993, as part of its restructuring program, the Company had reduced its investment portfolio balance to $12 million. Proceeds from the sale of securities were largely used to reduce overall bank debt. Because the Company no longer intends to hold securities on a long-term basis, all investment securities were classified as a current asset at January 25, 1993.

     Prior to this year-end decision to liquidate its investment portfolio, the Company's long-term investments, comprised of preferred stocks, debt and other securities, were valued individually at cost and written down when a decline in market value was deemed other than temporary. Sales of long-term investments occurred primarily in connection with redemptions and tender offers made by the issuers of the securities or when the Company's long-term price objectives had been achieved. Long-term investments were transferred to current marketable securities when the Company received notice of a pending tender offer or redemption.

     The Company had an $11.7 million stand-by letter of credit related to its self-insured workers' compensation program, which expired on May 1, 1993. The State of California requires that the Company provide this letter of credit each year based on its existing claims experience, or set aside a comparable amount of cash or investment securities in a trust account. Due to an increase in the Company's claims experience, the total amount of security required by the state increased to $14.7 million for the coming year. Replacement letters of credit totaling $8 million were obtained in April 1993. The Company was therefore required to set aside $6.7 million of its investment securities to comply with these regulations.

     Notes receivable, due primarily from franchisees, increased $8 million in fiscal 1993 as a result of the sales of Company-operated restaurants to franchisees. This increase was offset by $3.6 million of note payments received during the year. These notes are a continuing source of interest income.

     Included in current liabilities at January 25, 1993 are borrowings totaling $18.1 million drawn against the Company's revolving credit line. In November 1992, the maturity date of these borrowings was extended to June 1994. Concurrent with the execution of this agreement, certain notes payable totaling $8.6 million were paid in full during the fourth quarter.

     Subsequent to year end, proceeds from the liquidation of investment securities were used to pay down borrowings under this credit line completely. On April 28, 1993, this credit line was renegotiated. A total of $15 million will be available under this line through March 1994, $4 million of which will be committed to a stand-by letter of credit to secure the Company's workers' compensation claims.

     Principal payments on long-term debt totaled $19.9 million in fiscal 1993, and another $10.4 million is scheduled for payment in fiscal 1994.

     Subsequent to year end, the Chairman, Carl N. Karcher, requested that the Board of Directors consider the purchase of certain shares of common stock owned by him. After appropriate consideration and analysis, the Board of Directors authorized the repurchase of up to $10 million of the Company's common stock from the Carl N. and Margaret M. Karcher Trust, on terms and conditions to be negotiated, including, per share price and transfer restrictions, rights of first refusal and registration rights with respect to additional shares held by the Trust. The transaction is viewed by the Company as a sound and attractive investment opportunity at the prices the Company's securities have recently traded. At the same time, completion of the transaction

                                      III-5
will permit the Chairman to fulfill certain outstanding financial obligations without the potential of disruption to the trading market for the Company's securities.

LIQUIDITY AND CAPITAL RESOURCES

     The need for capital arises, principally, for the construction and remodeling of restaurants, for the payment of lease obligations and the repayment of debt. During fiscal 1993, the Company's working capital requirements and other capital expenditures were financed through a combination of internally generated funds and external borrowings.

     Cash flow from operating activities consists mainly of net income (loss) adjusted for certain noncash revenues and expenses, including primarily depreciation, amortization, restructuring charges and deferred taxes, and changes in certain current asset and liability accounts. Net cash provided by operating activities decreased $9 million to $24.2 million in fiscal 1993 and decreased $6.7 million to $33.2 million in fiscal 1992 primarily due to lower operating earnings in both years.

     Cash flow from investing activities is primarily provided by the Company's sale/leaseback program, investments of idle cash in securities, sales of property and equipment and collections of notes and leases receivable. Purchases of property and equipment were much lower in fiscal 1993 as compared with fiscal 1992 because only seven new Company-operated restaurants opened in fiscal 1993, compared with 19 such openings in the prior fiscal year. Fewer store openings also resulted in a slowdown in the development of new sale/leaseback properties in fiscal 1993 while existing inventories of these properties were largely sold during the current year. Thus, as capital requirements lessened and the sale/leaseback program generated net cash, total cash invested in marketable securities in fiscal 1993 remained at a fairly consistent level compared with the prior year. Together, all of these investing activities provided net cash of $3.8 million in the current year.

     In connection with the opening of new restaurants, the Company incurs an insignificant amount of pre-opening costs, which are deferred and amortized over the first year of operation.

     During fiscal 1992, investments in sale/leaseback properties, which exceeded the proceeds generated by this program, and purchases of property and equipment in that year required a net reduction in total cash invested in securities. Thus, investing activities used $6.7 million in fiscal 1992. This amount was less than fiscal 1991 due to fewer store openings in fiscal 1992 as compared with fiscal 1991.

     Net cash used in financing activities amounted to $27.5 million and $18.6 million in fiscal 1993 and fiscal 1992, respectively, primarily due to the repayment of long-term debt, particularly in the current year. Funds in both years were also used for the payment of dividends, the repayment of obligations due brokers and capital lease obligations.

     Overall, the liquidity of the Company is primarily contingent on the Company's future operating results. Fiscal 1993 produced some fundamental changes in the Company's overall structure and in its ability to compete more effectively in the quick-service restaurant industry in the future. New restaurant openings in the near term have been slowed while the Company concentrates on improving operations. However, increased profitability due to the newly restructured organization and other efforts to reduce costs and enhance productivity may not be realized in the short term. Additionally, the recessionary business climate appears to be lingering, particularly in the Company's core California market. The Company believes, nonetheless, that cash generated from operations will continue to be the primary funding source for its short-and long-term needs. External sources may also be used as appropriate.

IMPACT OF INFLATION

     Management recognizes that inflation has an impact on food, construction, labor and benefit costs, all of which can significantly affect Company operations. High interest rates can negatively affect lease payments for new restaurants as well. Historically, the Company has been able to offset the effects of inflation through periodic price increases. However, given the recessionary environment and the competitive pressures within the quick-service restaurant industry, management has emphasized cost controls rather than price increases during the most recent mildly inflationary fiscal year.

                                      III-6

                             RESULTS OF OPERATIONS

REVENUES

     The mix of total revenues has steadily changed during the last three fiscal years in connection with the Company's franchising program as shown below:

                                                              1993      1992      1991
                                                              -----     -----     -----
        Sales by Company-operated restaurants...............   82.5%     86.3%     89.0%
        Revenues from franchised and licensed restaurants...   15.0      11.1       8.9
        Revenues from outside parties.......................    2.5       2.6       2.1
                                                              -----     -----     -----
                  Total revenues............................  100.0%    100.0%    100.0%
                                                              -----     -----     -----
                                                              -----     -----     -----

     Sales by Company-operated restaurants decreased approximately 11% in fiscal 1993. This decrease was due to an 8% decrease in the weighted average number of restaurants operating during the year, as well as lower average sales per restaurant due to California's continuing recessionary environment and price reductions by the Company's principal competitors.

     Fewer stores operated in fiscal 1992 as compared with fiscal 1991; however, sales from new restaurants and price increases replaced sales lost due to franchising or other dispositions and offset negative real growth in that year.

     More than 75% of revenues from franchised and licensed restaurants are generated from the sales of food and supplies to franchisees and licensees. The Company also earns initial fees, royalties and, in many cases, collects rents and other occupancy-related amounts from franchisees. These revenues increased in both fiscal 1993 and fiscal 1992 largely due to increases in the number of franchisees and licensees in both years.

     Other revenues from outside parties decreased in fiscal 1993 as these types of sales were phased-out during the year as discussed in the Overview section above. No such revenues are expected in the future.

OPERATING COSTS AND EXPENSES

     Company-operated restaurant costs decreased approximately 9% in fiscal 1993. Overall reductions in food and packaging costs were achieved as part of the Company's outsourcing efforts in the final months of fiscal 1993. The direct labor component of payroll and other employee benefits was reduced commensurate with the decrease in the average number of restaurants operating in the current year. Offsetting this were increases in workers' compensation costs, particularly in the fourth quarter, as discussed in the Overview section above. With fewer restaurants in operation, occupancy and other costs decreased, more than offsetting selected rent and other increases. However, on a lower sales base, these generally fixed costs increased as a percentage of sales. Margins were also negatively impacted in the fourth quarter by heavy rains in January 1993.

     Company-operated restaurant costs rose approximately 2% in fiscal 1992. Food and packaging costs were slightly lower, the direct labor component of payroll and other employee benefits was slightly higher, workers' compensation costs were much higher and occupancy and other costs increased somewhat despite essentially flat sales in fiscal 1992.

     Franchised and licensed restaurant costs rose in both years primarily in connection with the sales of food and other products. Prices charged to franchisees were lowered in the current year, following a small reduction in fiscal 1992 in order to remain competitive in this area of the Company's operations. In addition, occupancy costs associated with the leasing or subleasing of a number of restaurants to franchisees, particularly in the current year, were higher.

     Lower than desired margins associated with the sales of products to outside parties will be eliminated in the future with the termination of such sales during fiscal 1993.

     Marketing and promotional activities are generally based on a fixed percentage of sales. They have, however, become extremely important in the current competitive environment. Therefore, while Company-

                                      III-7
operated restaurant sales decreased approximately 11%, the Company reduced its advertising costs by only approximately 4% in fiscal 1993. Similarly, advertising costs rose slightly in fiscal 1992 although restaurant sales were slightly lower in that year.

     Enhancing restaurant-level technology and supporting the Company's franchising and international licensing programs resulted in increases to general and administrative expenses in both years.

     As discussed in the Overview section above, the Company eliminated its manufacturing operations and implemented a corporate restructuring program during fiscal 1993. Total restructuring charges of $11.1 million were recognized in fiscal 1993. After taxes, these charges amounted to $6.7 million, or $.38 per share for the year, and $5.5 million, or $.30 per share, for the fourth quarter.

     Lower average debt levels throughout both years and declining interest rates resulted in decreased interest expense in both fiscal 1993 and fiscal 1992.

     Nonoperating income is comprised largely of gains on sales of restaurants, investment income and interest on notes and leases receivable. Increased franchising activities and a strong performance in the investment portfolio in fiscal 1993 and fiscal 1992 resulted in increased interest on notes receivable and higher investment income in both years. Fewer gains on sales of restaurants in fiscal 1993 as compared with the prior year offset these increases in the current year.

     Overall, investment income increased $1.5 million and $4.3 million in fiscal 1993 and fiscal 1992, respectively. The Company took advantage of a robust stock market, particularly in the prior year, with emphasis on the fixed income securities market. The Company also disposed of certain of its long-term investments upon redemption or tender offer by the issuer or where the security met the Company's long-term price objective during both years.

     In fiscal 1993, a loss before income taxes, due primarily to the restructuring charges and disappointing third and fourth quarter operating results, and the cumulative effect of a change in accounting principle, produced an income tax benefit, whereas earnings generated in the prior year resulted in tax expense for that year. Income before income taxes for fiscal 1992 was virtually unchanged from fiscal 1991, and thus income tax expense for those years is comparable.

     As previously discussed, the Company adopted SFAS 109 in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.4 million charge to operations in the current year. The impact of this adoption is described further in Note 15 to the financial statements.

                                      III-8

                                 BALANCE SHEETS

                                                                        JANUARY 25,     JANUARY 27,
                                                                           1993            1992
                                                                        -----------     -----------
                                                                          (DOLLARS IN THOUSANDS)
                                                                        ---------------------------
                                              ASSETS
Current assets:
  Cash and cash equivalents...........................................   $   11,505      $  10,924
  Marketable securities...............................................       32,930         25,764
  Accounts receivable.................................................       13,934         11,866
  Current portion of related party notes receivable...................          476            392
  Inventories.........................................................        6,383          7,241
  Restaurant property costs to be reimbursed or sold and leased
     back.............................................................        7,427         14,944
  Other current assets................................................       17,907         14,460
                                                                        -----------     -----------
          Total current assets........................................       90,562         85,591
Property and equipment, net...........................................      115,064        138,338
Property under capital leases, net....................................       35,558         36,678
Long-term investments.................................................           --         10,503
Notes receivable......................................................       18,407         13,930
Related party notes receivable........................................        4,650          4,988
Other assets..........................................................        4,683          4,347
                                                                        -----------     -----------
                                                                         $  268,924      $ 294,375
                                                                        -----------     -----------
                                                                        -----------     -----------
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................................   $   28,467      $  29,759
  Obligations secured by marketable securities and long-term
     investments......................................................        2,422          8,619
  Current portion of capital lease obligations........................        3,158          2,959
  Accounts payable....................................................       14,531         16,280
  Other current liabilities...........................................       42,859         36,458
                                                                        -----------     -----------
          Total current liabilities...................................       91,437         94,075
                                                                        -----------     -----------
Long-term debt........................................................       31,742         50,485
Capital lease obligations.............................................       48,512         51,589
Other long-term liabilities...........................................       12,501          8,547
Shareholders' equity:
  Preferred stock, no par value; authorized 2,000,000 shares; none
     issued or outstanding............................................           --             --
  Common stock, no par value; authorized 22,500,000 shares; issued and
     outstanding 18,090,742 shares and 17,918,314 shares..............       28,793         26,788
  Retained earnings...................................................       55,939         62,891
                                                                        -----------     -----------
          Total shareholders' equity..................................       84,732         89,679
                                                                        -----------     -----------
                                                                         $  268,924      $ 294,375
                                                                        -----------     -----------
                                                                        -----------     -----------

                See accompanying notes to financial statements.

                                      III-9

                            STATEMENTS OF OPERATIONS

                                                                 FISCAL YEAR ENDED JANUARY
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                           DATA)
                                                             ----------------------------------
Revenues:
  Sales by Company-operated restaurants....................  $414,510     $466,198     $469,449
  Revenues from franchised and licensed restaurants........    75,262       60,025       47,152
  Revenues from other outside parties......................    12,860       14,147       10,979
                                                             --------     --------     --------
          Total revenues...................................   502,632      540,370      527,580
                                                             --------     --------     --------
Operating costs and expenses:
  Company-operated restaurants:
     Food and packaging....................................   127,148      150,351      152,845
     Payroll and other employee benefits...................   141,870      146,759      140,809
     Occupancy and other operating expenses................    93,651      100,949       96,400
                                                             --------     --------     --------
                                                              362,669      398,059      390,054
Franchised and licensed restaurants........................    65,340       50,691       38,609
Other outside parties......................................    12,690       13,669       10,621
Advertising expenses.......................................    19,200       19,963       19,633
General and administrative expenses........................    38,875       37,975       36,640
Restructuring charges......................................    11,124           --           --
                                                             --------     --------     --------
          Total operating costs and expenses...............   509,898      520,357      495,557
                                                             --------     --------     --------
Operating income (loss)....................................    (7,266)      20,013       32,023
Interest expense...........................................    13,630       16,703       18,525
Nonoperating income, net...................................   (13,592)     (15,541)      (5,267)
                                                             --------     --------     --------
Income (loss) before income taxes and cumulative effect of
  change in accounting principle...........................    (7,304)      18,851       18,765
Income tax expense (benefit)...............................    (4,247)       5,813        5,729
                                                             --------     --------     --------
Income (loss) before cumulative effect of change in
  accounting principle.....................................    (3,057)      13,038       13,036
Cumulative effect of change in accounting principle........     2,450           --           --
                                                             --------     --------     --------
Net income (loss)..........................................  $ (5,507)    $ 13,038     $ 13,036
                                                             --------     --------     --------
                                                             --------     --------     --------
Net income (loss) per common share:
  Income (loss) before cumulative effect of change in
     accounting principle..................................  $   (.17)    $    .72     $    .72
  Cumulative effect of change in accounting principle......      (.14)          --           --
                                                             --------     --------     --------
          Net income (loss)................................  $   (.31)    $    .72     $    .72
                                                             --------     --------     --------
                                                             --------     --------     --------
Weighted average shares outstanding........................    18,034       18,208       18,167
                                                             --------     --------     --------
                                                             --------     --------     --------

                See accompanying notes to financial statements.

                                     III-10

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                      COMMON STOCK
                                                  ---------------------                      TOTAL
                                                  NUMBER OF                 RETAINED     SHAREHOLDERS'
                                                   SHARES       AMOUNT      EARNINGS        EQUITY
                                                  ---------     -------     --------     -------------
                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
BALANCE AT JANUARY 29, 1990.....................    17,917      $26,948     $ 39,684        $66,632
  Cash dividends ($.08 per share)...............        --           --       (1,434)        (1,434)
  Exercise of stock options.....................       100          563           --            563
  Tax benefit associated with exercise of stock
     options....................................        --           21           --             21
  Net income....................................        --           --       13,036         13,036
                                                  ---------     -------     --------     -------------
BALANCE AT JANUARY 28, 1991.....................    18,017       27,532       51,286         78,818
  Cash dividends ($.08 per share)...............        --           --       (1,433)        (1,433)
  Exercise of stock options.....................       171        1,104           --          1,104
  Tax benefit associated with exercise of
     stock options..............................        --          170           --            170
  Repurchase and retirement of shares...........      (270)      (2,018)          --         (2,018)
  Net income....................................        --           --       13,038         13,038
                                                  ---------     -------     --------     -------------
BALANCE AT JANUARY 27, 1992.....................    17,918       26,788       62,891         89,679
  Cash dividends ($.08 per share)...............        --           --       (1,445)        (1,445)
  Exercise of stock options.....................       173        1,008           --          1,008
  Tax benefit associated with exercise of stock
     options....................................        --          154           --            154
  Remeasurement of stock options................        --          843           --            843
  Net income....................................        --           --       (5,507)        (5,507)
                                                  ---------     -------     --------     -------------
BALANCE AT JANUARY 25, 1993.....................    18,091      $28,793     $ 55,939        $84,732
                                                  ---------     -------     --------     -------------
                                                  ---------     -------     --------     -------------

                See accompanying notes to financial statements.

                                     III-11

                            STATEMENTS OF CASH FLOWS

                                                                          FISCAL YEAR ENDED JANUARY
                                                                    -------------------------------------
                                                                      1993          1992          1991
                                                                    ---------     ---------     ---------
                                                                               (IN THOUSANDS)
Net cash flow from operating activities:
  Net income (loss)...............................................  $  (5,507)    $  13,038     $  13,036
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Noncash franchise revenues....................................       (488)         (605)         (510)
    Depreciation and amortization.................................     25,161        26,573        25,272
    Restructuring charges.........................................     11,124            --            --
    (Gain) loss on sale of property and equipment and capital
      leases......................................................       (451)       (4,059)          786
    Write-down of long-term investments...........................        452           681           668
    Net noncash investment income.................................       (328)       (1,151)         (807)
    Deferred income taxes.........................................     (8,226)       (2,149)          188
    Cumulative effect of change in accounting principle...........      2,450            --            --
    Net change in marketable securities reserve...................        651           (31)       (2,517)
    Net change in receivables, inventories and other current
      assets......................................................      1,498         1,386           (23)
    Net change in other assets....................................        160           201           170
    Net change in accounts payable and other current
      liabilities.................................................     (2,285)         (716)        3,669
                                                                    ---------     ---------     ---------
         Net cash provided by operating activities................     24,211        33,168        39,932
                                                                    ---------     ---------     ---------
Cash flows from investing activities:
  Construction of restaurant property to be reimbursed or sold and
    leased back...................................................     (9,422)      (12,795)      (23,155)
  Sale of or reimbursement on restaurant property to be sold and
    leased back...................................................     14,086        11,128        19,618
  Purchases of:
    Marketable securities.........................................    (42,426)      (36,772)      (44,888)
    Property and equipment........................................     (9,329)      (24,287)      (29,953)
    Long-term investments.........................................     (3,054)       (4,441)       (3,161)
  Proceeds from sales of:
    Marketable securities.........................................     46,831        44,023        49,416
    Property and equipment........................................      2,121         1,983         4,450
    Long-term investments.........................................      1,352         8,863         5,445
  Collections on leases receivable................................        102           269           120
  Increase in notes receivable and related party notes
    receivable....................................................         --            --        (4,832)
  Collections on notes receivable and related party notes
    receivable....................................................      3,562         5,377         4,013
                                                                    ---------     ---------     ---------
         Net cash provided by (used in) investing activities......      3,823        (6,652)      (22,927)
                                                                    ---------     ---------     ---------
Cash flows from financing activities:
  Net change in bank overdraft....................................      2,109        (2,018)        1,005
  Net change in obligations secured by marketable securities and
    long-term investments.........................................     (6,197)       (1,305)       (5,322)
  Short-term borrowings...........................................    123,017       110,000       165,100
  Repayments of short-term debt...................................   (123,917)     (109,200)     (162,900)
  Long-term borrowings............................................        755           220            --
  Repayments of long-term debt....................................    (19,890)       (9,627)       (8,893)
  Repayments of capital lease obligations.........................     (2,365)       (2,212)       (2,010)
  Net change in other long-term liabilities.......................       (682)       (2,325)       (3,951)
  Repurchase and retirement of common stock.......................         --        (2,018)           --
  Payment of dividends............................................     (1,445)       (1,433)       (1,434)
  Exercise of stock options.......................................      1,008         1,104           563
  Tax benefit associated with the exercise of stock options.......        154           170            21
                                                                    ---------     ---------     ---------
         Net cash used in financing activities....................    (27,453)      (18,644)      (17,821)
                                                                    ---------     ---------     ---------
  Net increase (decrease) in cash and cash equivalents............  $     581     $   7,872     $    (816)
                                                                    ---------     ---------     ---------
                                                                    ---------     ---------     ---------

                See accompanying notes to financial statements.

                                     III-12

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1  SIGNIFICANT ACCOUNTING POLICIES

     The Company operates Carl's Jr. restaurants, a quick-service chain known for its charbroiled hamburgers and other healthful menu items. Founded in 1941, the Company, its franchisees and licensees operate more than 640 restaurants in California, Nevada, Oregon, Arizona, China, Japan, Malaysia and Mexico. A summary of certain significant accounting policies not disclosed elsewhere in the footnotes to the financial statements is set forth below.

     FISCAL YEAR -- The Company utilizes a 52 or 53 week accounting period which ends on the Monday closest to January 31 each year. Fiscal years 1993, 1992 and 1991 all included 52 weeks of operations.

     INVENTORIES -- Inventories are stated at the lower of cost (first-in, first-out) or market.

     INCOME TAXES -- The Company elected to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes," effective as of the beginning of fiscal 1993. Under this method, income tax assets and liabilities are recognized using enacted tax rates for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A change in tax rates is recognized in income in the period that includes the enactment date.

     Prior to fiscal 1993, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the deferred method.

     EARNINGS (LOSS) PER SHARE -- Earnings (loss) per share is computed based on the weighted average number of common shares outstanding during the year, after consideration of the dilutive effect of outstanding stock options. The outstanding stock options were not included in the per share computations for fiscal 1993 as the effects would have been antidilutive. For all years presented, primary earnings per share approximate fully diluted earnings per share.

     CASH EQUIVALENTS -- The Company considers short-term investments which have an original maturity of three months or less to be cash equivalents for purposes of reporting cash flows. The carrying amounts reported in the balance sheets for these investments approximated their fair value.

     RECLASSIFICATIONS -- Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the fiscal 1993 presentation.

NOTE 2  SUBSEQUENT EVENTS

     The Company had an $11,726,000 stand-by letter of credit related to its self-insured workers' compensation program, which expired on May 1, 1993. The State of California requires that the Company provide this letter of credit each year based on its existing claims experience, or set aside a comparable amount of cash or investment securities in a trust account. Due to an increase in the Company's claims experience, the total amount of security required by the State increased to $14,692,000 for the coming year. Replacement letters of credit totaling $8,000,000 were obtained in April 1993. The Company was therefore required to set aside $6,692,000 of its investment securities to comply with these regulations.

     On April 28, 1993, the Company renegotiated its revolving credit line. A total of $15,000,000 will be available under this line through March 1994, $4,000,000 of which will be committed to a stand-by letter of credit to secure the Company's workers' compensation claims. Interest will be based on the bank's prime rate, the certificate of deposit rate or the bank's Eurodollar offshore rate, at the option of the Company. As of April 28, 1993, the Company was in compliance, or had received waivers for the coming fiscal year from its banks, with regard to all debt covenants as of January 25, 1993.

                                     III-13

     On April 20, 1993, the Board of Directors adopted a new stock option plan under which stock options may be granted to key employees to purchase up to 1,750,000 shares of its common stock at a price generally equal to the fair market value as of the date of grant. This plan will be submitted for shareholder approval at the Company's upcoming annual meeting. Subject to such shareholder approval, stock options to purchase 210,000 shares were granted on April 20, 1993.

NOTE 3  MARKETABLE SECURITIES AND LONG-TERM INVESTMENTS

     Subsequent to year end, as part of its restructuring program, the Company began liquidating all of its marketable securities and long-term investments. As such, as of January 25, 1993, all long-term investments were classified as current marketable securities.

     Marketable securities are stated at the lower of aggregate cost or market value. Market values are based on quoted market prices where available. For marketable securities not actively traded, market values are estimated using values obtained from independent sources. At both January 25, 1993 and January 27, 1992, marketable securities were carried at aggregate cost. The aggregate market values as of January 25, 1993 and January 27, 1992 were $34,364,000 and $29,374,000, respectively. Gross unrealized gains and unrealized losses as of January 25, 1993 were $2,065,000 and $715,000, respectively.

     Long-term investments at January 27, 1992 consisted of the following:

                                                                                  1992
                                                                             --------------
                                                                             (IN THOUSANDS)
    Preferred stock......................................................       $  6,014
    Debt securities......................................................          4,489
                                                                             --------------
              Total......................................................       $ 10,503
                                                                             --------------
                                                                             --------------

     All of these investments contained mandatory redemption provisions, and were carried at cost in the absence of any decline in market value deemed other than temporary. The aggregate market value of long-term investments was $11,315,000 at January 27, 1992.

     Marketable securities consist of holdings in a wide variety of industries, including the banking, hotel and gaming, aerospace and food industries. These securities at January 25, 1993 and January 27, 1992 consisted of the following:

                                                                        1993        1992
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Adjustable rate preferred stock..................................  $ 3,885     $ 4,819
    Fixed rate preferred stock.......................................   13,051      12,444
    Debt securities..................................................    9,630       5,207
    Common stock and other...........................................    6,364       3,294
                                                                       -------     -------
                                                                       $32,930     $25,764
                                                                       -------     -------
                                                                       -------     -------

     In connection with the liquidation of its investment portfolio, the Company had reduced its portfolio balance to $11,973,000 as of April 15, 1993 and had recognized a net gain of $995,000 through this date. In the process, the Company repaid substantially all of the obligations secured by these securities.

     Dividend income is recorded on the ex-dividend date and interest income is recorded as earned. Securities transactions are accounted for on the trade date, or the date the order to buy or sell is executed. Realized gains and losses from securities transactions are determined on a specific identification basis.

                                     III-14

NOTE 4  ACCOUNTS RECEIVABLE AND OTHER CURRENT ASSETS

     Details of accounts receivable, for which the fair value approximated the carrying value, and other current assets were as follows:

                                                                         1993        1992
                                                                       --------    --------
                                                                       (IN THOUSANDS)
    Accounts receivable:
      Trade receivables..............................................    $9,059    $  8,159
      Income tax receivable..........................................     3,231       1,824
      Notes receivable, current......................................     1,468       1,737
      Other..........................................................       176         146
                                                                       --------    --------
                                                                        $13,934    $ 11,866
                                                                       --------    --------
                                                                       --------    --------
    Other current assets:
      Deferred tax asset, net........................................   $13,690    $  7,916
      Prepaid expenses and other.....................................     4,217       6,544
                                                                       --------    --------
                                                                        $17,907    $ 14,460
                                                                       --------    --------
                                                                       --------    --------

NOTE 5  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation and amortization, and was comprised of the following:

                                                         ESTIMATED
                                                        USEFUL LIFE       1993         1992
                                                        -----------     ---------    ---------
                                                                        (IN THOUSANDS)
    Land..............................................                  $  14,571       14,193
    Leasehold improvements............................   4-25 years        79,266       84,943
    Buildings and improvements........................   7-30 years        23,566       24,479
    Equipment, furniture and fixtures.................   3-10 years       115,713      126,835
                                                                        ---------    ---------
                                                                          233,116      250,450
    Less: Accumulated depreciation and amortization...                    118,052      112,112
                                                                        ---------    ---------
                                                                        $ 115,064    $ 138,338
                                                                        ---------    ---------
                                                                        ---------    ---------

     Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease. Buildings and improvements and equipment, furniture and fixtures are depreciated on a straight-line basis over the estimated useful lives of these assets.

NOTE 6  LEASES

     The Company occupies land and buildings under terms of numerous lease agreements expiring on various dates through 2023. Many of these leases provide for future rent escalations and renewal options. In addition, contingent rent, determined as a percentage of sales in excess of specified levels, is often stipulated. Most of these leases obligate the Company to pay costs of maintenance, insurance and property taxes.

     Property under capital leases was comprised of the following:

                                                                         1993        1992
                                                                       --------    --------
                                                                       (IN THOUSANDS)
    Buildings........................................................  $ 66,336    $ 65,695
    Less: Accumulated amortization...................................    30,778      29,017
                                                                       --------    --------
                                                                       $ 35,558    $ 36,678
                                                                       --------    --------
                                                                       --------    --------

                                     III-15

     Amortization is calculated on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     Minimum lease payments for all leases and the present value of net minimum lease payments for capital leases as of January 25, 1993 were as follows:

                                                                      CAPITAL     OPERATING
                                                                     ---------    ---------
                                                                     (IN THOUSANDS)
    Fiscal Year:
      1994.........................................................  $   8,779    $  28,771
      1995.........................................................      8,699       27,980
      1996.........................................................      8,602       27,313
      1997.........................................................      8,396       26,657
      1998.........................................................      8,074       25,737
      Thereafter...................................................     61,971      255,164
                                                                     ---------    ---------
    Total minimum lease payments...................................    104,521    $ 391,622
                                                                                  ---------
                                                                                  ---------
    Less: Amount representing interest.............................     52,851
                                                                     ---------
    Present value of minimum lease payments........................     51,670
    Less: Current portion..........................................      3,158
                                                                     ---------
    Capital lease obligations, excluding current portion...........  $  48,512
                                                                     ---------
                                                                     ---------

     Total minimum lease payments have not been reduced by minimum sublease rentals of $50,993,000 due in the future under certain operating subleases.

     The Company has leased and subleased land and buildings to others, primarily as a result of the franchising of certain restaurants. Many of these leases provide for fixed payments with contingent rent when sales exceed certain levels, while others provide for monthly rentals based on a percentage of sales. The lessees bear the cost of maintenance, insurance and property taxes. At January 25, 1993 and January 27, 1992, components of the net investment in leases receivable, included in other assets, were as follows:

                                                                          1993       1992
                                                                        --------    -------
                                                                        (IN THOUSANDS)
    Net minimum lease payments receivable.............................  $ 10,699    $ 9,802
    Less: Unearned income.............................................     6,044      5,671
                                                                        --------    -------
    Net investment....................................................  $  4,655    $ 4,131
                                                                        --------    -------
                                                                        --------    -------

                                     III-16

     Minimum future rentals to be received as of January 25, 1993 were as follows:

                                                                       CAPITAL      OPERATING
                                                                      LEASES OR      LESSOR
                                                                      SUBLEASES      LEASES
                                                                      ---------     ---------
                                                                      (IN THOUSANDS)
    Fiscal Year:
      1994..........................................................   $   728       $   205
      1995..........................................................       727           206
      1996..........................................................       724           207
      1997..........................................................       724           207
      1998..........................................................       725           207
      Thereafter....................................................     7,071         1,956
                                                                      ---------     ---------
    Total minimum future rentals....................................   $10,699       $ 2,988
                                                                      ---------     ---------
                                                                      ---------     ---------

     Total minimum future rentals do not include contingent rentals which may be received under certain leases.

     The Company's investment in land under operating leases at January 25, 1993 and January 27, 1992 was $2,031,000 and $653,000, respectively.

     Aggregate rents under noncancelable operating leases during fiscal 1993, 1992 and 1991 were as follows:

                                                              1993        1992        1991
                                                            --------    --------    --------
                                                            (IN THOUSANDS)
    Minimum rentals.......................................  $ 28,139    $ 26,087    $ 25,230
    Contingent rentals....................................     2,323       2,675       1,874
    Less: Sublease rentals................................     4,688       4,770       3,237
                                                            --------    --------    --------
                                                            $ 25,774    $ 23,992    $ 23,867
                                                            --------    --------    --------
                                                            --------    --------    --------

NOTE 7  OTHER CURRENT LIABILITIES

     Other current liabilities were comprised of the following:

                                                                         1993        1992
                                                                       --------    --------
                                                                          (IN THOUSANDS)
    Salaries and wages...............................................  $  6,845    $  9,024
    Self-insurance reserves, including workers' compensation.........    17,940       9,601
    Sales tax payable................................................     5,729       6,794
    Restructuring charges............................................     4,604       1,552
    Other accrued liabilities........................................     7,741       9,487
                                                                       --------    --------
                                                                       $ 42,859    $ 36,458
                                                                       --------    --------
                                                                       --------    --------

     During fiscal 1993, the Company commissioned an actuarial study to estimate its exposure to the ultimate losses current workers' compensation claims might produce. The results of this study were finalized during the fourth quarter of fiscal 1993 and indicated that the Company's existing claims were likely to develop above current reserve levels. Accordingly, the Company increased its workers' compensation reserve by $5,114,000 in the fourth quarter of fiscal 1993.

     The Company eliminated its manufacturing operations during fiscal 1993, which required a $2,052,000 charge to operations, $120,000 of which was recognized during the fourth quarter, to provide for severance and

                                     III-17
equipment losses related to this decision. Additionally, the Company implemented a corporate restructuring program in late January 1993, which required a $9,072,000 charge to fourth quarter earnings. Components of this program include additional estimated lease subsidies related to certain underperforming franchised restaurants in Arizona, estimated equipment losses attributable to several underperforming Company-operated restaurants slated for closure and severance and outplacement costs as a result of corporate staff reductions. Stock options granted to former key management personnel were extended an additional two years, hence these options were remeasured and this cost was included in the restructuring charges, as well.

NOTE 8  LONG-TERM DEBT

     Long-term debt was comprised of the following:

                                                                         1993        1992
                                                                       --------    --------
                                                                          (IN THOUSANDS)
    Revolving credit line with bank, unsecured.......................  $ 18,100    $ 19,000
    Notes payable:
      Unsecured note payable to bank, principal payments in specified
         amounts monthly through 1994, interest at 9.26%.............    13,417      20,417
      Secured notes payable to bank, principal payments in specified
         amounts annually through 1999, interest at 12.95%...........     7,597       8,774
      Unsecured notes payable to bank, paid in full in 1992, interest based on the prime rate plus .25%, not to exceed 11.75% nor
         less than 7.25%.............................................        --       8,950
      Secured note payable, principal payments in specified amounts
         annually through 2000, interest at 13.5%....................     6,812       7,439
      Secured notes payable to bank, principal payments in specified amounts monthly through 1994, interest based on the prime
         rate plus .25%, not to exceed 14.75% nor less than 10.25%...     5,697       5,966
      Industrial Revenue Bonds, payable in 1999, variable interest rate averaging 2.66% in fiscal 1993 and 3.88% in fiscal
         1992........................................................     3,600       3,600
      Other..........................................................     4,986       6,098
                                                                       --------    --------
                                                                         60,209      80,244
    Less: Current portion............................................    28,467      29,759
                                                                       --------    --------
                                                                       $ 31,742    $ 50,485
                                                                       --------    --------
                                                                       --------    --------

     Notes payable mature in fiscal years ending after January 25, 1993 as follows:

 Fiscal Year:                                                                (IN THOUSANDS)
- --------------                                                               --------------
   1994....................................................................     $ 10,367
   1995....................................................................       15,574
   1996....................................................................        2,747
   1997....................................................................        2,322
   1998....................................................................        2,039
   Thereafter..............................................................        9,060
                                                                             --------------
                                                                                $ 42,109
                                                                             --------------
                                                                             --------------

                                     III-18

     Short-term borrowings approximated their fair value. The fair value of the Company's fixed and variable rate debt was estimated using discounted cash flow analysis based on current interest rates for similar borrowing arrangements. The carrying amounts and estimated fair values of the Company's debt at January 25, 1993 were as follows:

                                                                       CARRYING       FAIR
                                                                        AMOUNT       VALUE
                                                                       --------     --------
                                                                          (IN THOUSANDS)
    Short-term borrowings............................................  $ 18,100     $ 18,100
    Long-term borrowings, variable rate..............................     9,297        8,055
    Long-term borrowings, fixed rate.................................    32,812       32,965
                                                                       --------     --------
                                                                       $ 60,209     $ 59,120
                                                                       --------     --------
                                                                       --------     --------

     Included in current liabilities at January 25, 1993 were borrowings totaling $18,100,000 drawn against the Company's revolving credit line. Interest on these borrowings was based on the bank's prime rate, the certificate of deposit rate or the bank's Eurodollar offshore rate, at the option of the Company. In November 1992, the maturity date of these borrowings was extended to June 1994, and certain notes payable totaling $8,600,000 were paid in full in connection with this extension.

     Subsequent to year end, proceeds from the liquidation of the investment portfolio were used to pay down borrowings under this credit line completely. The revolving line of credit was renegotiated in April 1993 and is discussed further in Note 2 to the financial statements.

     Secured notes payable are collateralized by certain restaurant property deeds of trust, with a carrying value at January 25, 1993 of $20,364,000.

NOTE 9  OTHER LONG-TERM LIABILITIES

     In prior years, the Company initiated restructuring programs to dispose of or franchise its Arizona and Texas operations. As of January 25, 1993 and January 27, 1992, $12,630,000 and $9,307,000 was accrued, respectively, which included the current portion of these restructuring charges. These balances were mainly comprised of estimated losses on property and equipment and the net present value of estimated rent subsidies. The unamortized discount to present value was $9,737,000 and will be amortized to operations over the remaining sublease terms, which range up to 23 years.

NOTE 10  COMMON STOCK

     In connection with his employment, the Company's new President and Chief Executive Officer will be issued approximately 12,000 shares of the Company's common stock valued at $100,000. These shares will vest at a rate of 33 1/3% per year on each of the three anniversaries following the grant date.

     Subsequent to year end, the Board of Directors authorized the repurchase of up to $10 million of the Company's common stock from Chairman Carl N. Karcher through the Carl N. and Margaret M. Karcher Trust, on terms and conditions to be negotiated, including, per share price and transfer restrictions, rights of first refusal and registration rights with respect to additional shares held by the Trust.

     In February 1991, the Board of Directors authorized the purchase of up to $5,000,000 of the Company's common stock. A total of 270,000 shares were repurchased during fiscal 1992, including 180,000 shares owned by the Company's Chairman of the Board, at a price of $7.075 per share. The balance of these shares were repurchased in open market transactions for an aggregate price of $745,000. All shares repurchased were canceled and retired.

                                     III-19

NOTE 11  RELATED PARTY TRANSACTIONS

     Since 1985, a total of eight officers have resigned their positions to become franchisees of the Company. A total of 50 restaurants have been sold to these individuals, none of which occurred during fiscal 1993. As part of these transactions, the Company received cash and accepted $11,521,000 of interest bearing notes, of which the following amounts were outstanding at January 25, 1993 and January 27, 1992:

                                                                         1993       1992
                                                                        ------     ------
                                                                         (IN THOUSANDS)
     12.0% Secured notes..............................................  $  789     $  916
     12.5% Secured notes..............................................   4,337      4,464
                                                                        ------     ------
                                                                         5,126      5,380
     Less: Current portion............................................     476        392
                                                                        ------     ------
                                                                        $4,650     $4,988
                                                                        ------     ------
                                                                        ------     ------

     The estimated fair value of these notes as of January 25, 1993 was $5,527,000. The fair value was estimated using discounted cash flow analysis, based on current interest rates for similar loan arrangements.

     In fiscal 1991, as part of its Arizona restructuring program, the Company leased six of its Arizona restaurants to a former officer. The terms of the lease include an option to buy one of these restaurants, and require the purchase of the remaining five restaurants, by fiscal 1996, all at an agreed upon price. Six additional Arizona restaurants were also sold to this officer during fiscal 1991, resulting in a $775,000 charge to the restructuring reserve for losses incurred as a result of this transaction. An additional $1,300,000 was included in other long-term liabilities as of January 25, 1993 in anticipation of future losses to be charged as a result of both of these transactions.

     The Company leases various properties, including its corporate headquarters, distribution facility and five of its restaurants, from the Chairman of the Board. In January 1993, the Board of Directors authorized the purchase of three of the five restaurant sites for an aggregate purchase price of $1,908,000. Included in capital lease obligations was $5,904,000 and $6,196,000, representing the present value of lease obligations related to these various properties at January 25, 1993 and January 27, 1992, respectively. Lease payments under these leases for fiscal 1993, 1992 and 1991 amounted to $1,612,000, $1,548,000, and $1,641,000, respectively. This was net of sublease rentals of $64,000, $63,000 and $63,000 in fiscal 1993, 1992 and 1991, respectively.

     As of January 25, 1993, the Company was a signatory with the Chairman of the Board on a promissory note with an insurance company. The note was payable monthly through March 1993, at an interest rate of 9.25% and was primarily secured by leased property under capital leases with a net book value of $2,295,000 at January 25, 1993. The agreement contained restrictions on working capital, incurrence of additional debt and leases, and payment of dividends. The Chairman of the Board paid the note on March 2, 1993, releasing the Company from any future obligation or signatory responsibilities.

NOTE 12  FRANCHISE AND LICENSE OPERATIONS

     Franchise arrangements, with franchisees who operate in Arizona, California, Nevada and Oregon, generally provide for initial fees and continuing royalty payments to the Company based upon a percent of sales. Additionally, franchisees may purchase food, paper and other supplies from the Company. Franchisees may be obligated to remit lease payments for the use of restaurant facilities, generally for a period of 20 years. Under the terms of these leases they are required to pay related occupancy costs which include maintenance, insurance and property taxes.

     The Company also receives notes from franchisees in connection with the sales of Company-operated restaurants. Generally, these notes bear interest at rates of 9.5% to 12.5%, mature in five to 15 years and are secured by an interest in the restaurant equipment sold. The outstanding balance and estimated fair value of

                                     III-20
all non-related party notes receivable at January 25, 1993 was $19,875,000 and $21,471,000 respectively. The fair value was estimated using discounted cash flow analysis, based on current interest rates for similar loan arrangements.

     Licensing agreements generally provide for initial fees and continuing royalty payments to the Company based upon a percent of sales. The agreements, which generally have a term of 20 years, allow licensees the use of the Company's name and trademarks. The Company also provides operational support and training as necessary.

     All franchising and licensing fees are included in revenues as earned. Revenues from franchised and licensed restaurants were comprised of the following:

                                                             1993        1992        1991
                                                            -------     -------     -------
                                                            (IN THOUSANDS)
    Food service..........................................  $57,503     $46,396     $35,735
    Rental income.........................................    9,601       6,761       5,259
    Royalties.............................................    5,517       4,680       3,682
    Initial fees..........................................    1,095         969       1,229
    Other.................................................    1,546       1,219       1,247
                                                            -------     -------     -------
                                                            $75,262     $60,025     $47,152
                                                            -------     -------     -------
                                                            -------     -------     -------

     Operating costs and expenses for franchised and licensed restaurants were comprised of the following:

                                                             1993        1992        1991
                                                            -------     -------     -------
                                                            (IN THOUSANDS)
    Food service..........................................  $54,947     $43,931     $33,519
    Occupancy and other operating expenses................   10,393       6,760       5,090
                                                            -------     -------     -------
                                                            $65,340     $50,691     $38,609
                                                            -------     -------     -------
                                                            -------     -------     -------

NOTE 13  INTEREST EXPENSE

     Interest expense was comprised of the following:

                                                             1993        1992        1991
                                                            -------     -------     -------
                                                            (IN THOUSANDS)
    Notes payable and revolving credit lines..............  $ 5,941     $ 7,889     $ 9,156
    Capital lease obligations.............................    6,809       7,458       7,800
    Obligations secured by marketable securities and
      long-term investments...............................      581         984       1,586
    Capitalized interest..................................      (89)       (234)       (201)
    Other.................................................      388         606         184
                                                            -------     -------     -------
                                                            $13,630     $16,703     $18,525
                                                            -------     -------     -------
                                                            -------     -------     -------

                                     III-21

NOTE 14  NONOPERATING INCOME, NET

     Nonoperating income, net was comprised of the following:

                                                        1993         1992        1991
                                                      --------     --------     -------
                                                      (IN THOUSANDS)
        Net (gains) losses on restaurant sales......  $   (867)    $ (4,767)    $    51
        Gains on sales of investments...............    (8,839)      (9,003)     (4,271)
        Losses on sales of investments..............     3,422        5,548       6,212
        Dividend income.............................    (2,513)      (3,388)     (3,527)
        Interest income.............................    (5,714)      (3,931)     (3,732)
        Other.......................................       919           --          --
                                                      --------     --------     -------
                                                      $(13,592)    $(15,541)    $(5,267)
                                                      --------     --------     -------
                                                      --------     --------     -------

NOTE 15  INCOME TAXES

     In the fourth quarter of fiscal 1993, the Company adopted SFAS 109. The cumulative effect of this change in accounting principle of $2,450,000 included a $500,000 valuation allowance and is reported separately in the statements of operations for the year ended January 25, 1993. Had the Company implemented SFAS 109 in the first quarter of fiscal 1993, net income and earnings per share would have been reduced by $2,450,000 and $.14, respectively. The pro forma effects on net income (loss) by adopting SFAS 109, assuming the adoption was applied retroactively to 1990, would have been to reduce the net loss in fiscal 1993 by $2,450,000, or $.14 per share, and would have been immaterial in fiscal 1992 and fiscal 1991.

     Income tax expense (benefit) was comprised of the following:

                                                      1993          1992          1991
                                                     -------       -------       -------
                                                     (IN THOUSANDS)
        Current:
          Federal..................................  $ 2,996       $ 5,944       $ 4,042
          State....................................      983         2,018         1,499
                                                     -------       -------       -------
                                                       3,979         7,962         5,541
                                                     -------       -------       -------
        Deferred:
          Federal..................................   (7,422)       (2,149)          188
          State....................................     (804)           --            --
                                                     -------       -------       -------
                                                      (8,226)       (2,149)          188
                                                     -------       -------       -------
                                                     $(4,247)      $ 5,813       $ 5,729
                                                     -------       -------       -------
                                                     -------       -------       -------

     The significant components of deferred income tax benefit for the year ended January 25, 1993 were as follows:

                                                                         (IN THOUSANDS)
        Deferred tax benefit (primarily related to restructuring
          charges and the increase to the workers' compensation
          reserve).....................................................     $ (8,181)
        Increase in targeted jobs tax credit carryforward..............         (840)
        Increase in the valuation allowance for the net deferred tax
          asset........................................................          795
                                                                         --------------
                                                                            $ (8,226)
                                                                         --------------
                                                                         --------------

                                     III-22

     For the years ended January 27, 1992 and January 28, 1991, deferred income taxes resulted from differences in the timing of recognition of revenue and expenses for financial reporting and tax purposes. The sources and tax effects of those timing differences are presented below:

                                                                     1992        1991
                                                                    -------     ------
                                                                    (IN THOUSANDS)
        Depreciation..............................................  $  (828)    $ (573)
        Safe harbor leases........................................     (268)      (233)
        Capital leases............................................     (411)      (582)
        State income taxes........................................     (134)        18
        Capital losses............................................      369       (319)
        Restructuring accrual.....................................      267      3,379
        General liability insurance accrual.......................     (830)      (570)
        Deferred revenue..........................................      (20)      (825)
        Other, net................................................     (294)      (107)
                                                                    -------     ------
                                                                    $(2,149)    $  188
                                                                    -------     ------
                                                                    -------     ------

     A reconciliation of income tax expense (benefit) at the federal statutory rate of 34% to the Company's provision for taxes on income is as follows:

                                                         1993        1992        1991
                                                        -------     -------     -------
                                                                (IN THOUSANDS)
        Income taxes at statutory rate................  $(2,483)    $ 6,409     $ 6,380
        State income taxes, net of federal income tax
          benefit.....................................     (950)      1,332       1,208
        Dividend exclusion............................     (475)       (667)       (735)
        Targeted jobs tax credits.....................   (1,033)     (1,190)     (1,159)
        Remeasurement of stock options................      287          --          --
        Increase in the valuation allowance for the
          net deferred tax asset......................      795          --          --
        Other, net....................................     (388)        (71)         35
                                                        -------     -------     -------
                                                        $(4,247)    $ 5,813     $ 5,729
                                                        -------     -------     -------
                                                        -------     -------     -------

                                     III-23

     Temporary differences and carryforwards gave rise to a significant portion of deferred tax assets and liabilities at January 25, 1993 as follows:

                                                                     (IN THOUSANDS)
            Deferred tax asset:
              Restructuring charges................................     $  7,196
              Capitalized leases...................................        8,223
              Workers' compensation reserve........................        6,544
              Targeted jobs tax credit carryforward................        1,112
              Other................................................        5,579
                                                                     --------------
                                                                          28,654
              Less: Valuation allowance............................        1,295
                                                                     --------------
            Total deferred tax asset...............................       27,359
                                                                     --------------
            Deferred tax liability:
              Depreciation.........................................       10,676
              Safe harbor leases...................................        1,815
              Other................................................        1,178
                                                                     --------------
            Total deferred tax liability...........................       13,669
                                                                     --------------
            Net deferred tax asset.................................     $ 13,690
                                                                     --------------
                                                                     --------------

     Based on the Company's current and historical pre-tax earnings, management believes it is more likely than not that the Company will realize the benefit of the existing net deferred tax asset at January 25, 1993. Management believes the majority of the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income, however, there can be no assurance that the Company will generate any specific level of earnings in future years. Certain tax planning or other strategies could be implemented, if necessary, to supplement income from operations to fully realize recorded net tax benefits.

     The Company had targeted jobs tax credit carryforwards of $1,112,000 available at January 25, 1993, which expire in 2007 and 2008.

NOTE 16  RETIREMENT PLANS

     The Company has a defined benefit pension plan covering substantially all operations employees qualified as to age and service. The annual employer contribution is actuarily determined and amounted to $348,000, $228,000 and $180,000 in fiscal 1993, 1992 and 1991, respectively. As of the start of fiscal 1993, the accumulated benefits related to this plan were $1,037,000.

     The Company also has a voluntary contributory profit sharing and savings plan for all eligible employees other than operations hourly employees. The annual profit sharing contribution is determined at the discretion of the Company's Board of Directors and up to 4% of employee savings are matched by the Company. Total Company contributions to this plan for fiscal 1993, 1992 and 1991 were $429,000, $1,263,000 and $799,000, respectively.

NOTE 17  STOCK OPTION PLAN

     The Company had an incentive stock option plan which expired in September 1992. Under this plan, stock options were granted to key employees to purchase up to 3,000,000 shares of its common stock at a price generally equal to the fair market value at the date of grant. The options generally had a term of 10 years from

                                     III-24
the grant date and became exercisable at a rate of 25%, 35% and 40% per year following the grant date. The exercise price of all outstanding options ranges from $5.21 a share to $13.38 a share.

     Transactions under this plan during fiscal 1993, 1992 and 1991 are summarized below:

                     NUMBER OF SHARES                     1993          1992          1991
    --------------------------------------------------  ---------     ---------     ---------
    Outstanding at beginning of year..................  1,840,440     2,103,796     1,935,588
    Granted...........................................    134,230         4,000       602,928
    Canceled..........................................   (247,476)      (96,454)     (334,766)
    Exercised.........................................   (172,428)     (170,902)      (99,954)
                                                        ---------     ---------     ---------
    Outstanding at end of year........................  1,554,766     1,840,440     2,103,796
                                                        ---------     ---------     ---------
                                                        ---------     ---------     ---------
    Exercisable at end of year........................  1,332,136     1,376,685     1,215,066
                                                        ---------     ---------     ---------
                                                        ---------     ---------     ---------

     A new stock option plan was adopted by the Board of Directors in April 1993, and is discussed further in Note 2 to the financial statements.

NOTE 18  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest and income taxes for the three years ended January 25, 1993 were as follows:

                                                                 1993      1992      1991
                                                                -------   -------   -------
                                                                (IN THOUSANDS)
    Interest (net of amount capitalized)......................  $13,860   $16,478   $18,518
    Income taxes..............................................    5,584     7,300     3,815

                                     III-25

     Noncash investing and financing activities for the three years ended January 25, 1993 were as follows:

                                                                     1993      1992      1991
                                                                    -------   -------   -------
                                                                    (IN THOUSANDS)
Noncash investing and financing activities:
  Transfers of marketable securities to long-term investments.....       --   $ 4,567   $ 7,602
  Transfers of long-term investments to marketable securities.....  $ 6,184     5,871     7,815
Other investing activities:
  Net change in marketable securities from noncash
     distributions................................................     (474)   (3,181)      387
  Net change in long-term investments from noncash
     distributions................................................        5     2,036       698
  Net change in dividends receivable..............................      141     1,130        --
  Net change in obligations secured by marketable securities and
     long-term investments........................................       --    (1,136)   (2,597)
Leasing activities:
  Capital lessee additions........................................    1,048     1,075     4,140
  Capital lessor additions........................................      628        --        --
  Other leasing activities:
     Decrease in leases receivable................................       --     1,819        --
     Increase in property and equipment...........................       --    (1,924)       --
     Decrease in property under capital leases....................      671     4,512        --
     Decrease in capital lease obligations........................   (1,561)   (6,051)       --
Franchising and other disposition activities:
  Sale of property and equipment..................................    7,304     6,893     9,990
  Sale of inventory...............................................      139       183       380
  Increase in sale/leaseback property.............................       --        --    (1,115)
  Increase in notes receivable....................................   (7,203)   (8,501)   (7,627)
  Net change in restructuring reserve and other current
     liabilities..................................................    4,698     2,464    (2,138)
  Increase in other long-term liabilities.........................    4,855        --        --
  Remeasurement of stock options..................................      843        --        --
Sale/leaseback activities:
  Transfer of restaurant property costs to property and
     equipment....................................................    1,553     2,159        --
  Sale/leaseback transaction resulting in an increase to notes
     receivable...................................................    1,300        --        --

                                     III-26

NOTE 19  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table presents summarized quarterly results.

                                                   FIRST        SECOND       THIRD        FOURTH
                                                  QUARTER      QUARTER      QUARTER      QUARTER
                                                  --------     --------     --------     --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1993
Total revenues..................................  $161,606     $119,931     $115,350     $105,745
Operating income (loss).........................     4,220        3,141        1,950      (16,557)
Income (loss) before cumulative effect of change
  in accounting principle.......................     3,226        3,228        1,253      (10,764)
Cumulative effect of change in accounting
  principle.....................................    (2,450)          --           --           --
                                                  --------     --------     --------     --------
Net income (loss)...............................  $    776     $  3,228     $  1,253     $(10,764)
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------
Earnings (loss) per common share:
  Income (loss) before cumulative effect of
     change in accounting principle.............  $    .18     $    .18     $    .07     $   (.60)
  Cumulative effect of change in accounting
     principle..................................      (.14)          --           --           --
                                                  --------     --------     --------     --------
                                                  $    .04     $    .18     $    .07     $   (.60)
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------
FISCAL 1992
Total revenues..................................  $166,982     $130,672     $125,414     $117,302
Operating income................................     6,269        5,102        4,307        4,335
Net income......................................     2,682        3,748        1,943        4,665
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------
Earnings per common share.......................      $.15         $.20         $.11         $.26
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------

     Quarterly operating results are not necessarily representative of operations for a full year for various reasons, including the seasonal nature of the quick-service restaurant industry (especially in Southern California), unpredictable adverse weather conditions which may affect sales volume and food costs, and the fact that all quarters have 12-week accounting periods, except the first quarters of fiscal 1993 and fiscal 1992, which have 16-week accounting periods.

     The first quarter of fiscal 1993 has been restated to reflect the adoption of SFAS 109. The impact of this adoption was not material in subsequent quarters which have not been restated. See Note 15 to the financial statements.

     Operating results for the fourth quarter of fiscal 1993 include a $9,192,000 charge for the Company's restructuring program and a $5,114,000 charge related to the Company's self-insured workers' compensation reserve (or $5,515,000 and $3,068,000, net of tax, respectively). See Note 7 to the financial statements.

NOTE 20  CONTINGENT LIABILITIES

     The Company presently self-insures for group insurance, workers' compensation and fire and comprehensive protection on most equipment and certain other assets. As of January 25, 1993, $15,114,000 was accrued for workers' compensation benefits, which was net of a discount of $3,585,000 calculated using a 9.5% discount rate. In the opinion of management, past experience plus the wide dispersion of restaurants indicates that the Company is assuming a minimal risk by self-insuring and, if any loss should occur, it would not have a material effect on the Company's financial position or results of operations.

                                     III-27

     The Company had three standby letter of credit agreements with various banks for $15,853,000, which expire as follows:

                                                                     (IN THOUSANDS)
            May 1993 (See Note 2 to the financial statements)......     $ 11,726
            August 1994............................................        3,852
            April 2000.............................................          275
                                                                     --------------
                                                                        $ 15,853
                                                                     --------------
                                                                     --------------

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Carl Karcher Enterprises, Inc.

     We have audited the accompanying balance sheets of Carl Karcher Enterprises, Inc. as of January 25, 1993 and January 27, 1992, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 25, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carl Karcher Enterprises, Inc. as of January 25, 1993 and January 27, 1992, and the results of its operations and its cash flows for each of the years in the three-year period ended January 25, 1993 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 15 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993.

Orange County, California
April 15, 1993, except for Note 2
to the financial statements,
which is as of May 3, 1993

                                     III-28

                             CORPORATE INFORMATION

STOCK DATA

     Shares of the Company's common stock are regularly quoted in the national over-the-counter trading market and are listed on the NASDAQ quotation system
(CARL). At January 25, 1993, there were approximately 3,000 record holders of the Company's common stock. The high and low closing prices, during each quarter, for the last two fiscal years are as follows:

                             QUARTER                           1ST     2ND     3RD     4TH
    ---------------------------------------------------------  ---     ---     ---     ---
    FISCAL 1993
      HIGH...................................................  10 1/4  8 3/8   10 7/8   11
      LOW....................................................  8 1/8   6 3/4   7 1/4   7 3/4
    Fiscal 1992
      High...................................................  9 1/2   9 5/8   8 7/8   9 1/4
      Low....................................................  6 1/4   7 7/8   7 1/2   6 7/8

                                     III-29

                                                                     APPENDIX IV
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

                  For the quarterly period ended: MAY 17, 1993

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

         for the transition period from to             to

                        Commission file number: 0-10316

                         CARL KARCHER ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                                                 95-2415578
       (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)
        1200 NORTH HARBOR BOULEVARD,                                          92801
                 ANAHEIM, CA
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

       Registrant's telephone number, including area code: (714) 774-5796

                                 NOT APPLICABLE
   Former name, former address and former fiscal year, if changed since last report.

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     APPLICABLE ONLY TO CORPORATE ISSUERS: Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 18,156,837 AS OF JUNE 30, 1993
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         CARL KARCHER ENTERPRISES, INC.

                                     INDEX

                                                                                        PAGE
                                                                                       ------
Part I  Financial Information
     Item 1.  Financial Statements:
          Balance Sheets as of May 17, 1993 and January 25, 1993.....................       3
          Statements of Income for the sixteen weeks ended May 17, 1993 and
            May 18, 1992.............................................................       4
          Statements of Cash Flows for the sixteen weeks ended May 17, 1993 and
            May 18, 1992.............................................................     5-6
          Notes to Financial Statements..............................................       7
     Item 2.  Management's Discussion and Analysis of Financial Condition and Results
      of Operations..................................................................    8-10
Part II  Other Information
     Item 6.  Exhibits and Reports on Form 8-K.......................................   11-12

                         CARL KARCHER ENTERPRISES, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

ITEM 1.  FINANCIAL STATEMENTS

                                                                  MAY 17,            JANUARY 25,
                                                                    1993                1993
                                                                  --------           -----------
ASSETS
Current assets:
  Cash and cash equivalents.....................................  $  8,871            $  11,505
  Marketable securities.........................................     8,491               32,930
  Accounts receivable...........................................    11,637               13,934
  Current portion of related party notes receivable.............       403                  476
  Inventories...................................................     7,716                6,383
  Restaurant property costs to be reimbursed or sold and leased
     back.......................................................     2,838                7,427
  Other current assets..........................................    18,503               17,907
                                                                  --------           -----------
          Total current assets..................................    58,459               90,562
Property and equipment, net.....................................   116,396              115,064
Property under capital leases, net..............................    35,582               35,558
Notes receivable................................................    17,622               18,407
Related party notes receivable..................................     4,163                4,650
Other assets....................................................    11,416                4,683
                                                                  --------           -----------
                                                                  $243,638            $ 268,924
                                                                  --------           -----------
                                                                  --------           -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................  $  9,765            $  28,467
  Obligations secured by marketable securities..................        --                2,422
  Current portion of capital lease obligations..................     3,211                3,158
  Accounts payable..............................................    11,474               14,531
  Other current liabilities.....................................    46,627               42,859
                                                                  --------           -----------
          Total current liabilities.............................    71,077               91,437
                                                                  --------           -----------
Long-term debt..................................................    27,269               31,742
Capital lease obligations.......................................    47,821               48,512
Other long-term liabilities.....................................    11,671               12,501
Shareholders' equity:
  Preferred stock, no par value; authorized 2,000,000 shares;
     none issued
     or outstanding
  Common stock, no par value; authorized 22,500,000 shares;
     issued and outstanding 18,156,837 and 18,090,742 shares....    29,299               28,793
  Retained earnings.............................................    56,501               55,939
                                                                  --------           -----------
          Total shareholders' equity............................    85,800               84,732
                                                                  --------           -----------
                                                                  $243,638            $ 268,924
                                                                  --------           -----------
                                                                  --------           -----------

                         CARL KARCHER ENTERPRISES, INC.

                              STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                          SIXTEEN WEEKS ENDED
                                                                         ---------------------
                                                                         MAY 17,      MAY 18,
                                                                           1993         1992
                                                                         --------     --------
Revenues:
  Sales by Company-operated restaurants................................  $116,031     $135,043
  Revenues from franchised and licensed restaurants....................    23,884       21,573
  Revenues from other outside parties..................................        --        4,990
                                                                         --------     --------
          Total revenues...............................................   139,915      161,606
                                                                         --------     --------
Operating costs and expenses:
  Company-operated restaurants:
     Food and packaging................................................    35,551       41,612
     Payroll and other employee benefits...............................    38,740       45,349
     Occupancy and other operating expenses............................    26,882       29,521
                                                                         --------     --------
                                                                          101,173      116,482
  Franchised and licensed restaurants..................................    21,759       19,177
  Other outside parties................................................        --        4,895
  Advertising expenses.................................................     5,561        5,936
  General and administrative expenses..................................    10,010       10,896
                                                                         --------     --------
          Total operating costs and expenses...........................   138,503      157,386
                                                                         --------     --------
Operating income.......................................................     1,412        4,220
Interest expense.......................................................    (2,972)      (4,563)
Other income, net......................................................     2,993        5,123
                                                                         --------     --------
Income before income taxes and cumulative effect of change in
  accounting principle.................................................     1,433        4,780
Income tax expense.....................................................       507        1,554
                                                                         --------     --------
Income before cumulative effect of change in accounting principle......       926        3,226
Cumulative effect of change in accounting principle....................        --        2,450
                                                                         --------     --------
Net income.............................................................  $    926     $    776
                                                                         --------     --------
                                                                         --------     --------
Net income per common share:
  Income before cumulative effect of change in accounting principle....  $    .05     $    .18
  Cumulative effect of change in accounting principle..................  $    .--     $   (.14)
                                                                         --------     --------
          Net income...................................................  $    .05     $    .04
                                                                         --------     --------
                                                                         --------     --------
       Weighted average shares outstanding:............................    18,092       18,327
                                                                         --------     --------
                                                                         --------     --------

                         CARL KARCHER ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          SIXTEEN WEEKS ENDED
                                                                         ---------------------
                                                                         MAY 17,      MAY 18,
                                                                           1993         1992
                                                                         --------     --------
Net cash flow from operating activities:
  Net income...........................................................  $    926     $    776
  Adjustments to reconcile net income to net cash provided by operating activities:
     Noncash franchise revenues........................................        (5)        (540)
     Depreciation and amortization.....................................     6,935        8,020
     (Gain) loss on sale of property and equipment.....................        96         (844)
     Write-down of marketable securities...............................       116          118
     Net noncash investment income.....................................       (19)          (4)
     Cumulative effect of change in accounting principle...............        --        2,450
     Net change in marketable securities reserve.......................       (64)          80
     Net change in receivables, inventories and other current assets...       277       (3,678)
     Net change in other assets........................................         9           54
     Net change in accounts payable and other current liabilities......     3,427       (1,274)
                                                                         --------     --------
          Net cash provided by operating activities....................    11,698        5,158
                                                                         --------     --------
Cash flow from investing activities:
  Construction of restaurant property to be reimbursed or sold and
     leased back.......................................................    (1,088)      (5,183)
  Sale of or reimbursement on restaurant property to be sold and
     leased back.......................................................       157        4,641
  Purchases of:
     Marketable securities.............................................    (7,910)     (13,132)
     Property and equipment............................................    (3,355)      (2,443)
     Long-term investments.............................................        --       (1,654)
  Proceeds from sales of:
     Marketable securities.............................................    25,576       10,877
     Property and equipment............................................       144        1,255
     Long-term investments.............................................        --        1,366
  Collections on leases receivable.....................................        31           92
  Collections on notes receivable and related party notes receivable...     1,797        1,364
                                                                         --------     --------
          Net cash provided by (used in) investing activities..........    15,352       (2,817)
                                                                         --------     --------
Cash flow from financing activities:
  Net change in bank overdraft.........................................    (2,761)         810
  Net change in obligations secured by marketable securities and
     long-term investments.............................................    (2,422)         770
  Short-term borrowings................................................    13,100       32,600
  Repayments of short-term debt........................................   (31,200)     (35,600)
  Repayments of long-term debt.........................................    (5,075)      (3,739)
  Repayments of capital lease obligations..............................      (638)        (758)
  Net change in other long-term liabilities............................      (830)        (737)
  Exercise of stock options............................................       506          590
  Payment of dividends.................................................      (364)        (360)
                                                                         --------     --------
     Net cash used in financing activities.............................   (29,684)      (6,424)
                                                                         --------     --------
          Net decrease in cash and cash equivalents....................  $ (2,634)    $ (4,083)
                                                                         --------     --------
                                                                         --------     --------

                         CARL KARCHER ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          SIXTEEN WEEKS ENDED
                                                                         ---------------------
                                                                         MAY 17,      MAY 18,
                                                                           1993         1992
                                                                         --------     --------
Supplemental disclosures of cash flow information:
  Cash paid during period for:
     Interest (net of amount capitalized)..............................  $  3,047     $  4,673
     Income taxes......................................................       368        1,657
Noncash investing and financing activities:
  Investing activities:
     Transfer of marketable securities to other assets.................     6,776           --
     Transfers of long-term investments to marketable securities.......        --           22
     Other investing activities:
       Net change in marketable securities from noncash transactions...        55       (4,677)
       Net change in long-term investments from noncash transactions...        --            5
       Net change in dividends receivable..............................        36           38
       Net change in obligations secured by marketable securities
          and long-term investments....................................        --        4,630
Leasing activities:
  Capital lease additions..............................................        --        1,047
  Other leasing activities:
       Decrease in property under capital leases.......................        --          398
       Decrease in capital lease obligations...........................        --         (581)
Franchising activities:
  Sale of property and equipment.......................................       344        3,970
  Sale of inventory....................................................        11          100
  Assumption of various liabilities....................................        45          702
  Increase in notes receivable.........................................      (405)      (5,129)
Sale/leaseback activities:
  Transfer of restaurant property costs to property and equipment......     5,520           --
  Sale and leaseback transactions resulting in an increase to notes
     receivable........................................................        --        1,300

                         CARL KARCHER ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         MAY 17, 1993 AND MAY 18, 1992

NOTE (A)  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with the requirements of Form 10-Q and, therefore, do not include all information and footnotes which would be presented were such financial statements prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's 1993 Annual Report to Shareholders. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of results to be expected for the full year.

NOTE (B)  INCOME TAXES

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations. The first quarter of last year has been restated to reflect this adoption.

NOTE (C)  RECLASSIFICATIONS

     Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the fiscal 1994 presentation.

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     A major corporate restructuring, intended to refocus the Company's resources on operating and franchising Carl's Jr. restaurants, was initiated near the end of January 1993. A total of 58 corporate positions were eliminated, including 10 vice president and other middle management positions. As part of this restructuring, the Company began liquidating its investment portfolio in February 1993 and pared down its real estate and international development functions. Additionally, management decided to de-emphasize sale/leaseback financing.

     The marketing function was also reorganized and selective staff additions are planned aimed at improving the effectiveness of the Company's marketing programs and its product development process. In addition, a new information and technology function was created to improve the productivity of restaurant managers, the Company's overall information system capabilities and corporate strategic planning efforts.

FINANCIAL CONDITION

     During the sixteen weeks ended May 17, 1993, as part of its restructuring program, the Company liquidated $24.4 million of its investment portfolio. The proceeds were largely used to repay the Company's revolving credit line, to repay obligations secured by marketable securities and to secure potential workers' compensation claims. In addition, most of the properties previously held for sale/leaseback were reclassified to property and equipment during the quarter, reflecting management's change in philosophy. Total cash available to the Company as of May 17, 1993 was $17.4 million, which includes $8.5 million of cash invested in securities still to be liquidated.

     The Company had an $11.7 million stand-by letter of credit related to its self-insured workers' compensation program, which expired on May 1, 1993. The State of California requires that the Company provide a letter of credit each year based on its existing claims experience, or set aside the prescribed amount in cash or investment securities in a trust account. Due to an increase in the Company's claims experience, the total amount of security required by the State for the period May 1, 1993 through April 30, 1994 increased to $14.7 million. Replacement letters of credit totaling $8 million were obtained in April 1993. The remaining $6.7 million was satisfied by depositing investment securities in a trust account, which was classified as other assets in the accompanying balance sheet.

     The Company also renegotiated its revolving line of credit in April 1993, following the repayment of all borrowings under the previous agreement. The new facility provides for $15 million of available credit through March 1994, $4 million of which is committed to a stand-by letter of credit to secure the Company's workers' compensation claims. No other borrowings are currently outstanding under this agreement.

     The previously announced authorization of a repurchase of up to $10 million of the Company's common stock from the Carl N. and Margaret M. Karcher Trust has not been completed. No assurance can be given when or if the transaction will be completed.

     On April 20, 1993, the Board of Directors adopted a new stock option plan under which stock options may be granted to key employees to purchase up to 1,750,000 shares of its common stock, which was approved by the shareholders at the Company's June 1993 annual meeting. A total of 210,000 stock options have been granted under this new plan.

RESULTS OF OPERATIONS

     For the sixteen weeks ended May 17, 1993, revenues from Company-operated restaurants decreased 14% due to fewer stores in operation, lower per store volumes and an increase in promotional discounts. The weighted average number of Company restaurants operating in the current year decreased 8% primarily as a

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

result of converting the greater San Francisco Bay Area to a franchised market, which was substantially completed in May of last year. Lower average sales per restaurant were largely due to California's continuing recessionary environment. Discounts were higher in the current year in response to price reductions by the Company's principal competitors.

     Nearly 75% of all revenues from franchised and licensed restaurants in both years were generated in connection with the sales of food service products to franchisees by the Company's distribution centers. During fiscal 1993, the Company initiated a program to lower food costs through the termination of its manufacturing operations and many of the savings realized were passed on to the franchisees. Thus, although the weighted average number of franchised restaurants operating in the current year rose 22% as a result of the conversion of the greater San Francisco Bay Area and the development of new restaurants by the franchisees in the prior year, food service sales to these operators increased only 11%.

     Other principal components of revenues from franchised and licensed restaurants were also related to the Company's franchising operations and included rental income, royalties and initial franchise fees. Rental income and royalties increased due to the increase in the franchise base, but for the most part were offset by a decrease in initial franchise fees. These initial fees decreased because only four franchised restaurants opened during the first quarter of this year, as compared with 31 such openings in the comparable prior year period.

     Revenues from other outside parties, along with the corresponding operating costs associated with these revenues, decreased as these sales were eliminated during the prior year in connection with the decision to shut down the Company's manufacturing operations.

     Company-operated restaurant costs decreased 13% in the first quarter of this year. Food and packaging costs decreased 15% as compared with the prior year as a result of the new third party purchasing program initiated near the end of fiscal 1993. Payroll and other employee benefits also decreased 15% mainly due to efforts to increase operating efficiency without compromising the guest experience. Occupancy and other operating expenses decreased 9%, largely due to reduced repair and maintenance costs. However, on a smaller sales base, occupancy costs increased as a percentage of sales.

     Nearly 80% of all operating costs associated with franchised and licensed restaurants in both years were related to the sales of food service products to franchisees. These margins declined by 2% in the current year as a result of the decision to lower prices charged to franchisees in response to competitive pressures. Real estate administration costs related to the leasing or subleasing of a number of restaurants to franchisees rose $805,000 due to the franchise expansion in the prior year.

     Although sales by Company-operated restaurants decreased 14%, advertising expenses decreased only 6% in fiscal 1994 as this area has become increasingly important in the current intensely competitive environment.

     General and administrative expenses were 8% lower this year as compared with a year ago primarily due to the downsizing of regional support staffs following the completion of the franchise conversion in the greater San Francisco Bay Area and the implementation of a major corporate restructuring and cost-reduction program in January 1993. Partially offsetting these savings were additions in the areas of strategic planning and information systems.

     During the first quarter of fiscal 1994, the Company's revolving credit line and its obligations secured by marketable securities were paid in full by liquidating certain investment securities. Thus, interest expense decreased significantly as compared with the year ago quarter.

     Other income, net, in both years was comprised of investment income, gains on sales of restaurants, interest on notes and leases receivable and other non-recurring interest income. The liquidation of the investment portfolio caused investment income to decrease $594,000 in the current year. There was also a $1.2 million decrease in gains on sales of restaurants because considerably fewer sales have occurred this year as

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

compared with last year. However, the high volume of sales activity in the prior year did result in a higher average notes receivable balance during fiscal 1994, which yielded $143,000 more interest income in the current quarter. Finally, the prior year included $380,000 of non-recurring interest income.

     Higher income before income taxes in fiscal 1993 resulted in more income tax expense in that year. The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations in the first quarter of last year.

                          PART II.  OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibit 11 Calculation of Earnings per Share

     (b) No reports on Form 8-K were filed during the sixteen weeks ended May 17, 1993.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CARL KARCHER ENTERPRISES, INC.
                                                       (Registrant)

    July 1, 1993         Loren C. Pannier
- ---------------------    -----------------------------------------------
        Date             Senior Vice President,
                         Chief Financial Officer

                                                                      APPENDIX V
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

                 For the quarterly period ended: AUGUST 9, 1993

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

           for the transition period from             to

                        Commission file number: 0-10316

                         CARL KARCHER ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                                                 95-2415578
       (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)
        1200 NORTH HARBOR BOULEVARD,                                          92801
                 ANAHEIM, CA
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

       Registrant's telephone number, including area code: (714) 774-5796

                                 NOT APPLICABLE
   Former name, former address and former fiscal year, if changed since last report.

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     APPLICABLE ONLY TO CORPORATE ISSUERS: Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 18,173,874 AS OF SEPTEMBER 22, 1993
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         CARL KARCHER ENTERPRISES, INC.

                                     INDEX

                                                                                       PAGE
                                                                                       -----
PART I  FINANCIAL INFORMATION
  Item 1.  Financial Statements:
     Balance Sheets as of August 9, 1993 and January 25, 1993........................      3
     Statements of Income for the twelve and twenty-eight weeks
       ended August 9, 1993 and August 10, 1992......................................      4
     Statements of Cash Flows for the twenty-eight weeks ended
       August 9, 1993 and August 10, 1992............................................    5-6
     Notes to Financial Statements...................................................      7
  Item 2.  Management's Discussion and Analysis of
     Financial Condition and Results of Operations...................................   8-11
PART II  OTHER INFORMATION
  Item 6.  Exhibits and Reports on Form 8-K..........................................  12-13

                         CARL KARCHER ENTERPRISES, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

ITEM 1.  FINANCIAL STATEMENTS

                                                                        AUGUST 9,    JANUARY 25,
                                                                          1993          1993
                                                                        ---------    -----------
ASSETS
Current assets:
  Cash and cash equivalents...........................................  $  10,599     $  11,505
  Marketable securities...............................................      8,519        32,930
  Accounts receivable.................................................     10,864        13,934
  Current portion of related party notes receivable...................        468           476
  Inventories.........................................................      8,300         6,383
  Restaurant property costs to be reimbursed or sold and leased
     back.............................................................      1,965         7,427
  Other current assets................................................     18,032        17,907
                                                                        ---------    -----------
          Total current assets........................................     58,747        90,562
Property and equipment, net...........................................    115,091       115,064
Property under capital leases, net....................................     34,795        35,558
Notes receivable......................................................     16,627        18,407
Related party notes receivable........................................      4,071         4,650
Other assets..........................................................     12,172         4,683
                                                                        ---------    -----------
                                                                        $ 241,503     $ 268,924
                                                                        ---------    -----------
                                                                        ---------    -----------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt...................................  $   9,765     $  28,467
  Obligations secured by marketable securities........................         --         2,422
  Current portion of capital lease obligations........................      3,267         3,158
  Accounts payable....................................................     13,709        14,531
  Other current liabilities...........................................     44,879        42,859
                                                                        ---------    -----------
          Total current liabilities...................................     71,620        91,437
                                                                        ---------    -----------
Long-term debt........................................................     24,522        31,742
Capital lease obligations.............................................     47,117        48,512
Other long-term liabilities...........................................     11,074        12,501
Shareholders' equity:
  Preferred stock, no par value; authorized 2,000,000 shares; none issued or outstanding
  Common stock, no par value; authorized 22,500,000 shares; issued and
     outstanding 18,097,085 and 18,090,742 shares.....................     28,886        28,793
  Retained earnings...................................................     58,284        55,939
                                                                        ---------    -----------
          Total shareholders' equity..................................     87,170        84,732
                                                                        ---------    -----------
                                                                        $ 241,503     $ 268,924
                                                                        ---------    -----------
                                                                        ---------    -----------

                         CARL KARCHER ENTERPRISES, INC.

                              STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                             TWENTY-EIGHT WEEKS
                                                   TWELVE WEEKS ENDED               ENDED
                                                  ---------------------     ---------------------
                                                   AUGUST       AUGUST       AUGUST       AUGUST
                                                     9,          10,           9,          10,
                                                    1993         1992         1993         1992
                                                  --------     --------     --------     --------
Revenues:
  Sales by Company-operated restaurants.........  $ 89,202     $ 97,474     $205,233     $232,517
  Revenues from franchised and licensed
     restaurants................................    18,975       18,613       42,859       40,186
  Revenues from other outside parties...........        --        3,844           --        8,834
                                                  --------     --------     --------     --------
          Total revenues........................   108,177      119,931      248,092      281,537
                                                  --------     --------     --------     --------
Operating costs and expenses:
  Company-operated restaurants:
     Food and packaging.........................    27,798       29,443       63,349       71,055
     Payroll and other employee benefits........    26,888       31,272       65,628       76,621
     Occupancy and other operating expenses.....    19,416       21,052       46,298       50,573
                                                  --------     --------     --------     --------
                                                    74,102       81,767      175,275      198,249
  Franchised and licensed restaurants...........    16,927       16,844       38,686       36,021
  Other outside parties.........................        --        3,700           --        8,595
  Advertising expenses..........................     4,752        4,625       10,313       10,561
  General and administrative expenses...........     7,837        8,454       17,847       19,350
  Restructuring charges.........................       533        1,400          533        1,400
                                                  --------     --------     --------     --------
          Total operating costs and expenses....   104,151      116,790      242,654      274,176
                                                  --------     --------     --------     --------
Operating income................................     4,026        3,141        5,438        7,361
Interest expense................................    (2,576)      (3,294)      (5,548)      (7,857)
Other income, net...............................       966        4,365        3,959        9,488
                                                  --------     --------     --------     --------
Income before income taxes and cumulative effect
  of change in accounting principle.............     2,416        4,212        3,849        8,992
Income tax expense..............................       272          984          779        2,538
                                                  --------     --------     --------     --------
Income before cumulative effect of change in
  accounting principle..........................     2,144        3,228        3,070        6,454
Cumulative effect of change in accounting
  principle.....................................        --           --           --        2,450
                                                  --------     --------     --------     --------
Net income......................................  $  2,144     $  3,228     $  3,070     $  4,004
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------
Net income per common share:
  Income before cumulative effect of change in
     accounting principle.......................  $    .12     $    .18     $    .17     $    .36
  Cumulative effect of change in accounting
     principle..................................  $     --     $     --     $     --     $   (.14)
                                                  --------     --------     --------     --------
          Net income............................  $    .12     $    .18     $    .17     $    .22
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------
     Weighted average shares outstanding:.......    18,157       18,017       18,120       17,991
                                                  --------     --------     --------     --------
                                                  --------     --------     --------     --------

                         CARL KARCHER ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        TWENTY-EIGHT WEEKS ENDED
                                                                       --------------------------
                                                                       AUGUST 9,       AUGUST 10,
                                                                         1993             1992
                                                                       ---------       ----------
Net cash flow from operating activities:
  Net income.........................................................  $   3,070        $   4,004
  Adjustments to reconcile net income to net cash provided by operating activities:
     Noncash franchise revenues......................................        (81)            (715)
     Depreciation and amortization...................................     12,306           13,866
     Noncash restructuring charges...................................        533            1,400
     (Gain) loss on sale of property and equipment...................        192             (707)
     Write-off of accounts receivable................................        267               --
     Write-down of marketable securities.............................        213              177
     Net noncash investment income...................................        (19)            (100)
     Deferred income taxes...........................................       (307)              --
     Cumulative effect of change in accounting principle.............         --            2,450
     Net change in marketable securities reserve.....................        (91)              40
     Net change in receivables, inventories and other current
      assets.........................................................        905           (2,743)
     Net change in other assets......................................       (293)             301
     Net change in accounts payable and other current liabilities....      2,999           (6,419)
                                                                       ---------       ----------
          Net cash provided by operating activities..................     19,694           11,554
                                                                       ---------       ----------
Cash flow from investing activities:
  Construction of restaurant property to be reimbursed or sold and
     leased back.....................................................       (770)          (6,579)
  Sale of or reimbursement on restaurant property to be sold and
     leased back.....................................................        180           10,018
  Purchases of:
     Marketable securities...........................................     (8,497)         (28,030)
     Property and equipment..........................................     (6,696)          (4,397)
     Long-term investments...........................................         --           (2,249)
  Proceeds from sales of:
     Marketable securities...........................................     26,065           20,886
     Property and equipment..........................................        149            1,540
     Long-term investments...........................................         --            1,723
  Collections on leases receivable...................................         63               57
  Collections on notes receivable and related party notes
     receivable......................................................      2,980            1,779
                                                                       ---------       ----------
          Net cash provided by (used in) investing activities........     13,474           (5,252)
                                                                       ---------       ----------
Cash flow from financing activities:
  Net change in bank overdraft.......................................     (2,370)             402
  Net change in obligations secured by marketable securities and
     long-term investments...........................................     (2,422)           1,147
  Short-term borrowings..............................................     15,150           62,000
  Repayments of short-term debt......................................    (33,250)         (63,000)
  Repayments of long-term debt.......................................     (7,822)          (7,144)
  Repayments of capital lease obligations............................     (1,292)          (1,346)

                         CARL KARCHER ENTERPRISES, INC.

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        TWENTY-EIGHT WEEKS ENDED
                                                                       --------------------------
                                                                       AUGUST 9,       AUGUST 10,
                                                                         1993             1992
                                                                       ---------       ----------
  Net change in other long-term liabilities..........................  $  (1,427)       $    (232)
  Repurchase and retirement of common stock..........................       (422)              --
  Exercise of stock options..........................................        506              823
  Payment of dividends...............................................       (725)            (721)
                                                                       ---------       ----------
          Net cash used in financing activities......................    (34,074)          (8,071)
                                                                       ---------       ----------
            Net decrease in cash and cash equivalents................  $    (906)       $  (1,769)
                                                                       ---------       ----------
                                                                       ---------       ----------
Supplemental disclosures of cash flow information:
  Cash paid during period for:
     Interest (net of amount capitalized)............................  $   5,638        $   8,067
     Income taxes....................................................        598            4,675
  Noncash investing and financing activities:
     Investing activities:
       Transfer of marketable securities to other assets.............      6,776              226
       Other investing activities:
          Net change in marketable securities from noncash
            transactions.............................................        (55)          (2,561)
          Net change in long-term investments from noncash
            transactions.............................................         --                5
          Net change in dividends receivable.........................         36               81
          Net change in obligations secured by marketable securities
            and long-term investments................................         --            2,375
  Leasing activities:
     Capital lessee additions........................................         --            1,047
     Capital lessor additions........................................        499               --
     Other leasing activities:
       Decrease in property under capital leases.....................         --              398
       Decrease in capital lease obligations.........................         --             (581)
  Franchising and reorganization activities:
     Sale of property and equipment..................................        344            4,915
     Sale of inventory...............................................         11              139
     Write-off of accounts receivable................................        267               --
     Assumption of various liabilities...............................        454              812
     Increase in notes receivable....................................       (481)          (6,398)
  Sale/leaseback activities:
     Transfer of restaurant property costs to property and
      equipment......................................................      6,110               --
     Sale and leaseback transactions resulting in an increase to
      notes receivable...............................................         --            1,300

                         CARL KARCHER ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                       AUGUST 9, 1993 AND AUGUST 10, 1992

NOTE (A)  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with the requirements of Form 10-Q and, therefore, do not include all information and footnotes which would be presented were such financial statements prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's 1993 Annual Report to Shareholders. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of results to be expected for the full year.

NOTE (B)  INCOME TAXES

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations. The first quarter of last year has been restated to reflect this adoption.

NOTE (C)  RECLASSIFICATIONS

     Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the fiscal 1994 presentation.

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

     A major corporate restructuring and cost reduction program, intended to refocus the Company's resources on operating and franchising Carl's Jr. restaurants, was initiated near the end of January 1993. As a result of this program, the Company redefined its cash management activities and liquidated substantially all of its former investment portfolio during the first half of this year. In addition, most of the properties previously held for sale/leaseback were reclassified to property and equipment because management no longer intends to actively pursue this means of financing.

     At August 9, 1993, total cash available to the Company was $19.1 million, which included $8.5 million of cash invested in marketable securities. The securities consisted primarily of money market funds and direct obligations of and funds related to the U.S. Government. The Company's new investment policy is designed to maintain a diversified, highly liquid portfolio with minimal interest rate risk. As management seeks to manage the cash in excess of its operating requirements, this new program will generally not include margined investments.

     The Company's $11.7 million stand-by letter of credit related to its self-insured workers' compensation program expired on May 1, 1993. The state of California requires that the Company secure its potential workers' compensation claims each year by providing a prescribed amount either through a letter of credit or an equivalent amount of cash or investment securities. The total amount of security required for the period May 1, 1993 through April 30, 1994 increased to $14.7 million, primarily due to an increase in the Company's claims experience in fiscal 1993. Replacement letters of credit totaling $8 million were obtained in April 1993. The balance of the requirement was satisfied with $6.7 million of the proceeds from the liquidation of the former investment portfolio. New qualifying securities were purchased with these proceeds and were deposited with the State. These restricted securities were classified as other assets in the accompanying balance sheet.

     The remaining proceeds from the portfolio liquidation were largely used to repay the Company's $18.1 million revolving credit line borrowings, $2.4 million of obligations secured by marketable securities and $1.7 million of long-term debt. Further prepayment of long-term debt is not anticipated as the remaining debt agreements require the Company to pay significant prepayment penalties.

     The Company renegotiated its revolving line of credit in April 1993, following the repayment of all borrowings under the previous agreement. The new facility provides for $15 million of available credit through March 1994, $4 million of which is committed to a letter of credit to secure workers' compensation claims. No other borrowings are currently outstanding under this agreement. The Company was not in compliance with certain of the covenants governing both this revolving credit line and a separate term loan, under which $9.9 million was outstanding as of August 9, 1993. In September 1993, the Company received a waiver of the requirements of these covenants through August 9, 1993 and negotiated new, more favorable covenant terms that will apply to measurement periods after that date.

     On April 20, 1993 the Board of Directors adopted a new stock option plan under which stock options may be granted to key employees to purchase up to 1,750,000 shares of its common stock. This plan was approved by the shareholders at the Company's June 1993 annual meeting. A total of 579,812 stock options have been granted under this new plan. During the quarter ended August 9, 1993, the Company purchased from the Carl N. and Margaret M. Karcher Trust a total of 59,752 shares of stock for an aggregate purchase price of $422,000.

RESULTS OF OPERATIONS

     For the 12 weeks ended August 9, 1993, revenues from Company-operated restaurants decreased 8% as compared with the prior year primarily due to lower per store volumes. For the 28-week period, these revenues declined 12% due to lower per store volumes and because fewer stores were in operation, particularly in the

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

first quarter of this year. The lower average sales per restaurant throughout fiscal 1994 was largely due to California's continuing recessionary environment. In addition, discounts were higher throughout the current year in response to price reductions by the Company's principal competitors. The weighted average number of restaurants operating during this year decreased 5% as compared with fiscal 1993 mainly as a result of the conversion of the greater San Francisco Bay Area to a franchised market, which was substantially completed in May of last year.

     Over 70% of all revenues from franchised and licensed restaurants throughout both fiscal 1994 and fiscal 1993 were generated in connection with the sales of food service products to franchisees by the Company's distribution centers. During fiscal 1993, the Company initiated a program to lower food costs through the termination of its manufacturing operations and many of the savings realized were passed on to the franchisees. Thus, although the weighted average number of franchised restaurants operating in the current 28-week period rose 12% as a result of the conversion of the greater San Francisco Bay Area and the development of new restaurants by the franchisees in the prior year, food service sales to these operators increased only 8%. These revenues were 2% higher in the 12-week quarter as compared with the year ago quarter, which is consistent with the 2% increase in the weighted average number of franchised restaurants operating in the current period.

     Other principal components of revenues from franchised and licensed restaurants were also related to the Company's franchising operations and included rental income, royalties and initial franchise fees. Rental income and royalties increased in both current year periods due to the increase in the franchise base, but were largely offset by a decrease in initial franchise fees. Initial fees were significantly higher in fiscal 1993, particularly in the first quarter of that year, due to the unusually high level of franchising that occurred in connection with the conversion of the greater San Francisco Bay Area last spring.

     Revenues from other outside parties, along with the corresponding operating costs associated with these revenues, were eliminated during fiscal 1994 as a result of the decision to close the Company's manufacturing operations in the prior year.

     Company-operated restaurant costs decreased 9% in the second quarter of this year. Food and packaging costs decreased 6% as compared with the prior year primarily as a result of the new third party purchasing program initiated near the end of fiscal 1993. Payroll and other employee benefits also decreased 14% mainly due to efforts to increase operating efficiency without compromising the guest experience. Occupancy and other operating expenses decreased 8%, largely due to reduced repair and maintenance costs. However, on a smaller sales base, food and occupancy costs increased as a percentage of sales. Similarly, for the first half of fiscal 1994, Company-operated restaurant costs decreased 12%, which was comprised of an 11% decrease in food and packaging costs, a 14% decrease in payroll and other employee benefits and an 8% decrease in occupancy and other operating expenses.

     Nearly 80% of all operating costs associated with franchised and licensed restaurants during both years were related to the sales of food service products to franchisees. These margins declined by .4% and 1.3% in the 12-and 28-week periods, respectively, primarily as a result of the decision to lower prices to franchisees in response to competitive pressures. Higher real estate administration costs related to the leasing or subleasing of a number of restaurants to franchisees and other support costs associated with the franchise expansion in the prior year account for the balance of the increase in these operating costs in both current year periods.

     Advertising spending has become increasingly important in the current intensely competitive environment. Thus, these costs increased 3% during the fiscal 1994 12-week quarter despite an 8% decline in Company-operated restaurant sales. For the 28-week period, advertising expenses decreased only 2% in the current year, while Company-operated restaurant sales were 12% lower than a year ago.

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

     General and administrative expenses were nearly 8% lower during both current year periods primarily due to the downsizing of regional support staffs following the completion of the franchise conversion in the greater San Francisco Bay Area and the implementation of a major corporate restructuring and cost-reduction program in January 1993. As part of this program, the marketing function was reorganized and selective staff additions were made aimed at improving the effectiveness of the Company's marketing programs and its product development process. In addition, the information and technology function was strengthened to improve the productivity of restaurant managers and the Company's overall information systems. A new strategic development function was also created to enhance the Company's strategic planning efforts. Thus, partially offsetting the savings from downsizing the corporate staff were additions in the areas of marketing, strategic planning and information systems.

     During the second quarter of fiscal 1994, the Company increased the span-of-control of its operations management group. Seven regions were condensed into four, and a total of 16 positions were eliminated. The Company's in-house repairs and maintenance staff was also pared down. A $533,000 pre-tax restructuring charge was required, primarily to cover severance costs associated with these decisions. The second quarter of fiscal 1993 included a $1.4 million restructuring charge related to the elimination of the Company's manufacturing operations in the prior year.

     During the first quarter of fiscal 1994, the Company's revolving credit line and its obligations secured by marketable securities were paid in full by liquidating certain investment securities. Thus, interest expense decreased significantly during fiscal 1994 as compared with both year ago periods.

     Other income, net, during both years was comprised of investment income, gains on sales of restaurants, interest on notes and leases receivable and other non-recurring income. The liquidation of the former investment portfolio caused investment income to decrease $3 million and $3.7 million in this year's 12-and 28-week periods, respectively. There was also a $1.5 million decrease in gains on sales of restaurants during the 28-week period, most of which occurred during the first quarter of this year, because considerably fewer sales have occurred this year as compared with last year. Additionally, the prior year included $380,000 of non-recurring income.

     Higher income before income taxes in both fiscal 1993 periods resulted in more income tax expense in those periods. In addition, benefits from the remeasurement of the Company's deferred tax asset at the new Federal income tax rate and the recognition of certain tax credits that were retroactively reinstated resulted in a lower effective tax rate in fiscal 1994. The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations in the first quarter of last year.

                          PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS: None

ITEM 2.  CHANGES IN SECURITIES: None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES: None

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS:

     The Annual Meeting of Shareholders of Carl Karcher Enterprises, Inc. was held on June 16, 1993, for the purpose of electing a board of directors and to consider and approve the Company's 1993 Employee Stock Incentive Plan.

     All of management's nominees for directors were elected by the following vote:

                                                              SHARES VOTED     AUTHORITY TO VOTE
                                                                 "FOR"            "WITHHELD"
                                                              ------------     -----------------
    Carl N. Karcher.........................................   14,735,218           187,994
    Donald E. Doyle.........................................   14,766,186           157,026
    Daniel W. Holden........................................   14,668,312           254,900
    Carl L. Karcher.........................................   14,739,642           183,570
    Peter Churm.............................................   14,762,577           160,635
    Kenneth Olsen...........................................   14,718,697           204,515
    Elizabeth A. Sanders....................................   14,746,643           176,569

     The proposal to approve the Company's 1993 Employee Stock Incentive Plan was approved by the following vote:

SHARES VOTED     SHARES VOTED      SHARES VOTED         BROKER
   "FOR"          "AGAINST"        "ABSTAINING"       "NON-VOTES"
- ------------     ------------     --------------     -------------
 11,788,055         974,032           224,828          1,936,297

ITEM 5.  OTHER INFORMATION: None

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K:

     (a) Exhibit 11 Calculation of Earnings per Share

     (b) A report on Form 8-K was filed on September 7, 1993 describing the possibility of Mr. Carl N. Karcher seeking solicitation of proxies or written consents to obtain majority representation on the Company's Board of Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CARL KARCHER ENTERPRISES, INC.
                                                       (Registrant)

  September 27, 1993       Loren C. Pannier
- -----------------------    -----------------------------------------------
         Date              Senior Vice President,
                           Chief Financial Officer

                                                                     APPENDIX VI
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(MARK ONE)

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

                For the quarterly period ended: NOVEMBER 1, 1993

                                       OR

/ /   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
      SECURITIES EXCHANGE ACT OF 1934.

           for the transition period from             to

                        Commission file number: 0-10316

                         CARL KARCHER ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CALIFORNIA                                                 95-2415578
       (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)
        1200 NORTH HARBOR BOULEVARD,                                          92801
                 ANAHEIM, CA
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)

       Registrant's telephone number, including area code: (714) 774-5796

                                 NOT APPLICABLE
   Former name, former address and former fiscal year, if changed since last report.

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     APPLICABLE ONLY TO CORPORATE ISSUERS: Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 18,334,991 AS OF DECEMBER 10, 1993
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         CARL KARCHER ENTERPRISES, INC.

                                     INDEX

                                                                                       PAGE
                                                                                       -----
Part I  Financial Information
  Item 1.  Financial Statements:
     Balance Sheets as of November 1, 1993 and January 25, 1993......................      3
     Statements of Income for the twelve and forty weeks ended November 1, 1993 and
      November 2, 1992...............................................................      4
     Statements of Cash Flows for the forty weeks ended November 1, 1993 and November
      2, 1992........................................................................    5-6
     Notes to Financial Statements...................................................      7
  Item 2.  Management's Discussion and Analysis of Financial Condition and Results of
     Operations......................................................................   8-11
Part II  Other Information
  Item 6.  Exhibits and Reports on Form 8-K..........................................  12-13

                         CARL KARCHER ENTERPRISES, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

ITEM 1.  FINANCIAL STATEMENTS

                                                                       NOVEMBER 1,     JANUARY 25,
                                                                          1993            1993
                                                                       -----------     -----------
ASSETS
Current assets:
  Cash and cash equivalents..........................................   $  13,150       $  11,505
  Marketable securities..............................................       8,955          32,930
  Accounts receivable................................................       9,646          13,934
  Current portion of related party notes receivable..................         457             476
  Inventories........................................................       8,687           6,383
  Restaurant property costs to be reimbursed or sold and leased
     back............................................................       2,314           7,427
  Other current assets...............................................      18,822          17,907
                                                                       -----------     -----------
          Total current assets.......................................      62,031          90,562
Property and equipment, net..........................................     112,659         115,064
Property under capital leases, net...................................      34,543          35,558
Notes receivable.....................................................      15,768          18,407
Related party notes receivable.......................................       4,004           4,650
     Other assets....................................................      12,210           4,683
                                                                       -----------     -----------
                                                                        $ 241,215       $ 268,924
                                                                       -----------     -----------
                                                                       -----------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt..................................   $  14,992       $  28,467
  Obligations secured by marketable securities.......................          --           2,422
  Current portion of capital lease obligations.......................       3,335           3,158
  Accounts payable...................................................      14,452          14,531
  Other current liabilities..........................................      37,224          36,419
                                                                       -----------     -----------
          Total current liabilities..................................      70,003          84,997
                                                                       -----------     -----------
Long-term debt                                                             16,880          31,742
Capital lease obligations............................................      46,884          48,512
Other long-term liabilities..........................................      18,727          18,941
Shareholders' equity:
  Preferred stock, no par value; authorized 2,000,000 shares; none issued or outstanding...........................................
  Common stock, no par value; authorized 22,500,000 shares; issued
     and outstanding 18,173,874 and 18,090,742 shares................      29,324          28,793
  Retained earnings..................................................      59,397          55,939
                                                                       -----------     -----------
          Total shareholders' equity.................................      88,721          84,732
                                                                       -----------     -----------
                                                                        $ 241,215       $ 268,924
                                                                       -----------     -----------
                                                                       -----------     -----------

                         CARL KARCHER ENTERPRISES, INC.

                              STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      TWELVE WEEKS ENDED           FORTY WEEKS ENDED
                                                   -------------------------   -------------------------
                                                   NOVEMBER 1,   NOVEMBER 2,   NOVEMBER 1,   NOVEMBER 2,
                                                      1993          1992          1993          1992
                                                   -----------   -----------   -----------   -----------
Revenues:
  Sales by Company-operated restaurants..........   $  88,586     $  94,387     $ 293,819     $ 326,904
  Revenues from franchised and licensed
     restaurants.................................      17,850        18,175        60,709        58,361
  Revenues from other outside parties............          --         2,788            --        11,622
                                                   -----------   -----------   -----------   -----------
          Total revenues.........................     106,436       115,350       354,528       396,887
                                                   -----------   -----------   -----------   -----------
Operating costs and expenses:
  Company-operated restaurants:
     Food and packaging..........................      27,434        29,360        90,783       100,415
     Payroll and other employee benefits.........      26,747        30,900        92,375       107,521
     Occupancy and other operating expenses......      17,912        21,427        64,210        72,000
                                                   -----------   -----------   -----------   -----------
                                                       72,093        81,687       247,368       279,936
  Franchised and licensed restaurants............      16,148        16,632        54,834        52,653
  Other outside parties..........................          --         2,696            --        11,291
  Advertising expenses...........................       4,977         4,381        15,290        14,942
  General and administrative expenses............       8,282         8,004        26,662        28,754
  Post-employment benefits.......................       1,668            --         1,668            --
                                                   -----------   -----------   -----------   -----------
          Total operating costs and expenses.....     103,168       113,400       345,822       387,576
                                                   -----------   -----------   -----------   -----------
Operating income.................................       3,268         1,950         8,706         9,311
Interest expense.................................      (2,443)       (3,368)       (7,991)      (11,225)
Other income, net................................       1,029         2,762         4,988        12,250
                                                   -----------   -----------   -----------   -----------
Income before income taxes and cumulative effect
  of change in accounting principle..............       1,854         1,344         5,703        10,336
Income tax expense...............................         377            91         1,156         2,629
                                                   -----------   -----------   -----------   -----------
Income before cumulative effect of change in
  accounting principle...........................       1,477         1,253         4,547         7,707
Cumulative effect of change in accounting
  principle......................................          --            --            --         2,450
                                                   -----------   -----------   -----------   -----------
Net income.......................................   $   1,477     $   1,253     $   4,547     $   5,257
                                                   -----------   -----------   -----------   -----------
                                                   -----------   -----------   -----------   -----------
Net income per share:
  Income before cumulative effect of change in
     accounting principle........................   $     .08     $     .07     $     .25     $     .42
  Cumulative effect of change in accounting
     principle...................................   $     .--     $     .--     $     .--     $    (.13)
                                                   -----------   -----------   -----------   -----------
          Net income.............................   $     .08     $     .07     $     .25     $     .29
                                                   -----------   -----------   -----------   -----------
                                                   -----------   -----------   -----------   -----------
     Weighted average shares outstanding:........      18,468        18,578        18,451        18,517
                                                   -----------   -----------   -----------   -----------
                                                   -----------   -----------   -----------   -----------

                         CARL KARCHER ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                 FORTY WEEKS ENDED
                                                                           ------------------------------
                                                                           NOVEMBER 1,       NOVEMBER 2,
                                                                               1993              1992
                                                                           ------------      ------------
Net cash flow from operating activities:
  Net income............................................................     $  4,547          $  5,257
  Adjustments to reconcile net income to net cash provided by operating activities:
    Noncash franchise revenues..........................................         (151)             (890)
    Depreciation and amortization.......................................       17,510            19,662
    (Gain) loss on sale of property and equipment.......................          339              (221)
    Write-off of accounts receivable....................................          267                --
    Write-down of marketable securities.................................          213               177
    Net noncash investment income.......................................          (19)             (239)
    Deferred income taxes...............................................         (807)               --
    Noncash post-employment benefit charges.............................        1,668                --
    Cumulative effect of change in accounting principle.................           --             2,450
    Net change in marketable securities reserve.........................         (210)              206
    Net change in receivables, inventories and other current assets.....        1,436            (1,504)
    Net change in other assets..........................................         (331)              312
    Net change in accounts payable and other current liabilities........       (2,239)          (10,397)
                                                                           ------------      ------------
         Net cash provided by operating activities......................       22,223            14,813
                                                                           ------------      ------------
Cash flow from investing activities:
  Construction of restaurant property to be reimbursed or sold and
    leased back.........................................................       (1,257)           (7,154)
  Sale of or reimbursement on restaurant property to be sold and leased
    back................................................................          333            13,951
  Purchases of:
    Marketable securities...............................................      (11,725)          (40,521)
    Property and equipment..............................................       (9,366)           (8,689)
    Long-term investments...............................................           --            (3,054)
  Proceeds from sales of:
    Marketable securities...............................................       28,976            33,498
    Property and equipment..............................................          251             1,557
    Long-term investments...............................................           --             2,176
  Collections on leases receivable......................................           96                83
  Collections on notes receivable and related party notes receivable....        4,003             2,814
                                                                           ------------      ------------
         Net cash provided by (used in) investing activities............       11,311            (5,339)
                                                                           ------------      ------------
Cash flow from financing activities:
  Net change in bank overdraft..........................................        1,552             6,966
  Net change in obligations secured by marketable securities and
    long-term investments...............................................       (2,422)             (977)
  Short-term borrowings.................................................       15,150            79,500
  Repayments of short-term debt.........................................      (33,250)          (89,000)
  Repayments of long-term debt..........................................      (10,237)           (9,806)
  Repayments of capital lease obligations...............................       (1,962)           (1,952)
  Net change in other long-term liabilities.............................         (162)              342
  Repurchase and retirement of common stock.............................         (422)               --
  Exercise of stock options.............................................          953             1,005
  Payment of dividends..................................................       (1,089)           (1,082)
                                                                           ------------      ------------
       Net cash used in financing activities............................      (31,889)          (15,004)
                                                                           ------------      ------------
         Net increase (decrease) in cash and cash equivalents...........     $  1,645          $ (5,530)
                                                                           ------------      ------------
                                                                           ------------      ------------

                         CARL KARCHER ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            FORTY WEEKS ENDED
                                                                       ---------------------------
                                                                       NOVEMBER 1,     NOVEMBER 2,
                                                                          1993            1992
                                                                       -----------     -----------
Supplemental disclosures of cash flow information:
  Cash paid during period for:
     Interest (net of amount capitalized)............................    $ 8,198         $11,485
     Income taxes....................................................        777           5,181
  Noncash investing and financing activities:
     Investing activities:
       Transfer of marketable securities to other assets.............      6,776             226
       Other investing activities:
          Net change in marketable securities from noncash
            transactions.............................................        (55)         (2,743)
          Net change in long-term investments from noncash
            transactions.............................................         --               5
          Net change in dividends receivable.........................         36             124
          Net change in obligations secured by marketable securities
            and long-term investments................................         --           2,375
  Financing activities:
     Capital lessee additions........................................        505           1,047
     Capital lessor additions........................................        538              --
     Other leasing activities:
       Decrease in property under capital leases.....................         --             408
       Decrease in capital lease obligations.........................         --            (602)
  Franchising and reorganization activities:
     Sale of property and equipment..................................        344           4,915
     Sale of inventory...............................................         11             139
     Write-off of accounts receivable................................        267              --
     Assumption of various liabilities...............................         55             812
     Increase in notes receivable....................................       (551)         (6,562)
     Increase in other long-term liabilities.........................      7,521              --
  Sale/leaseback activities:
     Transfer of restaurant property costs to property and
      equipment......................................................      6,110              --
     Sale and leaseback transactions resulting in an increase to
       notes receivable..............................................         --           1,300

                         CARL KARCHER ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     NOVEMBER 1, 1993 AND NOVEMBER 2, 1992

NOTE (A)  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with the requirements of Form 10-Q and, therefore, do not include all information and footnotes which would be presented were such financial statements prepared in accordance with generally accepted accounting principles. These statements should be read in conjunction with the audited financial statements presented in the Company's 1993 Annual Report to Shareholders. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of results to be expected for the full year.

NOTE (B)  INCOME TAXES

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations. The first quarter of last year has been restated to reflect this adoption.

NOTE (C)  RECLASSIFICATIONS

     Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the fiscal 1994 presentation.

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

     A major corporate restructuring and cost reduction program, intended to refocus the Company's resources on operating and franchising Carl's Jr. restaurants, was initiated near the end of January 1993. As a result of this program, the Company redefined its cash management activities and liquidated substantially all of its former investment portfolio. In addition, most of the properties previously held for sale/leaseback were reclassified to property and equipment because management no longer intends to actively pursue this means of financing.

     At November 1, 1993, total cash available to the Company was $22.1 million, which included $9.0 million of idle cash invested in marketable securities. These securities consisted primarily of money market funds and direct obligations of and funds related to the U.S. Government and were invested in accordance with the Company's new investment policy. The focus of this new policy is to effectively manage cash in excess of the Company's operating requirements. It is designed to maintain a diversified, highly liquid portfolio with minimal interest rate risk. Margined investments will generally not be considered for this new portfolio.

     The Company's $11.7 million stand-by letter of credit related to its self-insured workers' compensation program expired on May 1, 1993. The State of California requires that the Company secure its potential workers' compensation claims each year by providing a prescribed amount either through a letter of credit or an equivalent amount of cash or investment securities. The total amount of security required for the period May 1, 1993 through April 30, 1994 increased to $14.7 million, primarily due to an increase in the Company's claims experience in the prior fiscal year. Replacement letters of credit totaling $8 million were obtained in April 1993. The balance of the requirement was satisfied with $6.7 million of the proceeds from the liquidation of the former investment portfolio. New qualifying securities were purchased with these proceeds and were deposited with the State. These restricted securities were classified as other assets in the accompanying balance sheet.

     The remaining proceeds from the portfolio liquidation were largely used to repay the Company's $18.1 million revolving credit line borrowings and $2.4 million of obligations secured by marketable securities. This reduction of current liabilities was offset by a $5.2 million reclassification of bank debt in recognition of certain upcoming 1994 maturity dates.

     The Company renegotiated its revolving line of credit in April 1993, following the repayment of all borrowings under the previous agreement. The new facility provides for $15 million of available credit through March 1994, $4 million of which is committed to one of the letters of credit securing workers' compensation claims. No other borrowings are currently outstanding under this agreement.

     On October 1, 1993, Elizabeth A. Sanders succeeded Carl N. Karcher as Chairman of the Board of Directors. Mr. Karcher was granted future retirement benefits, consisting principally of $200,000 per year for life and supplemental health benefits, which had a net present value of $1.7 million as of this date. Most of this amount remained accrued as of November 1, 1993 and was included in other current liabilities in the accompanying balance sheet.

     In addition to the $5.2 million reclassification of bank debt described above, principal payments on long-term debt totaled $8.5 million during the current year and an additional $1.7 million of long-term debt was repaid with proceeds from the liquidation of the former investment portfolio. Further prepayment of long-term debt is not anticipated as the remaining debt agreements require the Company to pay sizable prepayment penalties.

     As of November 1, 1993, the Company was not in compliance with one of the covenants governing its revolving credit line, a term loan with a maturity date of December 1994, under which $7.6 million was outstanding as of November 1, 1993, and the letters of credit related to the Company's workers' compensation

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

program. In December 1993, the Company received a waiver of the requirements of this covenant and negotiated a more favorable covenant in its place that will apply to measurement periods after that date.

     On April 20, 1993, the Board of Directors adopted a new stock option plan under which stock options may be granted to key employees to purchase up to 1,750,000 shares of its common stock. This plan was approved by the shareholders at the Company's June 1993 annual meeting. A total of 579,812 stock options have been granted under this new plan.

     During the second quarter of this year, the Company purchased from the Carl
N. and Margaret M. Karcher Trust a total of 59,752 shares of stock for an aggregate purchase price of $422,000.

RESULTS OF OPERATIONS

     For the twelve and forty week periods ended November 1, 1993, revenues from Company-operated restaurants decreased 6% and 10%, respectively, as compared with the prior year primarily due to lower per store volumes. Same-store sales have declined throughout fiscal 1994 largely due to California's continuing recessionary environment. In addition, sales discounts were higher throughout the current year in response to price reductions by the Company's principal competitors. The weighted average number of restaurants operating during the forty week period decreased 3% as compared with fiscal 1993, which also contributed to the decline in restaurant sales. Fewer stores were in operation mainly as a result of the conversion of the greater San Francisco Bay Area to a franchised market, which was substantially completed in May of last year.

     Nearly 75% of all revenues from franchised and licensed restaurants throughout both fiscal 1994 and fiscal 1993 were generated in connection with the sales of food service products to franchisees by the Company's distribution centers. During fiscal 1993, the Company initiated a program to lower food costs through the termination of its manufacturing operations, and many of the savings realized were passed on the franchisees. Thus, although the weighted average number of franchised restaurants operating in the current twelve week quarter increased 3% as a result of the conversion of the greater San Francisco Bay Area and the development of new restaurants by the franchisees in the prior year, food service sales to these operators declined slightly. These revenues were 5% lower in the forty week period as compared with a year ago, although the weighted average number of franchised restaurants operating in the current period rose 9%.

     Other principal components of revenues from franchised and licensed restaurants were also related to the Company's franchising operations and included rental income, royalties and initial franchise fees. Rental income and royalties increased in the third quarter of this year due to the increase in the franchise base. This increase was more than offset by a decrease in other fees related to the repairs and maintenance of certain franchise equipment. These services were eliminated near the end of the second quarter of this year. For the forty week period, rental income and royalties were higher, offset by lower initial franchise fees and a decrease in the repairs and maintenance fees. Initial fees were significantly higher in fiscal 1993, particularly in the first quarter of that year, due to the unusually high level of franchising that occurred in connection with the conversion of the greater San Francisco Bay Area last spring.

     Revenues from other outside parties, along with the corresponding operating costs associated with these revenues, were eliminated during fiscal 1994 as a result of the decision to close the Company's manufacturing operations in the prior year.

     Company-operated restaurant costs decreased 12% in the third quarter of this year. Food and packaging costs decreased 7% as compared with the prior year primarily as a result of the new third party purchasing program initiated near the end of fiscal 1993. Payroll and other employee benefits decreased 13% mainly due to efforts to increase operating efficiency without compromising the guest experience. Occupancy and other operating expenses decreased 16%, largely due to reduced repair and maintenance costs. Similarly, for the first

                         CARL KARCHER ENTERPRISES, INC.

           ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- (CONTINUED)

three quarters of fiscal 1994, Company-operated restaurant costs decreased 12%, which was comprised of a 10% decrease in food and packaging costs, a 14% decrease in payroll and other employee benefits and an 11% decrease in occupancy and other operating expenses.

     Nearly 80% of all operating costs associated with franchised and licensed restaurants during both years were related to the sales of food service products to franchisees. During both the twelve and forty week periods, these margins were fairly comparable to the prior year. Real estate administration costs related to the leasing or subleasing of a number of restaurants to franchisees were higher throughout fiscal 1994 largely as a result of the increases to the franchise base in the prior year. This increase was offset, particularly in the most recent twelve week quarter, by the elimination of the franchise repairs and maintenance program during the second quarter of this year and other staff reductions related to the January 1993 corporate restructuring.

     Advertising spending has become increasingly important in the current intensely competitive environment. Thus, these costs increased 14% during the fiscal 1994 twelve week quarter despite a 6% decline in Company-operated restaurant sales. For the forty week period, advertising expenses increased 2% in the current year, while Company-operated restaurant sales were 10% lower than a year ago.

     General and administrative expenses rose 3% during the current year twelve week quarter. As part of the January 1993 restructuring program, the marketing function was reorganized and selective staff additions were made aimed at improving the effectiveness of the Company's marketing programs and its product development process. In addition, the information and technology function was strengthened to improve the productivity of restaurant managers and the Company's overall information systems. A new strategic development function was also created to enhance the Company's strategic planning efforts. Thus, offsetting the savings from downsizing other corporate staff positions were additions in the areas of marketing, strategic planning and information systems. For the forty week period, the downsizing of the corporate staff more than offset the increases in marketing, strategic planning and information systems.

     As described in the Financial Condition section above, during the third quarter of this year, the Company incurred a $1.7 million charge to earnings resulting from the grant of future retirement benefits to Carl N. Karcher.

     During the first quarter of fiscal 1994, the Company's revolving credit line and its obligations secured by marketable securities were paid in full by liquidating certain investment securities. Thus, interest expense decreased significantly during fiscal 1994 as compared with both year ago periods.

     Other income, net, during both years was comprised of investment income, gains on sales of restaurants, interest on notes and leases receivable and other non-recurring income. The liquidation of the former investment portfolio caused investment income to decrease $1.6 million and $5.3 million in this year's twelve and forty week periods, respectively. There was also a $1.6 million decrease in gains on sales of restaurants during the forty week period because considerably fewer sales have occurred this year as compared with last year, most notably during the first quarter of this year. Additionally, the prior year included $380,000 of non-recurring income.

     Benefits from the remeasurement of the Company's deferred tax asset at the new Federal income tax rate and the recognition of certain tax credits that were retroactively reinstated resulted in a lower effective tax rate as of November 1, 1993 as compared with the rate calculated a year ago. The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1993. The cumulative effect of this change in accounting principle resulted in a $2.45 million charge to operations in the first quarter of last year.

                          PART II.  OTHER INFORMATION

ITEM 5.  OTHER INFORMATION

     On December 10, 1993, the Company announced that William P. Foley II and Ron Lane will join the Board as its two newest members, effective as of this date. Both Foley and Lane are members of an investment partnership that joined Carl N. Karcher, creating the largest ownership block of Carl Karcher Enterprises stock. Reference is made to Form 13-D and amendments thereto filed by said partnership for details concerning share ownership, voting rights, loans and other matters. No implication should be drawn as to whether or not the matter reported herein constitutes a change in control of the Company.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibit 11 Calculation of Earnings per Share

     (b) A report on Form 8-K was filed on September 7, 1993 describing the possibility of Mr. Carl N. Karcher seeking solicitation of proxies or written consents to obtain majority representation on the Company's Board of Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CARL KARCHER ENTERPRISES, INC.
                                                       (Registrant)

  December 16, 1993      Loren C. Pannier
- ---------------------    -----------------------------------------------
        Date             Senior Vice President,
                         Chief Financial Officer

                                                                    APPENDIX VII
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ------------------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 7, 1993

                         CARL KARCHER ENTERPRISES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           CALIFORNIA                           0-10316                          95-2415578
 (STATE OF OTHER JURSIDICTION                 (COMMISSION                       (IRS EMPLOYER
        OF INCORPORATION)                     FILE NUMBER)                     IDENTIFICATION NO.)


 1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA                             92801
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                               (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (714) 774-5796

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      VII-1

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     NOT APPLICABLE.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     NOT APPLICABLE.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     NOT APPLICABLE.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

     On September 1, 1993, the Carl N. and Margaret M. Karcher Trust issued a press release announcing that Carl N. Karcher is actively seeking means of ensuring that a majority of the Board of Directors of Carl Karcher Enterprises, Inc. (the "Company") is fully committed to his business strategy for the Company. The press release states that if this objective cannot be accomplished quickly by means of negotiations with members of the Board of Directors, Mr. Karcher will consider solicitation of proxies or written consents to obtain majority representation on the Company's Board of Directors.

     The Company's management believes that Mr. Karcher's desire to cause the Company to adopt his business strategy is related to proposed arrangements between Mr. Karcher and Mr. William N. Theisen, the principal shareholder of GB Foods, Inc., which operates a chain of 65 Mexican fast food restaurants doing business in Southern California under the name "Green Burrito." These arrangements include transactions between the Company and GB Foods, Inc. as well as transactions involving Mr. Karcher and Mr. Theisen personally, and are described in a series of three letters received by the Company's Board, one from Mr. Theisen to Mr. Karcher dated July 7, 1993 and two from Andrew F. Puzder, Mr. Karcher's attorney, to Kenneth Olsen, a member of the Company's Board, dated August 6, 1993 and August 11, 1993.

     On September 3, 1993, Kenneth Olsen wrote to Mr. Karcher on behalf of the Board asking for answers to specific questions about Mr. Karcher's intentions and any personal financial benefits he may expect to receive.

     Mr. Karcher and related parties own approximately 34% of the Company's outstanding stock.

     Copies of Mr. Olsen's letter to Mr. Karcher, Mr. Theisen's letter to Mr. Karcher, and Mr. Puzder's letters to Mr. Olsen are attached as exhibits to this report.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     NOT APPLICABLE.

ITEM 8.  CHANGE IN FISCAL YEAR.

     NOT APPLICABLE.

                                      VII-2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                         CARL KARCHER ENTERPRISES, INC.
                                                (Registrant)

Date: September 7, 1993                   By:      /s/  LOREN C. PANNIER
                                                        (Signature)
                                                      Loren C. Pannier
                                                   Senior Vice President,
                                                  Chief Financial Officer

                                      VII-3

                                 EXHIBIT INDEX

EXHIBIT                                                                           SEQUENTIALLY
NUMBER                                 DESCRIPTION                                NUMBERED PAGE
- ------     -------------------------------------------------------------------    -------------
 99.1      Letter from Kenneth Olsen to Carl N. Karcher dated September 3,
           1993...............................................................           5
 99.2      Letter from William M. Theisen to Carl N. Karcher dated July 7,
           1993...............................................................           8
 99.3      Letter from Andrew F. Puzder to Kenneth Olsen dated August 6,
           1993...............................................................          11
 99.4      Letter from Andrew F. Puzder to Kenneth Olsen dated August 11,
           1993...............................................................          13

                                      VII-4

                                                        EXHIBIT 99.1 TO FORM 8-K

                                 Kenneth Olsen
                               324 Muirfield Road
                            Los Angeles, CA., 90020

                               September 3, 1993

Carl N. Karcher, Chairman
Carl Karcher Enterprises, Inc.
1200 North Harbor Boulevard
Anaheim, California 92801

Dear Carl:

     The members of the Board of Directors have asked me to acknowledge receipt of your letter to us dated September 1, 1993 and to respond to it. Your letter refers to issues which we have been struggling with for many months. We are mindful of our obligation to act in the best interests of all stockholders. While we are aware of and sympathetic with your personal financial predicament, we cannot take actions which are unjustified, solely because of your financial situation.

     In our conversations a number of very important questions have been raised about your plans. Many of these questions have been asked previously. In all candor, I must tell you that the directors do not feel that they have received complete answers. To take responsible action, we all believe they must be answered candidly and fully. If you would be so kind as to provide us with written responses to the attached questions, we feel that we would then be in a position to sit down with you to discuss in detail your proposals. Carl, answering these questions could go a long way to help clear the air.

     We look forward to your prompt response to the attached questions and thereafter to a full and frank discussion of our mutual concerns regarding the future direction of the Company.

                                          Very truly yours,

                                          Kenneth Olsen

                                      VII-5

Carl Karcher Enterprises

Questions To Be Answered
September 3, 1993

     1. Who are the persons you are prepared to nominate to the board of directors to replace the present outside directors? What is their background and qualifications? Do any of them have any financial interest, understandings or agreements with you, William Theisen or GB Foods? If so, will you please furnish the specifics.

     2. What, if any, management changes do you propose to make in the Company, other than the changes in the board of directors? Are you planning to bring any new officers? If so, please provide specific information regarding these people and their positions. Furthermore, what assurances can you provide us that the present management team will be permitted to function without interference?

     3. What are the specifics of your business plan; and what are the changes in business strategy that you propose to make? With respect to any revenue enhancement or new marketing plans which you intend to pursue, please provide us with any market research and financial analyses that substantiates their validity.

     4. Your letter of September 1, 1993 states that the Company's current policy is unsuccessful. Please advise what elements of the Company's current business plan and marketing strategy are viewed by you as unsuccessful. Which such elements do you propose to change and what, specifically, are the nature of the changes?

     5. Is it intended that the proposal described in William Theisen's July 7, 1993 letter (or any similar proposal for joint marketing of the Green Burrito menu) be implemented? What if any changes would be made in the proposal, from that described in the July 7 letter? In connection with any proposal for joint marketing or other arrangements that would involve the Company and GB Foods, what if any understandings exist concerning loans, stock purchases or other financial accommodations from William Theisen, GB Foods or any of their affiliates for your benefit?

     6. What is the financial restructuring that was referred to in your press release dated September 1? Would such a restructuring affect or involve the Company or its assets? If the Company or its assets would be involved, what protections would there be to assure that the interests of the public stockholders would not be harmed? Would such a restructuring involve a present or potential change in control of the Company or of your stock in the Company? Who would be the parties, if any, who would gain or increase their interest in the Company?

     7. In recent conversations with directors you have referred to three persons who were prepared to resolve your personal financial problems if three of the current outside directors resigned. There has also been reference by you to a potential loan of more than $40 million if agreements were reached between the Company and Green Burrito. Please furnish the details of the arrangements referred to in order that the directors may consider their relevance and potential effect on the interests of the Company's stockholders.

     8. What changes are proposed to be made in the terms of your employment by the Company? Are any changes proposed to be made in the leases or other arrangements which presently exist between the Company and you?

     9. You have advised the board in various communications that several franchisees have expressed interest in and enthusiasm for the Green Burrito/Carl's Jr. dual concept idea. Please provide the names of those franchisees so that we may consider their interest in arranging a market test.

                                      VII-6

                                                        EXHIBIT 99.2 TO FORM 8-K

                                          July 7, 1993

MR. CARL N. KARCHER, CHAIRMAN
Carl Karcher Enterprises, Inc.
1200 North Harbor Boulevard
Anaheim, California 92801

        Re:  Letter of Intent

Dear Carl:

     This letter outlines the general terms and conditions under which we would proceed to strengthen and grow the businesses, sales and profits for Carl Karcher Enterprises, Inc. (CKE) and GB Foods Corporation (GBFC). Because you and I are also involving personal finances and taking personal financial risks with respect to other matters described herein this letter also references each of us individually by referencing you as "CNK" and me as "WT". Recognizing affiliated entities may be involved as a matter of necessity or expediency, for purposes of this letter, CNK includes by way of example, the Karcher Trust, or other related Karcher entities where appropriate; and WT includes, by way of example, other related Theisen entities, where appropriate.

     The transactions and events we desire to effectuate are as follows:

           1. CKE and GBFC shall enter into a mutually acceptable test store development agreement for ten (10) GBFC test stores. The development agreement will include the following terms:

             A. Identity of 10 locations, which may later be modified by mutual agreement.

             B. Expansion of the GBFC dual concept throughout the CKE stores if dual concept stores demonstrate annualized incremental sales increases averaging $300,000 per store. Such expansion may be carried out under a master franchise agreement for the CKE chain, or under a product licensing arrangement, as the parties may mutually determine.

           2. The Board of Directors will be elected to the Board of Directors of CKE and serve on the Board as Vice-Chairman.

           3. CKE will issue warrants to WT for 1,000,000 shares of CKE, exercisable at $8 per share on or before July 31, 1998, under a mutually acceptable warrant agreement.

           4. GBFC will issue warrants for 1,000,000 shares of GBFC exercisable at $12.00 per share, on or before July 31, 1998. The warrants will be issued to CKE and CNK in such proportion as mutually determined between CNK and CKE.

           5. Within sixty (60) days of request, CKE shall cause a registration statement which would permit secondary sales of all shares owned by CNK or WT, such registration rights to be transferable.

           6. WT understands the CKE Board may engage in a $10 million repurchase of shares from CNK.

                                      VII-7

           7. WT will loan CNK the sum of Six Million Dollars ($6,000,000.00) secured with a pledge of 857,142 shares of CKE. The loan agreement will provide for a maturity date of January 31, 1994, and, at the election of WT, shall be dischargeable in cash or with unencumbered shares of CKE. In the event WT elects repayment in the form of CKE shares, the shares shall be valued at $8.50 per share regardless of actual trading price on the repayment date. The loan agreement shall bear interest at the same rate specified in the Union Bank Credit Agreement, dated as of August 14, 1991. CNK shall provide consents from existing lenders as may be reasonably requested or required by WT or the lenders to accomplish this transaction.

           8. With the exception of the GBFC/Arby's test store in Los Angeles, during the period from the date of this letter to December 31, 1993, GBFC will not enter into discussions or negotiations with or enter into dual concept marketing arrangements with any other person west of the Continental Divide before 12/31/93. Likewise, CKE will not undertake or negotiate any other similar dual food concepts for such territory during the same period.

           9. During the period from the date of this letter to December 31, 1993, neither CNK nor CKE shall enter into discussions or negotiations with any other party regarding the sale or transfer of the stock of CKE or the sale or transfer of the assets of CKE except as contemplated herein. CKE will promptly communicate to WT the substance of any inquiry or proposal concerning any such transaction which may be received.

          10. WT will assist CNK in long-term capital and tax planning.

          11. All public announcements will be made by mutual agreement, but until the completion of mutually acceptable definitive agreements, no public announcements shall be made except as may be required by applicable law.

     To effectuate the foregoing, the Boards of CKE and GBFC must approve this Letter of Intent no later than July 10, 1993, and the definitive agreements must be developed and mutually agreed to no later than July 17, 1993, and ratified by the respective Boards no later than July 20, 1993. This letter constitutes a non-binding letter of intent. No party hereto will have any obligations to another party until definitive agreements have been negotiated, executed and delivered.

     If this letter accurately reflects your understanding, please sign the enclosed copy and return it to me immediately. Separate copies are also being provided for other appropriate signatories. If this letter is not signed by the appropriate persons and returned to me by July 10, 1993, this letter will be of no effect.

                                          Yours very truly,

                                          WILLIAM M. THEISEN

                                      VII-8

                                                        EXHIBIT 99.3 TO FORM 8-K

                                          August 6, 1993

Kenneth Olsen
324 Muirfield Road
Los Angeles, CA 90020

        Re:  CKE/Green Burrito

Dear Ken:

     As we discussed, Carl and I contacted William Theisen concerning Green Burrito's willingness to cover the costs of converting ten Carl's Jr. restaurants to accommodate the dual concept marketing approach which Carl Karcher Enterprises, Inc.'s ("CKE") Board of Directors is considering. While our firm does not represent CKE, the purpose of the call to Mr. Theisen was to attempt to limit CKE's up-front costs for conducting a dual concept test and to thereby limit CKE's risk if the dual concept is unsuccessful.

     We informed Mr. Theisen that CKE believed the conversion costs could be as high as $115,000 per unit and that converting ten units could require in excess of $1 million. Mr. Theisen stated that he and Green Burrito are confident of the success of the dual concept approach. As such, whatever the conversion costs are, either he or Green Burrito would cover 100% of the conversion costs for ten units on three conditions:

          1. That CKE and Green Burrito mutually agree to the locations;

          2. That Green Burrito receive a percentage of each unit's incremental sales attributable to the addition of Green Burrito (including increased soft drink sales) equal to the percentage Green Burrito is now receiving from the Arby's/Green Burrito test store in Long Beach (but no more than 2 1/2%); and,

          3. CKE agrees that, if the test is successful (based upon a mutually agreed upon standard and by a mutually agreed upon date), CKE will repay Mr. Theisen or Green Burrito the monies expended.

     Mr. Theisen also agreed that the monies he or Green Burrito expend will not bear interest. The only return will be the percentage Green Burrito earns on the incremental sales attributable to the addition of Green Burrito.

     Obviously, Mr. Theisen and Green Burrito are willing to take a substantial portion of the financial risk of the dual concept test. Carl and I found this very encouraging.

     If you or any of the other directors or management personnel wish to discuss the foregoing, please feel free to contact me or Mr. Theisen (who is being copied on this letter).

     Best regards.
                                          Very truly yours,

                                          LEWIS, D'AMATO, BRISBOIS & BISGAARD

                                          ANDREW F. PUZDER

cc: Carl N. Karcher
    William Theisen

                                      VII-9

                                                        EXHIBIT 99.4 TO FORM 8-K

                                          August 11, 1993

Kenneth Olsen
324 Muirfield Road
Los Angeles, CA 90020

Dear Ken:

     On August 6, 1993, we forwarded a letter to you concerning Green Burrito's willingness to cover the costs of converting ten Carl's Jr. restaurants to a dual concept format. That letter was written in the context of a proposal to the Company as initially set forth in a letter from Mr. Theisen dated July 7, 1993. As we understand it, Mr. Theisen is essentially proposing a dual concept test marketing of the Carl's Jr./Green Burrito dual concept, that he become a member of Carl Karcher Enterprises, Inc.'s ("CKE") Board of Directors and that CKE and GB Foods Corporation exchange warrants.

     Our letter was not intended to indicate that we had negotiated or attempted to negotiate with Mr. Theisen concerning the principal terms of his proposal. Carl and I simply called Mr. Theisen, after discussing this subject with you, to confirm that as a part of his proposal Green Burrito would cover the costs of converting ten Carl's Jr. restaurants to a dual concept format.

     If there was any confusion, I apologize.

     As we discussed, I am forwarding a copy of this letter and our August 6, 1993 letter to the other Board Members and Rick Celio. If anyone would like to discuss this matter further, please feel free to call me.

                                          Very truly yours,

                                          LEWIS, D'AMATO, BRISBOIS & BISGAARD

                                          ANDREW F. PUZDER

cc:  Richard C. Celio, Esq.
     Peter Churm
     Donald E. Doyle
     Daniel W. Holden, Esq.
     Carl L. Karcher
     Kenneth Olsen
     Elizabeth Sanders

                                     VII-10

                         CARL KARCHER ENTERPRISES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1994


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated April 14, 1994, and hereby appoints Donald E. Doyle and Loren C. Pannier as Proxies (each with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution), to represent and to vote, as designated below, all the shares of common stock of Carl Karcher Enterprises, Inc. held of record by the undersigned on April 13, 1994, at the Special Meeting of Shareholders to be held on April 25, 1994, or any adjournment or postponement thereof.


    1.  REINCORPORATION PROPOSAL.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

    2. In their discretion, the Proxies are authorized to vote upon such other business as may be properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE REINCORPORATION PROPOSAL.

    Please sign exactly as the name appears below. When shares are held by joing tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. if a partnership, please sign in partnership name by authorized person.
                                                      Dated:              , 1994

                                                      --------------------------
                                                              Signature

                                                      --------------------------
                                                      Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.